Exhibit 10.1

EXECUTION COPY

CONSTRUCTION AGREEMENT

for the

CREOLE TRAIL PIPELINE - SEGMENT 2 PROJECT

ALTERNATE ROUTE SINGLE LINE OPTION

by and between

CHENIERE CREOLE TRAIL PIPELINE, L.P.

as Owner

and

SUNLAND CONSTRUCTION, INC.

as Contractor

Dated as of the 5th Day of January, 2007

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS	7
2.1	Status of Contractor	7
2.2	Key Personnel	7
2.3	Subcontractors and Sub-subcontractors	7
2.4	Subcontracts and Sub-subcontracts	7
2.5	Contractor Investigations of the Site and Differing Site Conditions	7

ARTICLE 3	CONTRACTOR’S RESPONSIBILITIES	8
3.1	Scope of Work	8
3.2	Specific Obligations	8
3.3	Contractor’s Tools and Construction Equipment	8
3.4	Employment of Personnel	9
3.5	Clean-up	9
3.6	Safety and Security	9
3.7	Emergencies	9
3.8	Books, Records and Audits.	9
3.9	Temporary Utilities, Roads, Facilities and Storage	10
3.10	Hazardous Materials	10
3.11	Reports and Meetings	10
3.12	Title to Materials Found	10
3.13	Cooperation with Others	11
3.14	Responsibility for Property	11
3.15	Used or Salvaged Materials	11
3.16	Compliance with Real Property Interests	11
3.17	Review of Shop Drawings	11
3.18	Layout	11
3.19	Substitutions	12

ARTICLE 4	OWNER’S RESPONSIBILITIES	12
4.1	Payment	12
4.2	Access to the Site	12
4.3	Owner-Provided Equipment	12
4.4	Engineering	12
4.5	Permits	12

ARTICLE 5	COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS	12
5.1	Commencement of Work at the Site	12
5.2	Project Schedule	12
5.3	CPM Schedule	13
5.4	Recovery and Recovery Schedule	13
5.5	Acceleration and Acceleration Schedule	14

ARTICLE 6	CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY	14
6.1	Change Orders Requested by Owner	14
6.2	Change Orders Requested by Contractor	15
6.3	Estimated Contract Price Adjustment; Contractor Documentation	16
6.4	Change Orders Act as Accord and Satisfaction	16
6.5	Timing Requirements for Notifications and Change Order Requests by Contractor	16
6.6	Adjustment Only Through Change Order	17
6.7	Force Majeure	17
6.8	Delay Caused by Owner or Delay Caused by Changes in the Work	18
6.9	Delay	18

i

6.10	Contractor Obligation to Mitigate Delay	18

ARTICLE 7	CONTRACT PRICE AND PAYMENTS TO CONTRACTOR	18
7.1	Contract Price and Estimated Contract Price	18
7.2	Interim Payments	18
7.3	Final Completion and Final Payment	19
7.4	Payments Not Acceptance of Work	19
7.5	Payments Withheld	19
7.6	Release of Retainage	19

ARTICLE 8	TITLE AND RISK OF LOSS	20
8.1	Title	20
8.2	Risk of Loss	20

ARTICLE 9	INSURANCE AND PAYMENT AND PERFORMANCE BONDS	20
9.1	Insurance	20
9.2	Payment and Performance Bonds	20

ARTICLE 10	DOCUMENTATION	20
10.1	Patents and Royalties	20
10.2	Owner Provided Documents	20

ARTICLE 11	MECHANICAL COMPLETION, SUBSTANTIAL COMPLETION, AND FINAL COMPLETION	21
11.1	Notice and Requirements for Mechanical Completion	21
11.2	Notice and Requirements for Substantial Completion	21
11.3	Punchlist	21
11.4	Notice and Requirements for Final Completion	22
11.5	Partial Occupancy and Use	22
11.6	Long-Term Obligations	22

ARTICLE 12	WARRANTY AND CORRECTION OF WORK	22
12.1	Warranty	22
12.2	Correction of Work Prior to Substantial Completion	23
12.3	Correction of Work After Substantial Completion	23
12.4	Assignability of Warranties	24

ARTICLE 13	TIMELY COMPLETION	24
13.1	Timely Completion	24

ARTICLE 14	CONTRACTOR REPRESENTATIONS	24
14.1	Corporate Standing	24
14.2	No Violation of Law	24
14.3	Licenses	24
14.4	No Breach	24
14.5	Financial Solvency	24
14.6	No Conflicts of Interest	24

ARTICLE 15	DEFAULT, TERMINATION AND SUSPENSION	25
15.1	Default by Contractor	25
15.2	Termination for Convenience by Owner	26
15.3	Suspension of Work	26
15.4	Suspension by Contractor	27
15.5	Termination by Contractor	27

ARTICLE 16	INDEMNITIES	27
16.1	General Indemnification	27
16.2	Lien Indemnification	28

16.3	Attorneys’ Fees	28
16.4	Enforceability	28

ARTICLE 17	DISPUTE RESOLUTION	29
17.1	Negotiation	29
17.2	Arbitration	29
17.3	Continued Performance	30

ARTICLE 18	CONFIDENTIALITY	30
18.1	Contractor’s Obligations	30
18.2	Exceptions	30
18.3	Equitable Relief	30
18.4	Term	30
18.5	Disclosure and Filings	31

ARTICLE 19	MISCELLANEOUS PROVISIONS	31
19.1	Entire Agreement	31
19.2	Amendments	31
19.3	Interpretation	31
19.4	Notice	31
19.5	Severability	31
19.6	Assignment	31
19.7	No Waiver	32
19.8	Governing Law	32
19.9	No Publicity	32
19.10	Counterparts	32
19.11	Owner Parent Guaranty	32
19.12	Survival	32

LIST OF ATTACHMENTS AND SCHEDULES

ATTACHMENT A	Contract Documents

ATTACHMENT B	Key Personnel

ATTACHMENT C	Form of Notice to Proceed

ATTACHMENT D SCHEDULE D-1 SCHEDULE D-2 SCHEDULE D-3	Form of Change Order Change Order Form Unilateral Change Order Form Pricing for Change Orders

ATTACHMENT E	Project Schedule

ATTACHMENT F	Insurance Requirements

ATTACHMENT G	Form of Contractor’s Invoice

ATTACHMENT H SCHEDULE H-1 SCHEDULE H-2	Form of Payment and Performance Bonds Form of Payment Bond Form of Performance Bond

ATTACHMENT I SCHEDULE I-1 SCHEDULE I-2 SCHEDULE I-3 SCHEDULE I-4

Form of Lien and Claim Waivers

Contractor’s Interim Lien and Claim Waiver

Subcontractor’s Interim Lien and Claim Waiver

Contractor’s Final Lien and Claim Waiver

Subcontractor’s Final Lien and Claim Waiver

ATTACHMENT J	Pricing Schedule

ATTACHMENT K	Project Scope of Work

ATTACHMENT L	Approved Subcontractors

ATTACHMENT M	Contractor Assumptions and Clarifications

ATTACHMENT N	Guaranty Agreement

CONSTRUCTION AGREEMENT

THIS CONSTRUCTION AGREEMENT (this “Agreement”), dated as of the 5th Day of January, 2007 (the “Effective Date”), is entered into by and between Cheniere Creole Trail Pipeline, L.P., a limited partnership organized under the laws of the State of Delaware (“Owner”), and Sunland Construction, Inc., a company organized under the laws of the State of Louisiana (“Contractor” and, together with Owner, each a “Party” and together the “Parties”).

WHEREAS, Owner is developing the Creole Trail Pipeline Segment 2 Project, Alternate Route Single Line Option, consisting of approximately 23.39 miles of 42-inch diameter natural gas pipeline (as more fully described below, the “Project”) to be located in Cameron and Calcasieu Parishes, Louisiana (the “Site”) all as further described herein; and

WHEREAS, Owner desires to enter into an agreement with Contractor to provide construction services for the Project; and

WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to provide the foregoing construction services;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Section 1.1.

“AAA” has the meaning set forth in Section 17.2.

“AAA Rules” has the meaning set forth in Section 17.2

“Acceleration Schedule” has the meaning set forth in Section 5.5.

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” means this Agreement for the performance of the Work (including all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with this Agreement.

“Applicable Law” means all laws, statutes, ordinances, codes, regulations, certifications, orders, decrees, injunctions, licenses, Permits, approvals, agreements, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over all or any portion of the Site or the Project or performance of all or any portion of the Work, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder or the interpretation or application of this Agreement, including (i) any and all Permits, and (ii) any Applicable Law related to (a) conservation, improvement, protection, pollution, contamination or remediation of the environment or (b) Hazardous Materials or any handling, storage, release or other disposition of Hazardous Materials.

“Books and Records” has the meaning set forth in Section 3.8.

“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.

“Change Order” means a written order issued by Owner to Contractor after the execution of this Agreement, in the form of Schedule D-2, or a written instrument signed by both Parties after the execution of this Agreement in the form of Schedule D-1, that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of this Agreement. Owner and Contractor are entitled to a Change Order in accordance with Article 6.

“Changed Criteria” has the meaning set forth in Section 6.1A.

“Claims” has the meaning set forth in Section 16.1A.

“Construction Equipment” means the equipment, machinery, structures, scaffolding, materials, tools, supplies and systems, purchased, owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work, but not intended for incorporation into the Project.

“Contract Documents” mean the documents that establish the rights and obligations of the parties engaged in the Work, which include this Agreement, Attachments and Schedules to this Agreement, other documents listed in this Agreement, Drawings, Specifications, and Change Orders. An enumeration of the Contract Documents appears in Attachment A in order of priority, with the Contract Document having the highest priority listed first. In the event of any variance or conflict between a provision in one Contract Document and a provision in another Contract Document, the Contract Document with the higher priority and the greater obligation shall control. In the event of a conflict within the same Contract Document, explanatory notes take precedence over graphic indications, larger scale drawings and details take precedence over smaller scale drawings, and figured dimensions take precedence over scaled dimensions.

“Contract Price” has the meaning set forth in Section 7.1.

“Contractor” has the meaning set forth in the preamble.

“Contractor Indemnified Parties” means Contractor and its Affiliates and its and their directors, officers, agents, partners, and employees. A “Contractor Indemnified Party” means any of the Contractor Indemnified Parties.

“Contractor Representative” means that Person or Persons designated by Contractor in a written notice to Owner and acceptable to Owner, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work, including making changes in the Work. Contractor designates Louis Ledet as the Contractor Representative who is a Key Person.

“Corrective Work” has the meaning set forth in Section 12.3.

“CPM Schedule” has the meaning set forth in Section 5.3A.

“Day” means a calendar day.

“Default” has the meaning set forth in Section 15.1A.

“Defect” or “Defective” has the meaning set forth in Section 12.1A.

“Defect Correction Period” means the period commencing upon Substantial Completion and ending twelve months (12) months thereafter as may be extended pursuant to Section 12.3B.

“Dispute” has the meaning set forth in Section 17.1.

“Dispute Notice” has the meaning set forth in Section 17.1.

“Drawings” means the graphic and pictorial documents (in written or electronic format) showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams which are prepared by Engineer and itemized in Attachment A.

“Effective Date” has the meaning set forth in the preamble.

“Engineer” means the design professional engaged by Owner to provide certain design, engineering and administrative services required in the agreement between them. Engineer will, to the extent specified in the agreement between Owner and Engineer, act for or on behalf of Owner with respect to Owner’s rights, remedies and obligations under this Agreement. Except as specifically provided in this Agreement, references to Engineer shall mean Owner’s Engineer for the Project which is Project Consulting Services, Inc.

“Equipment” means all equipment, vessels, materials, supplies and systems required for the completion of and incorporation into the Work, excluding only the Owner-Provided Equipment.

“Estimated Contract Price” is the value set forth in Section 4 of Attachment J.

“Final Completion” means that all Work and all other obligations under the Agreement for the Project (except for that Work and obligations that survive the termination or expiration of this Agreement), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the successful achievement of Substantial Completion; (ii) the completion of all Punchlist items and delivery by Contractor to Owner of all Warranties relating to such Punchlist items; (iii) delivery by Contractor to Owner of a fully executed Final Lien and Claim Waiver in the form of Schedule I-3; (iv) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications and Owner’s Confidential Information; (v) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, waste, materials, rubbish, Hazardous Materials, Construction Equipment, and temporary facilities; (vi) delivery by Contractor to Owner of evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully and finally paid, including fully executed Final Lien and Claim Waivers from all Major Subcontractors in the form in Schedule I-4; and (vii) performance by Contractor of all other obligations required under this Agreement for Final Completion.

“Final Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor and Major Subcontractors in accordance with the requirements of Section 7.3.

“Force Majeure” means catastrophic storms, named tropical storms, floods, tornadoes, hurricanes, earthquakes and other acts of God, wars, civil disturbances, terrorist attacks, revolts, insurrections, sabotage, commercial embargoes, epidemics, fires, explosions and actions of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party; provided that such act or event (i) delays or renders impossible the affected Party’s performance of its obligations under this Agreement, (ii) is beyond the reasonable control of the affected Party, not due to its fault or negligence and was not reasonably foreseeable, and (iii) could not have been prevented or avoided by the affected Party through the exercise of due diligence, including the expenditure of any reasonable sum taking into account the Estimated Contract Price. For avoidance of doubt, Force Majeure shall not include any of the following (unless otherwise caused by Force Majeure): (a) economic hardship, (b) changes in market conditions, (c) late delivery or failure of Equipment or Construction Equipment, (d) labor availability, strikes, or other similar labor actions, or (e) climatic conditions (including rain, snow, wind, temperature and other weather conditions), tides, or seasons.

“Fixed Unit Price” has the meaning set forth in Section 1 of Attachment J.

“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, board or commission having jurisdiction over a Party or any portion of the Work, the Project or the Site.

“Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (a) “hazardous substances” as defined in 42 U.S.C. § 9601(14), (b) “chemicals” subject to regulation under Title III of the Superfunds Amendments and Reauthorization Act (“SARA”) of 1986, (c) natural gas liquids, liquefied natural gas or synthetic gas, (d) any petroleum, petroleum-based products or crude oil or any fraction, or (e) any other chemical, waste, material, pollutant, contaminant or any other substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality or which may be the subject of liability for damages, costs or remediation.

“Indemnified Party” means any Owner Indemnified Party or Contractor Indemnified Party, as the context requires.

“Indemnifying Party” means Owner or Contractor, as the context requires.

“Interim Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor and, if requested, certain Subcontractors in accordance with the requirements of Section 7.2C.

“Invoice” means Contractor’s request for a payment pursuant to Section 7.1 for progress payments and pursuant to Section 7.3 for final payment, which invoices shall be in the form of Attachment G.

“Item” has the meaning set forth in Section 1 of Attachment J.

“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2.

“Letter of Intent” has the meaning set forth in Section 19.1.

“Lump Sum Amount” has the meaning set forth in Section 1 of Attachment J.

“Lump Sum Work” has the meaning set forth in Section 1 of Attachment J.

“Major Subcontract” means (i) any Subcontract having an aggregate value in excess of Two Hundred Fifty Thousand U.S. Dollars (U.S.$250,000) or (ii) multiple Subcontracts with one Subcontractor that have an aggregate value in excess of Two Hundred Fifty Thousand U.S. Dollars (U.S.$250,000).

“Major Subcontractor” means any Subcontractor with whom Contractor enters, or intends to enter, into a Major Subcontract.

“Measured Quantity” is the actual quantity of each individual Item of Unit Price Work completed in accordance with the Contract Documents, as measured by Contractor and approved by Owner, in units of measure specified in the Schedule of Fixed Prices. Measured Quantities shall not include unused quantities or quantities for unauthorized or unapproved Work or for Work that is Defective.

“Mechanical Completion” means that all of the following has occurred in accordance with this Agreement: (i) Contractor has completed all construction, procurement, fabrication, assembly, erection, installation, inspection and non-destructive testing; (ii) Contractor has completed a gauging/caliper pig run, and made any required repairs; (iii) Contractor has completed hydrostatic testing to ensure that the Work was correctly constructed, procured, fabricated, assembled, erected, installed and tested, and is capable of being operated safely and reliably; (iv) Contractor has dewatered and dried the Work to a dewpoint of negative thirty-eight degrees Fahrenheit (-38ºF); (v) Contractor has delivered notice to Owner that all of the requirements under this Agreement for Mechanical Completion have occurred and the Work is ready for Natural Gas Operations; (vi) Owner has accepted such Contractor notice as set forth in Section 11.1; and (vii) Contractor has performed all other obligations required under the Contract Documents for Mechanical Completion.

“Natural Gas Operations” means that all of the following has occurred: (i) Owner has purged the Work of air, nitrogen or other inert gasses following construction by Contractor; and (ii) the Owner is capable of utilizing the Work in performance of its intended commercial operations.

“Notice to Proceed” or “NTP” has the meaning set forth in Section 5.1.

“Owner” has the meaning set forth in the preamble.

“Owner Indemnified Parties” means (i) Owner, its parent, Affiliates, (ii) landowners granting Owner or an Affiliate of Owner rights-of-way, servitudes and/or similar real property interests, and/or licenses or user permits, and any person or entity acquiring rights through such landowners, (iii) the respective co-owners, partners, joint venturers, members, directors, officers, agents, and employees of each Person specified in clauses (i) and (ii) above. An “Owner Indemnified Party” means any one of the Owner Indemnified Parties.

“Owner Representative” means that Person or Persons designated by Owner in a written notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work. Owner designates Al Bartz as the Owner Representative. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

“Owner’s Confidential Information” has the meaning set forth in Section 18.1.

“Owner-Provided Equipment” means the equipment listed in Attachment K to be provided by Owner to Contractor. Such Owner-Provided Equipment will be assembled, erected and installed by Contractor.

“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.

“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Project, the Site or the Work.

“Person” means any individual or any company, joint venture, corporation, partnership, association, limited liability company, unincorporated organization or other entity having legal capacity, including the Parties, any Subcontractors and Sub-subcontractors, and their respective directors, officers, agents and employees.

“Progress Reports” has the meaning set forth in Section 3.11A.

“Project” has the meaning set forth in the recitals and more fully described in Project Scope of Work described in Attachment K.

“Project Schedule” means the schedule of dates in which Contractor is required to achieve certain stages of completion of the Work, including the Required Mechanical Completion Date, Required Substantial Completion Date, and Required Final Completion Date, as more particularly described in Section 5.2 and in Attachment E.

“Punchlist” means a list of those finishing items required to complete the Work, the completion of which shall not interrupt, disrupt or interfere with the safe and reliable operation or use of all or any part of the Project as more fully described in Section 11.3 of this Agreement.

“Record As-Built Drawings and Specifications” means final, record Drawings and Specifications showing the “as-built” conditions of the completed Work.

“Recovery Schedule” has the meaning set forth in Section 5.4.

“Required Final Completion Date” has the meaning set forth in Section 5.2C.

“Required Mechanical Completion Date” has the meaning set forth in Section 5.2A.

“Required Substantial Completion Date” has the meaning set forth in Section 5.2B.

“Retainage” means an amount equal to five percent (5%) to be withheld from each payment up to Final Completion. At Final Completion, retainage shall be released in accordance with Section 7.6.

“Schedule of Fixed Prices” means the detailed schedule of Unit Price Work and Lump Sum Work set forth in Section 4 of Attachment J (as may be modified by Change Order) allocating the Estimated Contract Price among the various portions of the Work. The Schedule of Fixed Prices shall be used as a basis to determine the percent completion of the Lump Sum Work and the Fixed Unit Price for the purposes of calculating payments owed to Contractor.

“Site” has the meaning set forth in the recitals and includes the permanent easement, temporary workspace, additional temporary workspace, access roads and staging areas, all as more fully identified in the vicinity map and alignment sheets itemized in Attachment A.

“Specifications” means those documents consisting of the written requirements for Equipment standards and workmanship for the Work, assembly, erection and installation of the Owner-Provided Equipment, and performance of related services, which are prepared by Engineer.

“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means any Person who has a direct contract with Contractor to manufacture or supply Equipment which is a portion of the Work, to lease Construction Equipment to Contractor in connection with the Work, to install Owner-Provided Equipment, to perform a portion of the Work or to otherwise furnish labor or Equipment.

“Substantial Completion” means the stage in the progress of the Work following Mechanical Completion, as certified by the Engineer and agreed to by Owner, when the Work is complete in accordance with the Contract Documents except for Work on the Punchlist in accordance with the requirements of this Agreement. Without limiting the generality of the foregoing, the Work shall not be considered Substantially Complete until all of the following have occurred: (i) Contractor and Owner have agreed upon a Punchlist of items as set forth in Section 11.3; (ii) any undisputed damages due and owing to Owner have been paid (directly or by offset at Owner’s sole discretion); (iii) the entire Work has been completed (including training, manuals and the delivery of all documentation required hereunder), except for Work on the Punchlist, in accordance with the requirements of this Agreement; (iv) Contractor has obtained all Permits for the Work as required by the Contract Documents; (v) Contractor has delivered to Owner a fully executed Interim Lien and Claim Waiver in the form of Schedule I-1, fully executed Interim Lien and Claim Waivers from Major Subcontractors in the form of Schedule I-2, covering all Work up to the date of Substantial Completion; (vi) Contractor has assigned to or provided Owner with all Warranties (other than those Warranties related to Punchlist items) to the extent Contractor is obligated to do so pursuant to the Contract Documents; (vii) Contractor has delivered notice to Owner that all of the requirements under this Agreement for Substantial Completion have occurred, and Owner has accepted such notice as set forth in Section 11.2; and (viii) Contractor has performed all other obligations required under the Contract Documents for Substantial Completion.

“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.

“Sub-subcontractor” means any Person who has a direct or indirect contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Equipment which comprises a portion of the Work, to lease Construction Equipment to Subcontractor or another Sub-subcontractor in connection with the Work, to install Owner-Provided Equipment, to perform a portion of the Work or to otherwise furnish labor or Equipment.

“Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including value-added, sales and use taxes, gross receipts, license, payroll, federal, state, local or foreign income, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.

“Unit Price Work” has the meaning set forth in Section 1 of Attachment J.

“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.

“Work” means all obligations, duties and responsibilities required of Contractor pursuant to this Agreement, including all construction, procurement, fabrication, erection, installation, manufacture, delivery, transportation and storage of Equipment and Construction Equipment assembly, erection and installation of Equipment and Owner-Provided Equipment delivery, transportation, storage, workmanship, labor, inspection and any other services, work or things furnished or used or required to be furnished or used, by Contractor in the performance of this Agreement, including that set forth in Section 3.1, Attachment K and any Corrective Work. The Work includes all Unit Price Work and Lump Sum Work.

1.2 The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) and a reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.

ARTICLE 2

RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

2.1 Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and authoritative control over the Work as to the manner, means or details as to how to perform the Work. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner.

2.2 Key Personnel. Attachment B sets forth a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization who shall be assigned to the Work. Owner shall have the right, but not the obligation, at any time to request that Contractor replace any Key Person with another employee acceptable to Owner. In such event, Contractor shall replace such Key Person without additional expense to Owner. Key Personnel shall not be removed or reassigned without Owner’s prior written approval.

2.3 Subcontractors and Sub-subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work performed by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors. All Subcontractors and Sub-subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. All Subcontracts and Sub-subcontracts shall be consistent with the terms of this Agreement. NO SUBCONTRACTOR OR SUB-SUBCONTRACTOR IS INTENDED TO BE OR SHALL BE DEEMED A THIRD-PARTY BENEFICIARY OF THIS AGREEMENT. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of Persons employed by any of them, as Contractor is for the acts or omissions of Persons directly employed by Contractor. The work of any Subcontractor or Sub-subcontractor shall be subject to inspection by Owner and its representatives to the same extent as the Work of Contractor. All Subcontractors and Sub-subcontractors and their respective personnel are to be instructed by Contractor in the terms and requirements of Owner-approved safety and environmental protection policies and procedures. In the event that any personnel do not adhere to such policies and procedures, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any adjustment of the Estimated Contract Price or Project Schedule as a result of compliance with such policies and procedures or any removal of personnel necessitated by non-compliance.

2.4 Subcontracts and Sub-subcontracts.

A. Proposed Subcontractors. Attachment L sets forth a list of Subcontractors that Contractor and Owner have agreed are approved Subcontractors for the performance of that portion of the Work specified in Attachment L. In the event Contractor is considering the selection of a Subcontractor not listed in Attachment L, Contractor shall, within seven (7) Days, prior to the selection of such Subcontractor, notify Owner in writing of the intended selection of such Subcontractor and inform Owner generally what portion of the Work such Subcontractor is performing. Owner shall have the discretion to accept or reject any proposed Subcontractor, and Contractor shall not enter into any Subcontract with a proposed Subcontractor that is rejected by Owner. Owner shall either accept or reject such proposed Subcontractor within seven (7) Days but shall use commercially reasonable efforts to provide a response to Contractor as soon as possible. Approval by Owner of any Subcontractors does not relieve Contractor of any responsibilities under this Agreement.

B. Terms of Subcontracts and Sub-subcontracts. In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, each Subcontract and each Sub-subcontract shall contain all provisions required by the Contract Documents or necessary to enable Contractor to comply with the terms thereof, including that such Subcontract or Sub-subcontract may be assigned to Owner without the consent of the respective Subcontractor or Sub-subcontractor.

2.5 Contractor Investigations of the Site and Differing Site Conditions. Contractor has reviewed all information provided by Owner as to the Site conditions. Contractor warrants that it has the experience, resources, qualifications and capabilities at its disposal to perform the Work in accordance with the Project Schedule. If concealed or unknown conditions be encountered below the surface of the ground or in existing structures which are at variance with information, if any, furnished by Owner in writing under the Contract Documents, or which are of an unusual nature, differing materially from those ordinarily encountered and generally recognized as inherent in work of the character provided for in this Agreement, then the Estimated Contract Price, Required Mechanical Completion Date, Required Substantial Completion Date, and Required Final Completion Date may be adjusted by Change Order; provided, however, that Contractor shall notify Owner of such concealed or unknown condition within twenty-four (24) hours of its discovery and comply with all other requirements for Change Orders identified in Article 6. Upon discovery, Contractor shall use commercially reasonable efforts not to further disturb such conditions.

ARTICLE 3

CONTRACTOR’S RESPONSIBILITIES

3.1 Scope of Work. The Work shall include all Equipment, Construction Equipment, labor, workmanship, inspection, manufacture, fabrication, installation, delivery, transportation, storage, assembly, erection and installation of Owner-Provided Equipment and all other items or tasks that are set forth in the Contract Documents to construct the Project. Contractor shall perform the Work in accordance with Applicable Law and all other terms and provisions of the Contract Documents. It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Project in accordance with the Contract Documents, provided, however, that Contractor’s Scope of Work does not include any work to be performed by Owner or by others performing under separate contracts with Owner, including any engineering or design contractors. For the avoidance of doubt, performance of the Work hereunder shall be independent of any of Owner’s other projects to be performed by Contractor under a separate contract with Owner or to be performed by any of Owner’s other contractors.

3.2 Specific Obligations. Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:

A. procure, supply, transport, handle, properly store, assemble, erect and install all Equipment;

B. receive and unload Owner-Provided Equipment at the Site or other off-Site locations designated by Owner, store such Owner-Provided Equipment at the Site or such off-Site location, transport (if applicable) such Owner-Provided Equipment from such off-Site location to the Site, and assemble, erect and install the Owner-Provided Equipment in accordance with this Agreement, including as required under Attachment K;

C. negotiate all guarantees, warranties, delivery schedules and performance requirements with all Subcontractors so that all Subcontracts are consistent with this Agreement, as set forth in Sections 2.3 and 2.4;

D. pay Subcontractors in a timely fashion in accordance with the respective Subcontracts;

E. ensure that the Work is performed in accordance with the Project Schedule;

F. obtain all Permits required to be obtained in the name of Contractor;

G. prepare and furnish to Owner one (1) set of Record As-Built Drawings and Specifications, as applicable;

H. replace any Subcontractor(s) who fails to perform its Subcontract obligations; and

I. obtain and manage all utilities as required by this Agreement, including those required by Section 3.9.

3.3 Contractor’s Tools and Construction Equipment. Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in strict compliance with this Agreement. Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all Construction Equipment owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in performing the Work. Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors and Sub-subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against the Owner Indemnified Parties.

3.4 Employment of Personnel.

A. Contractor shall not employ, or permit any Subcontractor or Sub-subcontractor to employ, in connection with its performance under this Agreement anyone not skilled or qualified or anyone who is otherwise unfit to perform the work assigned to such Person. Contractor agrees to promptly remove (or to require any Subcontractor or Sub-subcontractor to remove) from its services in connection with the Work any Person who does not meet the foregoing requirements. NOTWITHSTANDING THE FOREGOING, OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, OF WHATSOEVER KIND OR NATURE, WHICH MAY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TERMINATING THE EMPLOYMENT OF OR REMOVING FROM THE WORK ANY SUCH EMPLOYEE WHO FAILS TO MEET THE FOREGOING REQUIREMENTS FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED FROM THE WORK. Contractor shall replace any such employee at its sole cost and expense.

B. Contractor and its Subcontractors and Sub-subcontractors and the personnel of any of them shall not bring onto the Site: (i) any firearm of whatsoever nature or any other object which in the sole judgment of Owner is determined to be a potential weapon, unless Applicable Law requires Owner to allow such items on the Site; (ii) alcoholic beverages of any nature; (iii) any substance that creates a hazard and not related to the Work; (iv) illegal or non-prescription drugs of any nature; or (v) any prescription drugs without a valid prescription. Contractor and its Subcontractors and Sub-subcontractors shall abide by and enforce the requirements of this Section 3.4B, and shall immediately remove from the Work and the Site, in accordance with Section 3.4A, any employee or agent of Contractor, Subcontractor or Sub-subcontractor who, in Owner’s sole judgment, has violated the requirements of this Section 3.4B.

3.5 Clean-up. Contractor shall, to Owner’s satisfaction, at all times keep the Site free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors. Without limitation of the foregoing, Contractor shall clean up all such waste materials or rubbish at Owner’s request with reasonable notice. As soon as practicable after the completion of all Punchlist items, Contractor shall with respect to such Work remove, at its own cost, all Construction Equipment and other items not constituting part of the Project and remove all waste material and rubbish from the Site in accordance with industry standards, Permits and this Agreement. In the event of Contractor’s failure to comply with this Section, Owner may accomplish the same; provided, however, Contractor shall be liable for and pay to Owner all costs associated with such removal.

3.6 Safety and Security. Contractor recognizes that safety and physical security are of paramount importance in the performance of the Work, and that Contractor is responsible for performing the Work in a safe and physically secure manner. Contractor agrees to provide or cause to be provided necessary training and safety Construction Equipment, including properly functioning personal protective equipment as appropriate and necessary for the performance of the Work, to its employees, Subcontractors and Sub-subcontractors and enforce the use of such training and safety Construction Equipment. Contractor also agrees to provide a Site safety representative who shall be on-Site at all times during performance of the Work. Contractor shall maintain all accident, injury and any other records required by Applicable Law and this Agreement. Contractor shall comply with all safety requirements imposed by Applicable Law for the safety of Persons or property and shall conduct all Services in a safe and responsible manner.

3.7 Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, the Project or the Site, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor has not taken reasonable precautions for the safety of the public or the protection of the Work, and such failure creates an emergency requiring immediate action, then Owner may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability.

3.8 Books, Records and Audits. Contractor shall keep full and detailed books, construction logs, records, daily reports, accounts, schedules, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement, as required under Applicable Law or this Agreement, and in any way relating to this Agreement (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with generally accepted accounting principles applicable in the United States, and shall retain all such Books and Records for a minimum period of three (3) years after Final Completion of the Project, or such greater period of time as may be required under Applicable Law. Upon reasonable notice, Owner and any of its representatives shall have the right to audit or to have audited Contractor’s Books and Records with respect to: (i) any documents relating to safety, security, quality or Permits, and (ii) any amounts billed under unilateral Change Orders executed in accordance with this Agreement; provided, however, such parties shall not have the right to audit or have audited Contractor’s Books and Records in connection with the internal composition of any compensation that is fixed in amount hereunder, such as the composition of any fixed or unit pricing or the composition of any markups, fixed percentages or multipliers. When requested by Owner, Contractor shall provide the auditors with reasonable access to all such Books and Records, and Contractor’s personnel shall cooperate with the auditors to effectuate the audit or audits hereunder. The auditors shall have the right to copy all such Books and Records. Contractor shall bear at its own cost and expense all costs incurred by it in assisting Owner with audits performed pursuant to this Section 3.8. Contractor shall include audit provisions identical to this Section 3.8 in all Subcontracts. The restrictions in this Section 3.8 to the audit rights shall not control over any rights such parties have under Applicable Law in discovery in any arbitration arising out of Section 17.2 of this Agreement.

3.9 Temporary Utilities, Roads, Facilities and Storage. Contractor shall provide, maintain, and remove from the Site upon Final Completion of the Work, all temporary offices, structures for the use of its employees, sheds, and storage facilities, complete with all related utilities (i.e., electricity, water, communication, cable, telephone, waste and sewer). Contractor shall provide all temporary utilities necessary to perform and test the Work. Contractor shall construct and maintain temporary access and haul roads as may be necessary for the proper performance of the Work. Roads constructed on the Site shall be subject to Owner’s written approval. All Equipment and other items comprising part of the Work stored at a location other than on the Site shall be segregated from other goods, and shall be clearly marked as “Property of Cheniere Creole Trail Pipeline, L.P.” Contractor shall maintain storage areas for such Equipment and other items in an orderly condition.

3.10 Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials on the Site; provided, however, that Contractor may bring onto the Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Applicable Law and the Contract Documents, and Contractor shall remain responsible and strictly liable for all such Hazardous Materials. If Contractor or any Subcontractor or Sub-subcontractor encounter pre-existing Hazardous Materials at the Site, and Contractor or any Subcontractor or Sub-subcontractor knows or suspects that such material is Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall immediately stop Work in the affected area and notify Owner and Engineer. If under such circumstances Contractor or any of its Subcontractors or Sub-subcontractors fail to stop Work and notify Owner, Contractor shall be responsible and liable to Owner in accordance with Section 16.1E. Contractor shall, at its own expense, dispose of all non-hazardous wastes and Hazardous Materials generated during performance of the Work at Owner-approved disposal facilities off-Site which permitted to receive such wastes and Hazardous Materials.

3.11 Reports and Meetings.

A. Reports. Contractor shall provide Owner with one (1) hardcopy and one (1) electronic copy of progress reports and such other information as reasonably requested by Owner, including (i) safety incident reports within three (3) Business Days of the occurrence of any such incident, including “near miss” incidents wherein no individual was injured or property was damaged; provided, however, preliminary safety incident reports shall be provided within twenty-four (24) hours of such incident; and (ii) progress reports twice per month (“Progress Reports”), in a form acceptable to Owner reflecting the actual progress of the Work against the CPM Schedule, including information on the status of materials and Equipment which may be in the course of preparation or manufacture. Contractor shall submit the Progress Report with the Invoice for such period, and the Progress Report shall cover activities up through the end of the previous period. Contractor shall provide Owner with the number of copies of such reports and shall arrange for the distribution thereof as Owner may reasonably request.

B. Meetings. As requested by Owner, Contractor shall meet with Owner, and secure the attendance of those personnel whose attendance may be requested by Owner. At a minimum, meetings shall be held twice per month to review the Progress Report for that period.

3.12 Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by Owner. Contractor may, at the sole discretion of Owner, be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement.

3.13 Cooperation with Others. Contractor acknowledges that Owner, other contractors and other subcontractors or other Persons may be working at the Site during the performance of this Agreement and the Work or use of certain facilities may be interfered with as a result of such concurrent activities. Owner shall notify Contractor of the other contractors, subcontractors or Persons and the general nature of the Work to be performed by each. Contractor shall coordinate the Work with the work of Owner’s other contractors, if any, in such manner to ensure that no delay or interference in completion of any part or all of the Project. Contractor shall perform all cutting, fitting, patching, sleeving, grouting, and sealing of the Work that (i) may be required to fit the Work to the work of others, to receive the work of others, or to be received by the work of others, as shown in or reasonably implied by the Contract Documents, (ii) is required or reasonably implied by the Contract Documents, or (iii) is required or reasonably implied by Applicable Law.

3.14 Responsibility for Property. Contractor shall plan and conduct the performance of the Work so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (i) enter upon lands (other than the Site) or waterbodies in their natural state unless authorized by Owner in writing; (ii) close or obstruct any utility installation, highway, waterway, harbor, road or other property unless and until Permits and Owner’s written permission therefore have been obtained; (iii) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, conduit or electric transmission line, ditch, navigational aid, dock or structure unless and until otherwise specifically authorized by Owner in writing; (iv) damage any property in (ii) or (iii); and (v) damage or destroy maintained, cultivated or planted areas or vegetation (such as trees, plants, shrubs, shore protection, paving, or grass) on the Site or adjacent thereto which, as determined by Owner, do not interfere with the performance of this Agreement. The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials. Contractor shall be fully responsible for all damages, losses, costs and expenses arising out of damage to the Site and shall promptly repair damage at its own cost and expense subject to Attachment K and Attachment F. Contractor and its Subcontractors and Sub-subcontractors shall coordinate and conduct the performance of the Work so as to not interfere with or disrupt the use and peaceful enjoyment of any adjacent property to the Site.

3.15 Used or Salvaged Materials. If, after Substantial Completion and prior to Final Completion, Contractor has any Equipment that it purchased for the Project but did not incorporate into the Project, and if Contractor does not desire to keep such Equipment for its own use, Owner may require Contractor to haul such Equipment off the Site at Contractor’s cost and expense; provided that if such Equipment was purchased pursuant to a unilateral Change Order in accordance with Section 6.1C or 6.2D, Owner shall have the right, at its option, to keep such Equipment for no additional cost or require that Contractor haul such Equipment off the Site at Contractor’s cost and expense.

3.16 Compliance with Real Property Interests. Contractor shall, in the performance of the Work, comply, and cause all Subcontractors to comply, with any easement, lease, right-of-way or other property interests that affect or govern the Site or any other real property used for the purposes of completing the Work, including any insurance or indemnification restrictions or obligations therein, to the extent such easement, lease, right of way or other property interests relate to the performance of the Work.

3.17 Review of Shop Drawings. Contractor shall review, approve and submit to Engineer shop drawings, product data, samples and similar submittals required by the Contract Documents with reasonable promptness and in such sequence as to cause no delay in the Work or the activities of Owner or its separate contractors. However, Contractor shall perform no portion of the Work requiring submittal and review of shop drawings, product data, samples or similar submittals until the respective submittal has been approved by Engineer. Thereafter, Work shall be in accordance with approved submittals. By approving and submitting shop drawings, product data, samples and similar submittals, Contractor represents that it has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents. Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by Engineer’s approval of shop drawings, product data, samples or similar submittals unless Contractor has specifically informed Engineer in writing of such deviation at the time of submittal and the Engineer has given written approval of the specific deviation. Contractor shall not be relieved of responsibility for errors or omissions in shop drawings, product data, samples or similar submittals by Engineer’s approval thereof. Contractor shall direct specific attention, in writing or on resubmitted shop drawings, product data, samples or similar submittals, to revisions other than those requested by Engineer on previous submittals.

3.18 Layout. Contractor shall be responsible for its layout, and shall protect and preserve all installed engineering data, benchmarks, and other layout points. Contractor shall take all necessary precautions to ensure that such data are not damaged, destroyed, altered, or changed. Re-engineering or reinstallation, if required, shall be performed at Contractor’s sole cost and expense.

3.19 Substitutions. Contractor shall not make any substitutions for Equipment or manufacturers in the Drawings or Specifications without Owner’s prior written approval. All requests for substitutions shall be submitted in writing to Engineer and Owner. Such requests shall include supporting data and samples, if required to permit a fair evaluation of the quality, serviceability, warranty, and other pertinent aspects of the proposed substitute. Requests for substitutions shall also state the effect of the substitute on the cost and the Project Schedule. Substitutions will be considered only if Owner receives the advantage of lesser cost with no decrease in quality, an earlier Required Mechanical Completion Date, or both. Owner may accept or reject a proposed substitution in its sole discretion. If a substitution is approved by Owner in writing, Contractor shall assume all risks and costs for adjustment of all Work affected by the substitution and any delays occasioned by its use.

ARTICLE 4

OWNER’S RESPONSIBILITIES

4.1 Payment. Owner shall timely pay the Contract Price in accordance with the provisions of Article 7.

4.2 Access to the Site. Owner shall provide Contractor with reasonable access to the Site on which the Project is to be physically situated. Subject to Section 3.13, such access on the Site shall be sufficient to permit Contractor to progress with the Work without substantial interruption or interference.

4.3 Owner-Provided Equipment . Owner shall provide the Owner-Provided Equipment as set forth in Attachment K.

4.4 Engineering. Owner shall furnish or cause to be furnished all engineering and design services for the Project.

4.5 Permits. Owner shall obtain all permits reasonably necessary for the Work except those Contractor is required to provide pursuant to Section 3.2F.

ARTICLE 5

COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS

5.1 Commencement of Work at the Site. Contractor shall not commence performance of the Work at the Site until Owner issues the notice to proceed in the form attached hereto as Attachment C (“Notice to Proceed”) authorizing the same pursuant to the terms and conditions of this Agreement. Upon Contractor’s receipt from Owner of the NTP, Contractor shall commence with the performance of the Work specified in such NTP within ten (10) Days of receipt thereof, provided that Contractor shall not commence performance of the Work at the lake portion of the Site prior to April 16, 2007. If Owner issues the NTP after April 1, 2007, then Contractor shall be entitled to an increase in the Estimated Contract Price by Change Order for one percent (1%) of the Estimated Contract Price per month for each full month of delay, provided that under no circumstance shall Owner’s aggregate liability under this Section 5.1 and Section 15.2B(ii) exceed five percent (5%) of the Estimated Contract Price. In addition, the Required Mechanical Completion Date shall be adjusted to on a Day for Day basis for such delay except to the extent such delay prohibits Contractor from performing construction in accordance with the Permits, in which case Contractor shall be entitled to a sufficient adjustment to the Required Mechanical Completion Date to perform the Work in accordance with the Permits. Any adjustment to the Estimated Contract Price and the Required Mechanical Completion Date shall be pursuant to a Change Order.

5.2 Project Schedule. Contractor shall perform the Work in accordance with the Project Schedule set forth in this Section 5.2 and in Attachment E.

A. Required Mechanical Completion Date. Contractor shall achieve Mechanical Completion of the Work no later than March 15, 2008 (“Required Mechanical Completion Date”). The Required Mechanical Completion Date shall only be adjusted by Change Order as provided under this Agreement.

B. Required Substantial Completion Date. Contractor shall achieve Substantial Completion of the Work no later than fifteen (15) Days after achieving Mechanical Completion (“Required Substantial Completion Date”). The Required Substantial Completion Date shall only be adjusted by Change Order as provided under this Agreement.

C. Required Final Completion Date. Contractor shall achieve Final Completion of the Work no later than forty-five (45) Days after achieving Substantial Completion (“Required Final Completion Date”). The Required Final Completion Date shall only be adjusted by Change Order as provided under this Agreement.

5.3 CPM Schedule.

A. CPM Schedule Submission. On or prior to execution of this Agreement, Contractor shall prepare and submit to Owner for its review and written approval a detailed critical path method schedule for the Project (“CPM Schedule”). Owner may issue written comments, proposed changes and/or written approval or disapproval of such CPM Schedule. The CPM Schedule shall, at a minimum, (i) include separate activities for each portion of the Project, (ii) be fully integrated and shall be consistent with the Project Schedule, and (iii) show an uninterrupted critical path from the NTP through Substantial Completion and Final Completion of the Project. With respect to each activity in the CPM Schedule, the CPM Schedule shall show the activity number, activity description, early start and early finish dates, late start and late finish dates, duration, total float value, and responsible Contractor, Subcontractor or other parties. The CPM Schedule shall represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Project Schedule, including the Required Mechanical Completion Date, Required Substantial Completion Date, and the Required Final Completion Date. The CPM Schedule shall be submitted in hard copy and also in its native electronic format, provided on a computer diskette. Once the CPM Schedule and the required submittals have been reviewed and approved by Owner, such version of the CPM Schedule shall be the baseline CPM Schedule for the Work.

B. Progress Updates to CPM Schedule. After approval by Owner of the baseline CPM Schedule described in Section 5.3A, Contractor shall manage and update (no less frequently than twice per month) the CPM Schedule. Each updated CPM Schedule shall meet the requirements of Section 5.3A, and in addition shall (i) at a minimum, be prepared with the same level of detail as the baseline CPM Schedule, (ii) reflect the Work as actually performed or as forecasted, and (iii) show any other information requested by Owner. Contractor shall submit to Owner current updates to the CPM Schedule on a periodic basis, which shall be submitted with each Progress Report and Invoice. Contractor shall promptly correct any errors or inconsistencies in the updates to the CPM Schedule identified to Contractor by Owner and resubmit a corrected update for Owner’s review.

C. Approval of Baseline CPM Schedule and Updates to CPM Schedule. Owner’s review and approval, or lack of review or approval, of the baseline CPM Schedule and any updated CPM Schedule shall not relieve Contractor of any obligations for the performance of the Work, change the Required Mechanical Completion Date, Required Substantial Completion Date, or the Required Final Completion Date, nor shall it be construed to establish the reasonableness of the CPM Schedule. However, if Owner knows that the original CPM Schedule or any revisions are not reasonable, Owner shall so advise Contractor.

5.4 Recovery and Recovery Schedule. If, at any time during the prosecution of the Work, (i) should the CPM Schedule or Progress Report show that any activity on the critical path of the CPM Schedule is delayed such that Substantial Completion or Final Completion of the Work will occur fourteen (14) or more Days after the Guaranteed Required Mechanical Completion Date, Guaranteed Required Substantial Completion Date, or Guaranteed Required Final Completion Date, and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are in Owner’s reasonable judgment responsible for such delay, Owner may, in addition to any other remedies that it may have under this Agreement, require that Contractor prepare, at Contractor’s cost, a schedule to explain and display how it intends to regain compliance with the CPM Schedule (“Recovery Schedule”). After the written notification by Owner of the requirement for a Recovery Schedule, Contractor shall:

A. Prepare the Recovery Schedule and submit it to Owner for its review within five (5) Days of such written notification. The Recovery Schedule shall represent Contractor’s best judgment as to how it shall regain compliance with the CPM Schedule.

B. Participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner designates to participate, to review and evaluate the Recovery Schedule. Any revisions to the Recovery Schedule as a result of this review shall be resubmitted for review by Owner.

C. Perform the Work in accordance with the Recovery Schedule. In preparing and executing the Recovery Schedule, Contractor shall take all steps necessary to regain compliance with the CPM Schedule,

including establishing additional shifts, hiring additional manpower, paying or authorizing overtime, providing additional Construction Equipment, and resequencing activities.

Owner’s requirement, review and approval of the Recovery Schedule shall not relieve Contractor of any obligations for the performance of the Work, change any dates in the Project Schedule, or be construed to establish the reasonableness of the Recovery Schedule.

5.5 Acceleration and Acceleration Schedule. Even if the Work is otherwise in compliance with the CPM Schedule, Owner may, at any time, direct Contractor by unilateral or mutually agreed Change Order to accelerate the Work by, among other things, establishing additional shifts, paying or authorizing overtime, providing additional Construction Equipment or expediting Equipment. In the event of this directive, Owner’s sole liability shall be to pay Contractor any documented costs clearly and solely attributable to such acceleration. Such costs may include any shift differential, premium, or overtime payments to workers or field supervisors and other employees of Contractor dedicated to the Work on a full-time basis actually incurred over and above Contractor’s normal rates, and overtime charges for Construction Equipment. Any adjustment to the Estimated Contract Price or any other Changed Criteria that the Parties agree will be changed by Owner’s acceleration of the Work shall be implemented by Change Order. If Owner directs Contractor to accelerate the Work, Contractor shall immediately commence and diligently perform the acceleration of the Work, and shall prepare a schedule, for Owner’s review and approval, to explain and display how it intends to accelerate the Work and how that acceleration will affect the critical path of the CPM Schedule (the “Acceleration Schedule”). The Owner-approved Acceleration Schedule shall be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the CPM Schedule governing the performance of all other Work. Owner’s requirement, review and approval of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of the Acceleration Schedule.

ARTICLE 6

CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY

6.1 Change Orders Requested by Owner. Owner shall be entitled to a Change Order upon request in accordance with this Section 6.1.

A. If Owner submits to Contractor in writing a duly signed proposed Change Order, Contractor must respond to Owner within five (5) Days with a written statement setting forth the effect, if any, which such proposed Change Order would have on the Estimated Contract Price, the Required Mechanical Completion Date, the Required Substantial Completion Date, the Required Final Completion Date or any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”). The written statement shall include all information required by Section 6.5B.

B. If the Parties agree on such Changed Criteria of the proposed Change Order (or modify such Change Order so that the Parties agree on such Changed Criteria), the Parties shall execute such Change Order, which shall be in the form of Schedule D-1 and such Change Order shall become binding on the Parties, as part of this Agreement.

C. If the Parties cannot agree on such Changed Criteria of the proposed Change Order within ten (10) Business Days of Contractor’s receipt of Owner’s proposed Change Order, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately without the requirement of a written statement by Contractor as required under Section 6.1A, Owner may, by issuance of a unilateral Change Order in the form attached hereto as Schedule D-2, require Contractor to commence and perform the changed Work specified in the unilateral Change Order, at Owner’s option, either (i) on a time and materials basis using the rates set forth in Schedule D-3 or, if not therein, at rates not to exceed then-current market rates with the effect of such unilateral Change Order on the Changed Criteria (or if the Parties agree on the effect of such unilateral Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible, or (ii) in accordance with the outcome of the Dispute resolution procedures set forth in Article 17; provided, however, that Contractor shall perform the Work as specified in such unilateral Change Order and Owner shall continue to pay Contractor in accordance with the terms of this Agreement and any previously agreed Change Orders pending resolution of the Dispute. When Owner and Contractor agree on the effect of such unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change

Order in the form attached hereto as Schedule D-1, which shall supersede the unilateral Change Order previously issued and relating to such changed Work. Contractor shall be considered to be in Default under Section 15.1 should it (i) fail to commence the performance of the changed Work or other obligations required in such unilateral Change Order within three (3) Business Days of receipt of such unilateral Change Order (or within such other time specified in such unilateral Change Order) or (ii) fail to diligently perform the changed Work or other obligations required in such unilateral Change Order.

6.2 Change Orders Requested by Contractor.

A. Contractor shall have the right to a Change Order in the event of any of the following occurrences:

1. To the extent expressly permitted under Section 5.1;

2. Acts or omissions of Owner that constitute a material breach of this Agreement by Owner and materially and adversely affect Contractor’s actual cost (which costs shall be adequately documented and supported) of performance of the Work or ability to perform any material requirement under this Agreement and, with respect to delays (as that term is defined Section 6.9) caused by Owner or any Person acting on behalf or under the control of Owner, compensation and a time extension to the Project Schedule to the extent allowed under Section 6.8;

3. Force Majeure to the extent allowed under Section 6.7A;

4. Acceleration of the Work ordered by Owner pursuant to Section 5.5, provided that a Change Order has been issued;

5. To the extent expressly permitted under Section 12.2A;

6. Suspension in Work ordered by Owner pursuant to Section 15.3; or

7. Termination for convenience pursuant to Section 15.2B and termination by Contractor pursuant to Section 15.5.

B. Should Contractor desire to request a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.5, notify Owner in writing and issue to Owner, at Contractor’s expense, a request for a proposed Change Order, a detailed explanation of the proposed change and Contractor’s reasons for proposing the change, all documentation necessary to verify the effects of the change on the Changed Criteria, and all other information required by Section 6.5. Any adjustments to the Estimated Contract Price shall be requested on a unit price or lump sum basis and shall be derived from the rates set forth in Schedule D-3 to the extent applicable, or, if not therein, derived from rates not to exceed then-current market rates.

C. If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, then Owner shall issue such Change Order, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties.

D. If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within ten (10) Business Days of Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately, the rights, obligations and procedures set forth in Section 6.1C are applicable.

E. If the Parties cannot agree upon whether Contractor is entitled to a Change Order within ten (10) Business Days of Owner’s receipt of Contractor’s written notice and proposed Change Order, then the Dispute shall be resolved as provided in Article 17. Pending resolution of the Dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement, any Change Orders and any previously agreed or unilateral Change Orders. If, prior to Final Completion, Contractor and Owner disagree as to whether the required work is included as part of the Work, as may be modified by Attachment M, and the Parties are unable to resolve the Dispute as provided in Section Article 17, Owner shall issue a unilateral Change Order under Section 6.1C, provided that Owner may reserve its right to resolve the Dispute in accordance with Section 17.2 following Final Completion of the Work, provided further that this Agreement is not terminated prior to Final Completion in which case Owner may resolve the Dispute in accordance with Section 17.2 at any time following compliance with Section 17.1.

6.3 Estimated Contract Price Adjustment; Contractor Documentation. If a Change Order is executed on a time and materials basis pursuant to Section 6.1C or 6.2D, then the Estimated Contract Price shall be adjusted using rates set forth in Schedule D-3, or, if not therein, at rates not to exceed then-current market rates. Contractor shall use reasonable efforts to minimize such costs (consistent with the requirements of this Agreement).

6.4 Change Orders Act as Accord and Satisfaction. Unless otherwise expressly and conspicuously stated in the Change Order, Change Orders agreed pursuant to Section 6.1B or 6.2C by the Parties, and unilateral Change Orders entered into pursuant to Section 6.1C or 6.2D on a time and materials basis and which the Parties have subsequently agreed upon the effect of such unilateral Change Order and executed a superseding and mutually agreed upon Change Order as provided in Section 6.1B or 6.2C shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Accordingly, unless otherwise expressly and conspicuously stated in such Change Order, Contractor waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result from such change reflected in such Change Order, including any claims or demands that any Change Order or number of Change Orders, individually or in the aggregate, have impacted the unchanged Work; provided, however, Contractor may only expressly reserve its right under a Change Order to make such claim or demand or take any such action or proceeding against Owner if Contractor is not able in good faith to determine, in accordance with industry standards, all of the effects of the change at the time of executing such Change Order and, provided further that if Contractor so expressly reserves its rights in accordance with this Section, Contractor shall make such claim or demand or take any such action or proceeding against Owner within a reasonable time but in no event prior to Final Completion, and if Contractor fails to bring such claim or demand prior to Final Completion, Contractor is deemed to have forever waived and released such claim or demand.

6.5 Timing Requirements for Notifications and Change Order Requests by Contractor. Should Contractor desire to seek an adjustment to the Estimated Contract Price, the Project Schedule, the Required Mechanical Completion Date, Required Substantial Completion Date, or Required Final Completion Date, or any other modification to any other obligation of Contractor under this Agreement for any circumstance that Contractor has reason to believe may give rise to a right to request the issuance of a Change Order, Contractor shall, with respect to each such circumstance:

A. notify Owner in writing of the existence of such circumstance within seven (7) Days of the date that Contractor knew or reasonably should have known of the first occurrence or beginning of such circumstance, provided that if such circumstance is an emergency, notice shall be given immediately. In such notice, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, the cost and time consequences of such circumstance and any other details or information that are expressly required under this Agreement. Contractor shall only be required to comply with the notice requirements of this Section 6.5A once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the time and cost consequences of such circumstance; and

B. submit to Owner a request for a proposed Change Order as soon as reasonably practicable after giving Owner written notice but in no event later than seven (7) Days after the completion of each such circumstance, together with a written statement (i) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for Owner to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement; and (ii) setting forth the effect, if known, which such proposed Change Order would have for the Work on any of the Changed Criteria. Contractor shall advise Owner if the impact on the Changed Criteria are not known within the seven (7) Days or if such impact is expected to accrue or to continue to accrue after such seven (7) Day period.

The Parties acknowledge that Owner will be prejudiced if Contractor fails to provide the notices and proposed Change Orders as required under this Section 6.5, and agree that such requirements are an express condition precedent necessary to any right for an adjustment in the Estimated Contract Price, the Project Schedule, the Required Mechanical Completion Date, Required Substantial Completion Date, or Required Final Completion Date, any Work, or any other modification to any other obligation of Contractor under this Agreement. Verbal notice, shortness of time, or Owner’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse Contractor’s strict compliance with this Section 6.5.

6.6 Adjustment Only Through Change Order. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment for any change in the Estimated Contract Price, the Project Schedule (including the Required Mechanical Completion Date, Required Substantial Completion Date, or Required Final Completion Date), any Work or any other obligations of Contractor or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 6. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to this Article 6, and should Contractor perform or claim to perform any changes in the Work prior to authorization by Change Order, all such costs and expenses incurred by Contractor shall be for Contractor’s account. No course of conduct or dealings between the Parties, nor express or implied acceptance of additions, deletions, suspensions or modifications to this Agreement, including any Work, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment in the Estimated Contract Price, the Project Schedule (including the Required Mechanical Completion Date, Required Substantial Completion Date, or Required Final Completion Date), any Work or any other obligations of Contractor under this Agreement.

6.7 Force Majeure.

A. Contractor Relief. If the commencement, prosecution or completion of any Work is delayed by Force Majeure, then Contractor shall be entitled to an extension to the Required Mechanical Completion Date if such delay affects the performance of any Work that is on the critical path of the CPM Schedule and causes Contractor to complete the Work beyond the Required Mechanical Completion Date, but only if Contractor is unable to proceed with other portions of the Work so as not to cause a delay in the Guaranteed Mechanical Completion Date, and Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements in Section 6.10. The Parties agree that Contractor’s sole remedy for such delay shall be an adjustment to the Required Mechanical Completion Date pursuant to a Change Order other than as set forth in Section 6.7A.1. Any adjustment to the Project Schedule shall be recorded in a Change Order.

1. If the commencement, prosecution or completion of any Work is delayed by a named tropical storm or hurricane, then Contractor shall be entitled to an increase in the Estimated Contract Price for all downtime due to such event in accordance with the standby crew rates set forth in Section 1 of Schedule D-3 or, if mutually agreed upon by the Parties in writing, the labor and equipment rates set forth in Section 2 of Schedule D-3, up to thirty (30) continuous Days of downtime due to such named tropical storm or hurricane. Subject to the requirements of Sections 6.5 and 6.10, Owner’s liability for such rates shall commence when it becomes necessary to suspend the Work and begin demobilization for protection of the vessel used in the performance of the Work and its complement, be operable during demobilization and remobilization at the Site, and expire upon recommencement of Work at the Site or as otherwise set forth above in the event of thirty (30) continuous Days of downtime. Any adjustment to the Estimated Contract Price shall be recorded in a Change Order. If Owner elects to terminate all or any part of the Work in accordance with Section 15.2 after the maximum amount of standby crew rates or labor and equipment rates, as applicable, have accrued in accordance with this Section, Owner shall not be liable for and the cancellation fee set forth in Section 15.2B shall not apply.

B. Owner Relief. Subject to Section 6.7C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed by Force Majeure.

C. Payment Obligations. No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure.

6.8 Delay Caused by Owner or Delay Caused by Changes in the Work. Should Owner or any Person acting on behalf of or under the control of Owner delay the commencement, prosecution or completion of any Work, and if such delay is not in any way attributable to Contractor or its Subcontractors or Sub-subcontractors but is caused by Owner’s material breach of an express obligation of Owner under this Agreement or for delays caused by Owner’s ordering a change in the Work (provided that a Change Order has been issued in accordance with Section 6.1), then Contractor shall be entitled to an adjustment in the Estimated Contract Price and an extension to the Required Mechanical Completion Date if (i) such delay affects the performance of any Work that is on the critical path of the CPM Schedule, (ii) such delay causes Contractor to complete the Work beyond the Required Mechanical Completion Date, (iii) Contractor is unable to proceed with other portions of the Work so as not to cause a delay in the Required Mechanical Completion Date and (iv) Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements of Section 6.10. Any adjustment to the Estimated Contract Price shall be for reasonable, additional direct costs incurred by Contractor, including overhead and profit, for such delay meeting the requirements of this Section 6.8, and any adjustments to the Estimated Contract Price or the Required Mechanical Completion Date shall be recorded in a Change Order. The Parties agree that if they execute a Change Order with respect to any change in the Work described in this Section 6.8, any delay arising out of such change in the Work and meeting the requirements of this Section 6.8 shall be included in the Change Order incorporating such change in the Work.

6.9 Delay. For the purposes of Sections 6.2A.1, 6.6 and 6.8, the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production.

6.10 Contractor Obligation to Mitigate Delay. With respect to Sections 6.6 and 6.8, in no event shall Contractor be entitled to any adjustment to the Project Schedule or adjustment to the Estimated Contract Price for that portion of delay to the extent Contractor could have taken, but failed to take, reasonable actions to mitigate such delay.

ARTICLE 7

CONTRACT PRICE AND PAYMENTS TO CONTRACTOR

7.1 Contract Price and Estimated Contract Price. As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement with respect to the Work, Owner shall pay and Contractor shall accept the sum of (i) the product of the Fixed Unit Prices multiplied by the Measured Quantities for all Unit Price Work performed in accordance with this Agreement, plus (ii) the sum of the Lump Sum Amounts for all Lump Sum Work performed in accordance with this Agreement (the “Contract Price”). Contractor shall not bill Owner for any costs relating to any portion of the Work in excess of the Estimated Contract Price specified in Attachment J without obtaining Owner’s written approval prior to incurring such costs. The Estimated Contract Price, Fixed Unit Prices, and the Lump Sum Amounts are subject to adjustment only by Change Order as provided in Article 6. The Estimated Contract Price includes all Taxes, costs, charges, and expenses of whatever nature applicable to the Work.

7.2 Interim Payments.

A. Invoices. Twice each month, Contractor shall submit to Owner and Engineer an Invoice for all Work completed during the prior period, if any, which Invoice shall be in the amount equal to the payment due for such completed Work, less Retainage as set forth in Section 7.2B. Such Invoice shall also include amounts properly due and owing for Work performed during the prior month and pursuant to a unilateral Change Order issued pursuant to Section 6.1C or 6.2D, less Retainage. All Invoices shall be in the form of Attachment G, and shall include all documentation supporting its request for payment as required under this Agreement. Contractor shall provide documentation such as invoices and receipts supporting all amounts billed for unilateral Change Orders issued pursuant to Section 6.1C or 6.2D. Each payment shall be subject to Owner’s right to withhold payments under this Agreement, including Sections 7.5 and 13.1. Payments shall be made in U.S. Dollars to an account designated by Contractor.

B. Payments. Each Invoice shall be based upon the Schedule of Fixed Prices in Attachment J, and each Invoice shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Invoice. Subject to other provisions of this Agreement, the amount stated in each Invoice shall be computed as follows:

1. for Unit Price Work, multiply the Fixed Unit Price by the Measured Quantity;

2. add, for the Lump Sum Work, the product of the Lump Sum Amount for the applicable Item of Lump Sum Work multiplied by the percentage completion for such portion of the Lump Sum Work as of the end of the period covered by the Invoice, provided that for Items 1.1B, C and D set forth in Attachment J, Contractor may submit its Invoice for each amount as follows: Item 1.1B (in its January 2007 Invoice), Item 1.1C (in its February 2007 Invoice) and Item 1.1D (in its March 2007 Invoice);

3. subtract Retainage;

4. subtract the aggregate of previous progress payments made by Owner; and

5. subtract amounts, if any, for which Owner has the right to withhold under this Agreement.

C. Interim Lien and Claim Waivers. Each Invoice received by Owner prior to Final Completion of the Project shall be accompanied by (i) a fully executed Interim Lien and Claim Waiver from Contractor in the form of Schedule I-1 for all Work performed through the date for which payment is requested, (ii) if requested, fully executed Interim Lien and Claim Waivers from Major Subcontractors in the form set forth in Schedule I-2 for all Work performed through the date of the last payment and conditional on payment of the invoice being submitted.

D. Review and Approval. Each Invoice shall be reviewed by Engineer and Owner and, upon Engineer’s or Owner’s reasonable and prompt request, Contractor shall furnish such additional supporting documentation and certificates and provide such further information as may be reasonably requested. Unless disputed by Owner, each Invoice (less the Retainage and any withholdings allowed under this Agreement) shall be due and payable fifteen (15) Days after such Invoice, and all documentation required under this Agreement, is received by Owner. If an Invoice is disputed by Owner, then payment shall be made for all undisputed amounts and the Dispute shall be resolved pursuant to Article 17. Payment on disputed amounts shall be made as soon as such dispute is resolved.

7.3 Final Completion and Final Payment. Upon Final Completion of the Project, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Section 1.1 for the definition of Final Completion, submit to Owner a fully executed final Invoice in the form attached hereto as Attachment G, along with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders, (ii) an affidavit that all payrolls, Taxes, liens, charges, claims, demands, judgments, security interests, bills for Equipment, and any other indebtedness connected with the Work have been paid, (iii) fully executed Final Lien and Claim Waiver from Contractor in the form of Schedule I-3, (iv) fully executed Final Lien and Claim Waivers from Major Subcontractors in the form set forth in Schedule I-4. No later than fifteen (15) Days after receipt by Owner of such final Invoice and all requested documentation and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of the Contract Price, including all Retainage.

7.4 Payments Not Acceptance of Work. Owner may, upon prior written notice to Contractor, offset any amount due and payable from Contractor to Owner under this Agreement against any amount due and payable to Contractor hereunder. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction or adjustment in subsequent payments.

7.5 Payments Withheld. In addition to Retainage and disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, at law or in equity, withhold payment on an Invoice or a portion thereof, in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to (i) Defective Work not remedied in accordance with this Agreement; (ii) any material breach of Contractor of any term or provision of this Agreement; (iii) the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law; (iv) amounts paid by Owner to Contractor in a preceding month incorrectly; (iv) failure of Contractor to make payments to Subcontractors as required under their respective Subcontracts; or (v) any other reason for which Owner is entitled to withhold payment under this Agreement.

7.6 Release of Retainage. Within fifteen (15) Days after Final Completion and Owner’s receipt of an Invoice therefore, Owner shall, subject to its right to withhold under this Agreement, release to Contractor all Retainage with the final payment made pursuant to Section 7.3.

ARTICLE 8

TITLE AND RISK OF LOSS

8.1 Title. Title to all or any portion of the Work shall pass to Owner upon the earlier of (i) payment by Owner therefor, or (ii) incorporation of such Work into the Project. Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in the Agreement. Contractor warrants and guarantees that legal title to and ownership of the Work and the Project shall be free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Owner. Notwithstanding the above, title does not pass to Owner for any Construction Equipment including without limitation, modifications to such equipment.

8.2 Risk of Loss. Notwithstanding passage of title as provided in Section 8.1 of this Agreement, Contractor shall bear the risk of loss and damage to the Work until Substantial Completion of the Work. In addition, upon Contractor’s receipt of Owner-Provided Equipment, Contractor shall bear the risk of loss and damage for such Owner-Provided Equipment until Substantial Completion of the Work, including maintenance and care for Owner-Provided Equipment in accordance with the manufacturer’s and Owner’s recommendations and procedures. Notwithstanding the foregoing, should Owner choose not to require the insurance required by Section F.1.6 of Attachment F or should Owner increase the required deductible, Contractor shall only be responsible for loss or damage to the Work that would have otherwise been covered by such insurance up to Fifty Thousand U.S. Dollars (U.S.$50,000) per occurrence, provided, however, this Section 8.2 shall not in any way be deemed to limit Contractor’s liability or obligations with respect to Defective Work or Contractor’s Corrective Work obligations.

ARTICLE 9

INSURANCE AND PAYMENT AND PERFORMANCE BONDS

9.1 Insurance. During the term of this Agreement (or for such longer period required in Attachment F), Contractor, at its sole cost and expense, shall procure and maintain, and shall require its Subcontractors to procure and maintain, insurance coverage with the minimum coverages, levels, limits and conditions set forth in Attachment F. Contractor’s liability under this Agreement, or otherwise at law, shall not be limited by the amount or type of insurance required under this Agreement.

9.2 Payment and Performance Bonds. Prior to Owner’s issuance of NTP, Contractor shall obtain payment and performance bonds each in the amount of the Estimated Contract Price. The payment and performance bonds shall be provided to Owner prior to the commencement of any Work, shall be in the forms attached as Schedule H-1 and Schedule H-2 respectively, and shall be from a surety acceptable to Owner and licensed to transact business in the State of Louisiana. The premium for these bonds shall be paid by Contractor and the cost is included in the Estimated Contract Price. Commencement of Work by Contractor without having provided performance and payment bonds as set forth herein shall not be considered a waiver or release by Owner of the requirement for bonds, and Contractor shall have proceeded with the Work at its own risk and shall not be entitled to payment hereunder until such bonds are delivered to Owner. The payment of any incremental increase in the cost of bonds arising as a result of mutually agreed upon Change Order as provided in Section 6.1B or 6.2C shall be Contractor’s responsibility and shall be included as a part of Contractor’s information provided to Owner in Contractor’s written notice provided in accordance with Section 6.1A. Owner shall provide at least ten (10) Days written notice to the surety prior to any request to perform or otherwise pay damages or liabilities arising under such bonds, provided that Owner’s delay in providing such notice shall not in any way relieve the surety of its obligations, damages or liabilities under such bonds.

ARTICLE 10

DOCUMENTATION

10.1 Patents and Royalties. Contractor shall pay all royalties and license fees which may be due with respect to the Work. Contractor shall defend all suits or claims for infringement of any patent rights that may be brought against any Owner Indemnified Parties arising out of the Work, and shall be liable to Owner for all resulting loss, including all attorneys’ fees, costs and expenses, except to the extent such suits or claims for infringement of any patent rights or rights to intellectual property relate to Equipment required by Owner in the Contract Documents or Owner-Provided Equipment.

10.2 Owner Provided Documents. All written materials, plans, drafts, Drawings, Specifications, computer files or other documents (if any) prepared or furnished by Owner or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any purpose other than as necessary for use in completion of the Work. All such documents and other media, including all copies thereof, shall be returned to Owner upon the earlier of Substantial Completion of the Project and termination of this Agreement, except that Contractor may, subject to its confidentiality obligations as set forth in Article 18, retain one record set of such documents or other media.

ARTICLE 11

MECHANICAL COMPLETION, SUBSTANTIAL COMPLETION, AND FINAL COMPLETION

11.1 Notice and Requirements for Mechanical Completion. Contractor shall comply with all requirements for Mechanical Completion herein, including as set forth in the definition of the term Mechanical Completion under Section Article 1. Upon achieving all requirements under this Agreement for Mechanical Completion, Contractor shall certify to Owner that all of the requirements under this Agreement for Mechanical Completion have occurred and provide to Owner all supporting documentation as may be required to establish that the requirements for Mechanical Completion have been met. Owner shall notify Contractor whether it accepts or rejects the Work as being Mechanically Complete within seven (7) Days following Owner’s receipt of Contractor’s certification in accordance with this Section. All Work shall continue during pendency of Owner’s review. If Owner does not agree that Mechanical Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the dispute in accordance with the dispute resolution procedures provided for under Article 17 herein. Owner’s acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement. For the avoidance of doubt, achievement of Mechanical Completion hereunder shall be independent of any of Owner’s other projects.

11.2 Notice and Requirements for Substantial Completion. Contractor shall comply with all requirements for Substantial Completion herein, including as set forth in the definition of the term Substantial Completion under Section Article 1. Upon achieving all requirements under this Agreement for Substantial Completion, Contractor shall certify to Owner that all of the requirements under this Agreement for Substantial Completion have occurred and provide to Owner all supporting documentation as may be required to establish that the requirements for Substantial Completion have been met. Owner shall notify Contractor whether it accepts or rejects the Work as being Substantially Complete within fifteen (15) Days following Owner’s receipt of Contractor’s certification in accordance with this Section. All Work shall continue during pendency of Owner’s review. If Owner does not agree that Substantial Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the dispute in accordance with the dispute resolution procedures provided for under Article 17 herein. Owner’s acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.

11.3 Punchlist. Prior to Substantial Completion, Owner and Contractor shall inspect the Work, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review and written approval, together with an estimate of the time necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any Punchlist items identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist or otherwise that Owner in the exercise of its reasonable judgment, believes must be completed or corrected to achieve Substantial Completion. Upon Contractor’s completion or correction of any items necessary to achieve Substantial Completion and Owner’s written approval of Contractor’s proposed Punchlist, as modified by any Owner additions, such Punchlist shall govern Contractor’s performance of the Punchlist items; provided, however, Contractor shall add to the Punchlist any items of a Punchlist nature that are discovered by Owner or Contractor prior to Final Completion of the Project, and further provided that the failure to include any items on the Punchlist shall not alter the responsibility of Contractor to complete all Work in accordance with the terms and provisions of this Agreement. All Work on the Punchlist shall be completed by the Required Final Completion Date, or Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the expense of Contractor. In the event Owner elects to complete such Punchlist Work, Contractor shall immediately pay Owner (directly or by offset at Owner’s discretion), all costs and expenses incurred in performing such Punchlist Work. Upon Contractor’s request, Owner shall provide documentation identifying the costs and expenses to complete such Punchlist Work.

11.4 Notice and Requirements for Final Completion. Final Completion of the Project shall be achieved when all requirements for Final Completion under this Agreement, including those set forth in the definition of Final Completion under Section Article 1, have been satisfied. Upon Final Completion, Contractor shall certify to Owner that all of the requirements under this Agreement for Final Completion have occurred. Owner shall notify Contractor whether it accepts or rejects the Work as being Finally Complete within fifteen (15) Days following Owner’s receipt of Contractor’s certification required by this Section. If Owner does not agree that Final Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the dispute in accordance with the dispute resolution procedures provided for under Article 17; provided, however, if such deficiencies relate to the failure to complete Punchlist items, Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the expense of Contractor in accordance with Section 11.3.

11.5 Partial Occupancy and Use. Owner shall have the right to occupy and use the Work at any time prior to Substantial Completion, provided that Contractor’s insurance company or companies providing property insurance and builder’s risk coverage have consented to such partial occupancy or use. Contractor shall take reasonable steps in obtaining consent of the insurance company or companies.

11.6 Long-Term Obligations. No acceptance by Owner of any or all of the Work or any other obligations of Contractor under this Agreement, including acceptance of Substantial Completion or Final Completion of the Project, nor any payment made hereunder, whether an interim or final payment, shall in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to this Agreement. Nothing in this Article 11 shall in any way modify or alter Contractor’s obligations under Article 12 and Article 13.

ARTICLE 12

WARRANTY AND CORRECTION OF WORK

12.1 Warranty.

A. General. Any Work, or component thereof, that is not in conformity with any warranties set forth in this Article 12 (referred to individually as “Warranty” or collectively as “Warranties”) is defective (“Defective”) and contains a defect (“Defect”).

B. Warranty of Work. Contractor hereby warrants that during the performance of the Work and for two (2) years from Substantial Completion the Work and each component thereof, shall be: (i) performed in a diligent, efficient, trustworthy and workmanlike manner, according to the industry standards and practices in the field; (ii) new, complete, fit for the purposes intended, of suitable grade for the intended function and use and free from faults and defects; (iii) in accordance with all of the requirements of this Agreement, including in accordance with Applicable Law; and (iv) free from encumbrances to title, as set forth in greater detail in Section 8.1. The Parties expressly agree that the foregoing two (2) year period shall be in lieu of any preemptive period imposed by Applicable Law.

C. Assignment and Enforcement of Subcontractor Warranties. Contractor shall, without additional cost to Owner, obtain warranties from Subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall be deemed to run to the benefit of Owner and Contractor. All such warranties, with duly executed instruments assigning the warranties to Owner, shall be delivered to Owner upon Substantial Completion (other than those Warranties related to Punchlist items, which will be delivered prior to Final Completion). All warranties provided by any Subcontractor shall be in such form as to permit direct enforcement by Contractor or Owner against any Subcontractor whose warranty is called for, and Contractor agrees that: (i) Contractor’s Warranty, as provided under this Article 12 shall apply to all Work regardless of the provisions of any Subcontractor warranty, and such Subcontractor warranties shall be in addition to, and not a limitation of, such Contractor Warranty; and (ii) service of notice on Contractor that there has been a breach of a Subcontractor warranty shall be sufficient to invoke the terms of the instrument. This Section 12.1C shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

12.2 Correction of Work Prior to Substantial Completion.

A. General Rights. All Work shall be subject to inspection by Owner or any of its representatives at all times to determine whether the Work conforms to the requirements of this Agreement. Contractor shall furnish Owner or any of its representatives with access to all locations where Work is in progress, including locations not on the Site. If, in the judgment of Owner, any Work is Defective prior to Substantial Completion, then Contractor shall, at its own expense, promptly correct such Defective Work, whether by repair, replacement or otherwise. Subject to Contractor’s right to pursue a Dispute under Article 17, the decision of Owner shall be conclusive as to whether the Work is conforming or Defective, and Contractor shall comply with the instructions of Owner in all such matters while pursuing any such Dispute. If it is later determined that the Work was not Defective, then Owner shall reimburse Contractor for all costs incurred in connection with such repair or replacement and a Change Order shall be issued for such amount and shall address any impact the repair or replacement may have had on the Project Schedule. If Contractor fails, after a reasonable period of time not to exceed one (1) week, to repair or replace any Defective Work, or to commence to repair or replace any Defective Work and thereafter continue to proceed diligently to complete the same, then Owner may repair or replace such Defective Work and the expense thereof shall be paid by Contractor.

B. No Obligation to Inspect. Owner’s right to conduct inspections under Sections 12.2A shall not obligate Owner to do so. Neither the exercise of Owner of any such right, nor any failure on the part of Owner to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.

C. Cost Uncovering and Disassembling Work. Prior to Substantial Completion, Owner may request that Contractor uncover previously covered Work to permit Owner and its representatives to inspect such Work. In the event such uncovered Work is found to be Defective, then Contractor shall correct such Defective Work and shall bear the cost of such uncovering and recovering the Defective Work, as well as the cost of repair or replacement of such Defective Work. The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne by Owner if such Work is found to conform with the requirements of this Agreement and by Contractor if such Work is found to be Defective.

12.3 Correction of Work After Substantial Completion. If, during the Defect Correction Period, any Work is found to be Defective, Contractor shall, at its sole cost and expense, immediately and on an expedited basis correct such Defective Work and any other portions of the Project damaged or affected by such Defective Work, whether by repair, replacement or otherwise (“Corrective Work”) and shall be liable for and pay to Owner any and all costs, losses, damages and expenses incurred by Owner or any Owner Affiliate arising out of or relating to such Defective Work. Owner shall provide Contractor with access to the Project reasonably sufficient to perform its Corrective Work, so long as such access does not materially interfere with construction or operation of any portion of the Project and subject to any reasonable security or safety requirements of Owner.

A. Owner Right to Correct or Complete Defective Work. If Contractor fails to commence the Corrective Work within a reasonable period of time not to exceed five (5) Days, or does not complete such Corrective Work on an expedited basis, then Owner, by written notice to Contractor, may (in addition to any other remedies that it has under this Agreement, at law or in equity) correct such Defective Work, and Contractor shall be liable to Owner for all costs, losses, damages and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Owner (directly or by offset at Owner’s sole discretion), an amount equal to such costs, losses, damages and expenses; provided, however, if such Defective Work materially affects the construction, operation or use of any of the Project or presents an imminent threat to the safety or health of any Person and Owner knows of such Defective Work, Owner may (in addition to any other remedies that it has under this Agreement, at law or in equity) correct such Defective Work without giving prior written notice to Contractor, and, in that event, Contractor shall be liable to Owner for all costs, losses, damages and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Owner (directly or by offset at Owner’s sole discretion), an amount equal to such costs, losses, damages and expenses.

B. Extended Defect Correction Period for Corrective Work. With respect to any Corrective Work performed, the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for such Corrective Work be less than the original Defect Correction Period.

C. No Limitation. Nothing contained in this Section 12.3 shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under the Contract Documents. Establishment of the Defect Correction Period relates only to the specific obligation of Contractor to perform Corrective Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish Contractor’s liability with respect to Contractor’s obligations other than specifically to perform Corrective Work.

12.4 Assignability of Warranties. The Warranties made in this Agreement by Contractor shall be for the benefit of Owner and its successors and assigns and the respective successors and assigns of any of them and are fully transferable and assignable. Contractor shall use commercially reasonable efforts to require that all any warranties provided by any Subcontractors comply with the requirements in this Section.

ARTICLE 13

TIMELY COMPLETION

13.1 Timely Completion. Contractor specifically acknowledges that time is of the essence in the performance of all of Contractor’s obligations under this Agreement, and the Contractor acknowledges that the Owner will incur substantial monetary and other damages in the event Contractor does not achieve Mechanical Completion by the Required Mechanical Completion Date, Substantial Completion by the Required Substantial Completion Date or Final Completion by the Required Final Completion Date, as may be extended by Change Order, provided that Contractor’s maximum liability for such delay shall not exceed Five Hundred Thousand Dollars ($500,000) provided further that, such cap shall not (i) be construed to limit Contractor’s obligation to complete the Work for the Estimated Contract Price, as may be amended by Change Order, and (ii) apply in the event of Contractor’s willful misconduct or abandonment of the Work.

ARTICLE 14

CONTRACTOR REPRESENTATIONS

Contractor represents and warrants that:

14.1 Corporate Standing. It is a corporation duly organized, validly existing and in good standing under the laws of Louisiana, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

14.2 No Violation of Law. It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor.

14.3 Licenses. It is the holder of all Permits required to permit it to operate or conduct its business now and as contemplated by this Agreement.

14.4 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Contractor, or any Applicable Law, or any order, writ, injunction or decree of any court, or any agreement to which Contractor is a party or by which it is bound.

14.5 Financial Solvency. It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

14.6 No Conflicts of Interest. Contractor shall not, and shall ensure that each of its Subcontractors, Sub-subcontractors and the agents and employees of each of them shall not (a) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (b) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (c) enter into any business arrangements with employees or officers of same. With respect to the supply and performance of goods and services under this Agreement, Contractor shall, and shall cause each of its Subcontractors, Sub-subcontractors and the agents and employees of each of them to comply with (i) all applicable provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2), and (ii) the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions as implemented in the domestic law of any state to which Contractor and its Subcontractors, Sub-subcontractors and the agents and employees of each of them is subject and not to take any action that could result in Owner or any of its Affiliates becoming subject to any action, penalty or loss of benefits thereunder.

ARTICLE 15

DEFAULT, TERMINATION AND SUSPENSION

15.1 Default by Contractor.

A. Owner Rights Upon Contractor Default. If Contractor shall at any time (i) fail to prosecute the Work in a diligent, efficient, workmanlike, skillful and safe manner; (ii) fail to commence the Work in accordance with the provisions of this Agreement; (iii) abandon the Project; (iv) repudiate any of its material obligations under the Agreement; (v) fail to use an adequate amount or quality of personnel or Construction Equipment to perform and complete the Project without delay; (vi) be in Default pursuant to Sections 3.6, 6.1C or 19.6; (vii) fail to maintain insurance required under this Agreement; (viii) make changes to Key Personnel in violation of the provisions in Section 2.2; (ix) fail to discharge liens filed by any Subcontractor as required under this Agreement; (x) cause, by any action or omission, any material stoppage or delay of or interference with the work of Owner or its other contractors or subcontractors; (xi) be guilty of willful misconduct; (xii) fail to make payment to Subcontractors for labor or Equipment owed in accordance with the respective Subcontracts; (xiii) disregard Applicable Law; (xiv) materially fail to comply with any provision of this Agreement; or (xv) become insolvent, have a receiver appointed, make a general assignment or filing for the benefit of its creditors or file for bankruptcy protection, in which such case of insolvency, receivership or assignment the cure provisions found below shall not apply, (each of the foregoing being a “Default”) then (following Owner’s written notice to Contractor specifying the general nature of the Default, unless in the event of any of the items (i) through (xv) above, Contractor cures such condition within seven (7) Days) Owner, at its sole option and, without prejudice to any other rights that it has under this Agreement, at law or in equity and, without further notice to Contractor, may (a) take such steps as are necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all costs, damages, losses and expenses (including all attorneys’ fees and litigation expenses) incurred by Owner in connection therewith, or (b) terminate for Default Contractor’s performance of all or any part of the Work.

B. Additional Rights of Owner Upon Default Termination. In the event that Owner terminates this Agreement for Default in accordance with Section 15.1A, then Owner may, at its sole option, (i) enter onto the Site and, for the purpose of completing the Work, take possession of all Construction Equipment, Equipment, Owner-Provided Equipment, documents, information, Books and Records and other items thereon owned or rented by Contractor, (ii) take assignment of any or all of the Subcontracts, and/or (iii) either itself or through others complete the Work. If the unpaid balance of the Contract Price shall exceed all damages, costs, losses and expenses incurred by Owner (including all attorneys’ fees, consultant fees and litigation expenses, costs to complete the Work, and any and all damages for failure of performance and cost of financing), then such excess shall be paid by Owner to Contractor, but such amount shall not be paid until after Final Completion of the Project has been achieved. If such amount incurred by Owner shall exceed the unpaid balance of the Contract Price, then, at Owner’s sole option, Contractor shall pay Owner the difference on demand. Contractor’s liability under this Section 15.1B is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such excess due Contractor by Owner any other liability of Contractor to Owner under this Agreement. Owner agrees to act reasonably to mitigate any costs it might incur in connection with any termination for Default. In the event of a termination for Default, the Parties agree that Owner shall be entitled to any and all damages, losses, costs and expenses incurred by Owner arising out of or resulting from such Default, including any and all damages for delay.

C. Obligations Upon Default Termination. Upon termination for Default, Contractor shall (i) immediately discontinue Work on the date and to the extent specified in the notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) inventory, maintain and turn over to Owner all Construction Equipment, furnished by Contractor or any other equipment or other items provided by Owner for performance of the terminated Work, (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued; (v) cooperate with Owner in the transfer of Drawings, Specifications, Permits, licenses and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment and Owner-Provided Equipment at the Site or in transit thereto, and to comply with any Applicable Law; and (viii) perform all other obligations under Section 15.1B.

15.2 Termination for Convenience by Owner.

A. Owner Rights to Terminate for Convenience. Owner shall have the right to terminate for convenience Contractor’s performance of all or any part of the Work by providing Contractor with a written notice of termination, to be effective upon receipt by Contractor. Upon termination for convenience, Contractor shall (i) immediately discontinue the Work on the date and to the extent specified in such notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued unless Owner elects to take assignment of any such Subcontracts, (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, (v) cooperate with Owner for the efficient transition of the Work, (vi) cooperate with Owner in the transfer of Permits, licenses and any other items or information and disposition of Work in progress and (vii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment and Owner-Provided Equipment at the Site or in transit thereto, and to comply with any Applicable Law, and Owner may, at its sole option, take assignment of any or all of the Subcontracts.

B. Obligations of Owner upon Convenience Termination. Upon a convenience termination by Owner in accordance with Section 15.2, Contractor shall be paid (i) the reasonable value of the Work performed (the basis of payment being based on the terms of this Agreement, less any down payments, if any, made under this Agreement) prior to termination, less that portion of the Contract Price previously paid to Contractor, plus (ii) subject to Section 5.1 and Section 6.7A.1, the applicable cancellation fee determined as follows: (a) if termination occurs between the Effective Date and February 1, 2007, two percent (2%) of the Estimated Contract Price, (b) if termination occurs between February 2, 2007, and March 1, 2007, three percent (3%) of the Estimated Contract Price, (c) if termination occurs between March 2, 2007, and April 1, 2007, four percent (4%) of the Estimated Contract Price, and (d) if termination occurs after April 1, 2007, five percent (5%) of the Estimated Contract Price. Contractor shall submit all reasonable direct close-out costs to Owner for verification and audit within sixty (60) Days following the effective date of termination.

15.3 Suspension of Work. Owner may, for any reason, at any time and from time to time, by written unilateral or mutual Change Order, suspend the carrying out the Work or any part thereof, for a period up to thirty (30) days, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times and in such manner as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension. During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner as Owner may reasonably require. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work upon receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, risk and reasonable profit) of such suspension, including demobilization and remobilization costs, if necessary, along with appropriate supporting documentation to evidence such costs, and a time extension to the Required Mechanical Completion Date, Required Substantial Completion Date, and Required Final Completion Date if and to the extent permitted under Section 6.8. Upon receipt of notice to resume suspended Work, Contractor shall promptly resume performance of the Work to the extent required in the notice. In no event shall Contractor be entitled to any additional profits or damages due to such suspension.

15.4 Suspension by Contractor. Notwithstanding anything to the contrary in this Agreement, Contractor shall have the responsibility at all times to prosecute the Work diligently and shall not suspend, stop or cease performance hereunder or permit the prosecution of the Work to be delayed; provided, however, subject to Owner’s right to withhold or offset payment to Contractor under this Agreement, if Owner fails to pay undisputed amounts due and owing to Contractor and Owner has failed to cure such failure within thirty (30) Days following Contractor’s written notice to Owner to cure such failure, Contractor may suspend performance of the Work until Contractor receives such undisputed amounts.

15.5 Termination by Contractor. Contractor may terminate this Agreement if, continuing at the time of such termination, Contractor has stopped the performance of all Work under this Agreement pursuant to Section 15.4 for thirty (30) Days, and after the expiration of such thirty (30) Day period, Contractor gives Owner written notice specifying the nature of the default and its intent to terminate the Agreement, and Owner fails to cure such default within ten (10) Days after receipt of Contractor’s notice. In the event of any such termination under this Section 15.5, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 15.2B in the event of an Owner termination for convenience.

ARTICLE 16

INDEMNITIES

16.1 General Indemnification. Notwithstanding any other provision to the contrary, Owner and Contractor agree as follows:

A. INJURIES TO CONTRACTOR INDEMNIFIED PARTIES AND DAMAGE TO CONTRACTOR INDEMNIFIED PARTIES’ PROPERTY: CONTRACTOR HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY, AND HOLD THE OWNER INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, LIABILITIES, LOSSES, DAMAGES AND EXPENSES (INCLUDING COURT COSTS AND REASONABLE ATTORNEY’S FEES) (COLLECTIVELY, “CLAIMS”) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM (1) INJURY TO OR DEATH OF ANY OF THE CONTRACTOR INDEMNIFIED PARTIES’, PERSONNEL OR THE EMPLOYEES, AGENTS, DIRECTORS OR OFFICERS OF ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR, OR (2) DAMAGE TO OR DESTRUCTION OF ANY CONTRACTOR INDEMNIFIED PARTIES’ PROPERTY OR THE PROPERTY OF ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR, WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT, OR SOLE), FAULT OR STRICT LIABILITY OF THE OWNER INDEMNIFIED PARTIES, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF THE OWNER INDEMNIFIED PARTIES.

B. CONTRACTOR’S THIRD PARTY INDEMNIFICATION: CONTRACTOR HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY, AND HOLD OWNER INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM DAMAGE TO OR DESTRUCTION OF PROPERTY OR PERSONAL INJURY TO OR DEATH OF ANY THIRD PARTY (OTHER THAN A MEMBER OF THE OWNER INDEMNIFIED PARTIES) TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE BREACH OF THIS AGREEMENT BY CONTRACTOR OR THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN THE PERFORMANCE OF THE WORK, OF ANY CONTRACTOR INDEMNIFIED PARTY OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM OR ANYONE FOR WHOSE ACTS THEY WOULD BE LIABLE UNDER APPLICABLE LAW.

C. OWNER’S THIRD PARTY INDEMNIFICATION: OWNER HEREBY RELEASES AND AGREES TO HEREBY INDEMNIFY AND HOLD THE CONTRACTOR INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST ALL CLAIMS BROUGHT BY ANY THIRD PARTY USER OF THE SITE (OTHER THAN A MEMBER OF THE CONTRACTOR INDEMNIFIED PARTIES OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS) RELATING TO TURBIDITY OF WATER OR A NEGATIVE IMPACT TO FISH AND SHELLFISH HARVESTING OR YIELDS AT THE SITE CAUSED BY THE PERFORMANCE OF THE WORK IN ACCORDANCE WITH THE CONTRACT DOCUMENTS, EXCEPT TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE BREACH OF THIS AGREEMENT BY CONTRACTOR OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY CONTRACTOR INDEMNIFIED PARTY OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM OR ANYONE FOR WHOSE ACTS THEY WOULD BE LIABLE UNDER APPLICABLE LAW.

D. INJURIES TO OWNER INDEMNIFIED PARTIES’ PERSONNEL AND DAMAGE TO OWNER INDEMNIFIED PARTIES’ PROPERTY: OWNER HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY, AND HOLD THE CONTRACTOR INDEMNIFIED PARTIES HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RESULTING FROM (1) INJURY TO OR DEATH OF THE OWNER INDEMNIFIED PARTIES’ PERSONNEL, OR (2) DAMAGE TO OR DESTRUCTION OF THE OWNER INDEMNIFIED PARTIES’ PROPERTY (EXCLUDING THE WORK OR THE PROJECT), WHETHER OR NOT SUCH CLAIMS ARE DUE TO AN ACT, OMISSION, NEGLIGENCE (WHETHER CONTRIBUTORY, JOINT, OR SOLE), FAULT OR STRICT LIABILITY OF CONTRACTOR, BUT EXCLUDING ONLY THOSE CLAIMS DUE TO THE WILLFUL MISCONDUCT OF THE CONTRACTOR.

E. HAZARDOUS MATERIALS INDEMNIFICATION: CONTRACTOR HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY AND HOLD OWNER INDEMNIFIED PARTIES HARMLESS FROM ANY AND ALL CLAIMS, FINES, PENALTIES OR REMEDIATION OBLIGATIONS ARISING OUT OF OR RESULTING FROM ACTUAL OR ALLEGED POLLUTION OR CONTAMINATION OF THE LAND, WATER OR AIR ARISING FROM SPILLS, RELEASES, DISCHARGES OR OTHERWISE OF HAZARDOUS MATERIALS, INCLUDING FUELS, LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, AND GARBAGE, USED, HANDLED OR DISPOSED OF BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR DURING THE PERFORMANCE OF THE WORK. OWNER SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND CONTRACTOR INDEMNIFIED PARTIES FROM ANY AND ALL CLAIMS, FINES, PENALTIES OR REMEDIATION OBLIGATIONS ARISING OUT OF OR RESULTING FROM ANY PRE-EXISTING HAZARDOUS MATERIALS AT THE SITE, BUT EXCLUDING ANY CLAIMS RESULTING FROM CONTRACTOR’S OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR’S FAILURE TO STOP WORK IN AN AREA OF THE SITE CONTAINING PRE-EXISTING HAZARDOUS MATERIALS IN ACCORDANCE WITH SECTION 3.10 AFTER CONTRACTOR OR SUCH SUBCONTRACTOR OR SUB-SUBCONTRACTOR KNOWS OR SUSPECTS SUCH AREA CONTAINS HAZARDOUS MATERIALS.

F. COMPLIANCE WITH APPLICABLE LAW INDEMNIFICATION: CONTRACTOR HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY AND HOLD OWNER INDEMNIFIED PARTIES HARMLESS FROM ANY AND ALL CLAIMS, FINES, PENALTIES OR REMEDIATION OBLIGATIONS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR SUB-SUBCONTRACTOR’S ACTUAL OR ALLEGED FAILURE TO COMPLY WITH APPLICABLE LAW, OR ANY JUDICIAL ARBITRAL OR REGULATORY INTERPRETATION THEREOF.

16.2 LIEN INDEMNIFICATION. WITHOUT IN ANY WAY LIMITING THE FOREGOING, CONTRACTOR HEREBY RELEASES, AND AGREES TO DEFEND, INDEMNIFY AND HOLD OWNER INDEMNIFIED PARTIES HARMLESS FROM, AND SHALL KEEP THE WORK, THE SITE AND THE PROJECT FREE AND CLEAR OF, ANY AND ALL LIENS AND ENCUMBRANCES ASSERTED BY AN ENTITY ACTING THROUGH CONTRACTOR, ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY OTHER PERSON OR ENTITY ACTING THROUGH OR UNDER ANY OF THEM. IF CONTRACTOR FAILS TO DISCHARGE SUCH LIEN OR ENCUMBRANCE WITHIN FIFTEEN (15) DAYS OF THE FILING OF SUCH LIEN OR ENCUMBRANCE, OWNER, IF IT SO ELECTS, MAY DISCHARGE ANY SUCH LIENS OR ENCUMBRANCES, AND CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL CLAIMS INCURRED BY OWNER INDEMNIFIED PARTIES ARISING OUT OF OR RELATING TO SUCH DISCHARGE. THEREAFTER, OWNER MAY INVOICE CONTRACTOR FOR SUCH AMOUNT OWED (WHICH INVOICE SHALL BE PAID BY CONTRACTOR WITHIN THIRTY (30) DAYS AFTER RECEIPT THEREOF) OR DEDUCT THE AMOUNT SO PAID BY OWNER FROM SUMS DUE OR WHICH THEREAFTER BECOME DUE TO CONTRACTOR HEREUNDER. NOTWITHSTANDING THE ABOVE, LIENS OR ENCUMBRANCES ALLOWED BY APPLICABLE LAW WHICH ARE FILED BY CONTRACTOR FOR NONPAYMENT UNDER THIS AGREEMENT ARE EXCLUDED FROM THIS INDEMNIFICATION OBLIGATION.

16.3 ATTORNEYS’ FEES. EACH PARTY AGREES TO REIMBURSE THE PREVAILING PARTY FOR ANY AND ALL NECESSARY EXPENSES, ATTORNEY’S FEES, AND RELATED COSTS INCURRED IN THE ENFORCEMENT OF ANY PART OF THE AGREEMENTS PROVIDED FOR HEREIN OR AVAILABLE AT LAW OR EQUITY.

16.4 Enforceability.

A. CONCURRENT NEGLIGENCE: EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 16.1A AND 16.1D, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 16 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B. Louisiana Oilfield Anti-Indemnity Act: Contractor and Owner agree that the Louisiana Oilfield Anti-Indemnity Act, LA. REV. STAT. § 9:2780, ET. SEQ., is inapplicable to this Agreement and the performance of the Work. Application of these code sections to this Agreement would be contrary to the intent of the Parties, and each Party hereby irrevocably waives any contention that these code sections are applicable to this Agreement or the Work. In addition, it is the intent of the Parties in the event that the aforementioned act were to apply that each Party shall provide insurance to cover the losses contemplated by such code sections and assumed by each such Party under the indemnification provisions of this Agreement, and Contractor agrees that the payments made to Contractor hereunder compensate Contractor for the cost of premiums for the insurance provided by it under this Agreement. The Parties agree that each Party’s agreement to support their indemnification obligations by insurance shall in no respect impair their indemnification obligations.

C. Statutory Employees for Purposes of Louisiana Worker’s Compensation Act. In all cases where Contractor’s employees (defined to include the direct, borrowed, special, or statutory employees of Subcontractor and Sub-subcontractors) are performing Work in or offshore the state of Louisiana or are otherwise covered by the Louisiana Workers’ Compensation Act, La. R.S. 23:1021, et seq., Owner and Contractor agree that the Work performed by Contractor, Subcontractors, Sub-subcontractors, and Contractor’s, Subcontractors’, and Sub-subcontractors’ employees pursuant to this Agreement are an integral part of and are essential to the ability of Owner to generate Owner’s goods, products, and work for the purpose of La. R.S. 23:1061(a)(1). Furthermore, Owner and Contractor agree that Owner is the statutory employer of Contractor’s, Subcontractors’, and Sub-subcontractors’ employees for purposes of La. R.S. 23:1061(a)(3), and that Owner shall be entitled to the protections afforded a statutory employer under Louisiana law. Regardless of Owner’s status as the statutory or special employer (as defined in La. R.S. 23:1031(c)) of the employees of Owner, Subcontractors, or Sub-subcontractors, and regardless of any other relationship or alleged relationship between such employees and Owner, Contractor shall be and remain at all times primarily responsible for the payment of all workers’ compensation and medical benefits to Contractor’s, Subcontractors’ and Sub-subcontractors’ employees, and neither Contractor, nor its Subcontractors and Sub-subcontractors, nor their respective insurers or underwriters shall be entitled to seek contribution or indemnity for any such payments from Owner or any other member of the Owner Indemnified Parties. Notwithstanding the foregoing, under no circumstances shall this Section 16.4C be interpreted to relieve Contractor from its full responsibility and liability to Owner under this Agreement for the employees of Contractor or its Subcontractors and Sub-subcontractors (whether or not such employees are a statutory, special or borrowed employee, or otherwise), including Contractor’s obligations to defend, indemnify and hold harmless Owner Indemnified Parties from and against injury or death to such employees or damage to or destruction of property of such employees, as provided in this Agreement.

D. Conflict with Applicable Law: In the event that any indemnity provisions in this Agreement are contrary to the law governing this Agreement, then the indemnity obligations applicable hereunder shall be applied to the maximum extent allowed by Applicable Law.

ARTICLE 17

DISPUTE RESOLUTION

17.1 Negotiation. In the event that any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Owner’s senior management and Contractor’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within fourteen (14) days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 17.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s termination rights. The Parties agree that if any Dispute is not resolved within thirty (30) days after receipt of the Dispute Notice given in this Section 17.1, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 17.2.

17.2 Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 17.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place, provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, Contractor’s surety (if any) and the successors and permitted assigns of any of them. At Owner or Contractor’s option, any other person may be joined as an additional party to any arbitration conducted under this Section 17.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any Dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

17.3 Continued Performance. Notwithstanding any Dispute, and contingent on Owner continuing to make payment as due, it shall be the responsibility of Contractor to continue to prosecute all of the Work diligently and in a good and workmanlike manner in conformity with this Agreement. Except to the extent provided in Section 15.5, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or restrict Owner or Contractor from exercising its rights under this Agreement, at law or in equity, including Owner or Contractor’s rights to terminate.

ARTICLE 18

CONFIDENTIALITY

18.1 Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) the Drawings and Specifications other than to Subcontractors or Sub-subcontractors as necessary to perform the Work, or (ii) any other information relating to the business, products, services, research or development, clients or customers of Owner or any Owner Affiliate, or relating to similar information of a third party who has entrusted such information to Owner or any Owner Affiliate (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing any information in (i) of this Section 18.1 to any Subcontractor or Sub-subcontractor as necessary to perform the Work, Contractor shall bind such Subcontractor or Sub-subcontractor to the confidentiality obligations contained in this Section 18.1 and to the term in Section 18.4.

18.2 Exceptions. Notwithstanding Section 18.1, Owner’s Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of Article 18; (ii) information which at the time of disclosure or acquisition was already in the possession of the Contractor or its employees or agents and was not previously acquired from the Owner or any of its employees or agents; (iii) information which the Contractor can show was acquired by Contractor after the time of disclosure or acquisition hereunder from a third party without any confidentiality commitment, if, to the best of Contractor’s or its employees’ or agent’s knowledge, such third party did not acquire it from Owner or any of its employees or agents; (iv) information independently developed by Contractor without benefit of Owner’s Confidential Information; and (v) information which is required by Applicable Law or other agencies in connection with the Project, to be disclosed; provided, however, that prior to such disclosure, Contractor gives reasonable notice to Owner of the information required to be disclosed so that Owner may attempt to seek an appropriate protective order or other remedy.

18.3 Equitable Relief. Contractor acknowledges that in the event of a breach of any of the terms contained in this Article 18, Owner would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that Owner shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

18.4 Term. The confidentiality obligations of this Article 18 shall survive the expiration or termination of this Agreement for a period of five (5) years following the expiration or earlier termination of this Agreement.

18.5 Disclosure and Filings. Contractor acknowledges that Owner may be required from time to time to make filings in compliance with Applicable Law, including filing a copy of this Agreement with the U.S. Securities and Exchange Commission.

ARTICLE 19

MISCELLANEOUS PROVISIONS

19.1 Entire Agreement. This Agreement, including the Attachments and Schedules attached to and incorporated into this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto. Upon the execution of this Agreement, the letter of intent executed by the Parties and effective December 4, 2006 (“Letter of Intent”), terminates and is superseded hereby and fully merged herein. Any payments made by Owner under the Letter of Intent and any Work performed by Contractor in furtherance of the Project under the Letter of Intent shall be deemed to have been made or performed, as applicable, pursuant to this Agreement and shall be governed by and subject to the terms of this Agreement. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement. General or special conditions included in any of Contractor’s price lists, invoices, tickets, receipts or other such documents presented to Owner shall have no applicability to Owner with respect to this Agreement. All Attachments and Schedules shall be incorporated into this Agreement by such reference.

19.2 Amendments. Other than unilateral Change Orders issued by Owner to Contractor pursuant to Section 6.1C or Section 6.2D, no change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties.

19.3 Interpretation. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other. The headings and captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.

19.4 Notice. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by overnight courier, messenger, facsimile or certified mail, return receipt requested, to the other Party at the address set forth below.

A.	If delivered to Owner:

Cheniere Creole Trail Pipeline, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: 713-659-5459

Attn: Al Bartz

B.	If delivered to Contractor:

Sunland Construction, Inc.

2532 Aymond Street

Eunice, Louisiana 70535

Facsimile: 337-546-0245

Attn: Mark O’Roke

Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner. Notices, demands, offers or other written instruments shall be deemed to have been duly given on the date actually received by the intended recipient.

19.5 Severability. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

19.6 Assignment. This Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except Owner may assign this Agreement, in whole or part, to any of its Affiliates or co-venturers, to any Person jointly controlled by Owner and any co-venturers, or to any lender providing temporary or permanent debt financing to Owner for the Project. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee. Any assignment not in accordance with this Section 19.6 shall be void and without force or effect. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.

19.7 No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

19.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana (without giving effect to the principles thereof relating to conflicts of law). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

19.9 No Publicity. Contractor shall not reveal any information concerning details of this Agreement to the press or a news-disseminating agency or use the details of this Agreement within any advertising, promotional material, publicity or other printed material without Owner’s prior written approval in each instance.

19.10 Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.

19.11 Owner Parent Guaranty. Owner shall cause Cheniere Energy, Inc. to guarantee Owner’s obligations under this Agreement to the extent set forth in Attachment N.

19.12 Survival. Article 9, Article 10, Article 12, Article 14, Article 15, Article 16, Article 17 and Article 18, Sections 3.4, 3.8, 3.10, 8.1, 11.5, 19.8 and this Section 19.11 shall survive termination or expiration of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination or expiration of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Owner:

Cheniere Creole Trail Pipeline, L.P.

By:	/s/ R. Keith Teague
Name:	R. Keith Teague
Title:	President

Contractor:

Sunland Construction, Inc.

By:	/s/ Mark W. O’Roke
Name:	Mark W. O’Roke
Title:	President

ATTACHMENT A

CONTRACT DOCUMENTS

1. Agreement

2. Attachment M (Contractor Assumptions and Clarifications)

2. Attachment K (Project Scope of Work)

3. All Other Attachments and Schedules to Agreement

4. Drawings. Approved For Construction Drawings will be issued following Agreement execution, reflecting any updates or revisions to the Bid Drawings itemized below. The Estimated Contract Price is based upon the Drawings itemized below, which reflect installation of 123,481 linear feet of 42” OD API 5LX-70 pipe, comprised of 13,090 linear feet of 0.720” wt and 110,391 linear feet of 0.600” wt pipe.

Drawing No.	Drawing Name	Original Date	Current Revision	Current Date
D-02-01ML-Vicinity	Segment 2 – Vicinity Map
D-02-01ML-001	Segment 2 – Single Line Alignment 1	11/06	F5	12/06
D-02-01ML-002	Segment 2 – Single Line Alignment 2	11/06	F5	12/06
D-02-01ML-003	Segment 2 – Single Line Alignment 3	11/06	F5	12/06
D-02-01ML-004	Segment 2 – Single Line Alignment 4	11/06	F5	12/06
D-02-01ML-005	Segment 2 – Single Line Alignment 5	11/06	F5	12/06
D-02-01ML-006A	Segment 2 – Single Line Alignment 6	11/06	F5	12/06
D-02-01ML-007A	Segment 2 – Single Line Alignment 7	11/06	F5	12/06
D-02-01ML-008	Segment 2 – Single Line Alignment 8	11/06	F5	12/06
D-02-01ML-009A	Segment 2 – Single Line Alignment 9	11/06	F5	12/06
D-02-01ML-0010A	Segment 2 – Single Line Alignment 10	11/06	F5	12/06
D-02-01ML-0011	Segment 2 – Single Line Alignment 11	11/06	F5	12/06
D-02-01ML-0012	Segment 2 – Single Line Alignment 12	11/06	F5	12/06
D-02-01ML-001HDD	Segment 2 – Calcasieu River Ship Channel HDD	11/06	F5	12/06
D-02-01ML-001AHDD	Segment 2 – Entrance into Lake Calcasieu HDD	11/06	F6	12/06
D-02-01ML-002HDD	Segment 2 – Calcasieu Channel and ICWW HDD	11/06	F5	12/06
Figure TC-001	Segment 2 – Turbidity Curtain Plan View	12/06	A	12/06
Figure TC-002	Segment 2 – Turbidity Curtain Elevation View	12/06	A	12/06
Figure TC-003	Segment 2 – Turbidity Curtain Lake Location	12/06	A	12/06

Drawing No.	Drawing Name	Original Date	Current Revision	Current Date
Figure TC-004	Segment 2 – Turbidity Curtain Lake Location	12/06	A	12/06
06029-101	Typical Pipeline Crossing Over Existing Pipeline		Rev. A	09/05/06
06029-102	Typical Pipeline Crossing Under Existing Pipeline		Rev. A	09/05/06
06029-103	Typical Breakover Tie-In		Rev. A	09/01/06
Figure-01	Typical Wetland Construction Corridor	12/2006
Figure-02	Typical Upland Construction Corridor	12/2006
Figure-03	Typical Agriculture Construction Corridor	12/2006
Figure-04	Typical Paralleling Existing Pipeline	12/2006
Figure-05	300’ Lake Construction Corridor	12/2006
Figure-06	Typical Stream Crossing	12/2006
Figure-07	Standard and Conventional Wetland Construction (Method I & II)	12/2006
Figure-08	Typical Hay/Straw Bale Installation	12/2006
Figure-09	Silt Fence Installation	12/2006
Figure-10	Typical Trench Breakers	12/2006
Figure-11	Typical Energy Dissipator	12/2006
Figure-12	Typical Erosion Control Fabric	12/2006
Figure-13	Typical Workspace Layout Directional Drill Method	12/2006
Figure-14	Permanent Water Bars or Terraces	12/2006
Figure-15	Typical Mat Bridge Equipment Crossing	12/2006
Figure-16	Typical Rock & Flume Equipment Crossing	12/2006
Figure-17	Typical Timber Mat & Rock/Culvert Bridge Equipment Crossing	12/2006
Figure-18	Typical Portable Bridge Equipment Crossing	12/2006
Figure-19	Wet Waterbody Crossing (Method 1)	12/2006
Figure-20	Dry Waterbody Crossing (Method 2A-Flumed)	12/2006
Figure-21	Dry Waterbody Crossing (Method 2B, Pump Around)	12/2006
Figure-22	Dry Waterbody Crossing (Method 2C-Coffer Dam)	12/2006
Figure-23	Typical Wetland Crossing Procedure PUSH/PULL	12/2006
Figure-24	Typical Marsh Saturated Construction MP 11.0 to MP 18.1	12/2006

Drawing No.	Drawing Name	Original Date	Current Revision	Current Date
Figure-25	300’ Lake Access Corridor	12/2006
Figure-26	120’ Lake Construction Corridor	12/2006

5. Specifications

Specification Section No.	Specification Section Name
Pipeline Installation and Testing Specifications
Horizontal Direction Drill Specification

ATTACHMENT B

KEY PERSONNEL

B-1

ATTACHMENT C

FORM OF NOTICE TO PROCEED

Date:

Via Facsimile [                    ] and Overnight Courier

[Contractor]

Attention:

Re:	Notice to Proceed

Pursuant to Section 5.1 of the Construction Agreement for the construction of the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option, dated as of the 5th day of January, 2007 (the “Agreement”), by and between Cheniere Creole Trail Pipeline, L.P. (“Owner”) and Sunland Construction, Inc. (“Contractor”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the Work pursuant to the terms and conditions of the Agreement.

For and on behalf of CHENIERE CREOLE TRAIL PIPELINE, L.P.

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Notice to Proceed.

For and on behalf of SUNLAND CONSTRUCTION, INC.

By:
Name:
Title:

C-1

ATTACHMENT D

FORM OF CHANGE ORDER

SCHEDULE D-1

CHANGE ORDER FORM

(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option

OWNER: Cheniere Creole Trail Pipeline, L.P.

CONTRACTOR: Sunland Construction, Inc.

DATE OF AGREEMENT: January 5, 2007

CHANGE ORDER NUMBER: ________________ DATE OF CHANGE ORDER: ________________

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Estimated Contract Price

The original Estimated Contract Price was	$	____________
Net change by previously authorized Change Orders (# )	$	____________
The Estimated Contract Price prior to this Change Order was	$	____________
The Estimated Contract Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$	____________
The new Estimated Contract Price including this Change Order will be	$	____________

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Required Mechanical Completion Date will be (increased) (decreased) (unchanged) by              (__) Days.

The Required Mechanical Completion Date as of the date of this Change Order therefore is             , 20__.

(attach additional documentation if necessary)

The Required Substantial Completion Date will be (increased) (decreased) (unchanged) by              (__) Days.

The Required Substantial Completion Date as of the date of this Change Order therefore is             , 20__.

(attach additional documentation if necessary)

The Required Final Completion Date will be (increased) (decreased) (unchanged) by              (__) Days.

The Required Final Completion Date as of the date of this Change Order therefore is             , 20__.

(attach additional documentation if necessary)

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Owner	Contractor

Name	Name

Title	Title

Date of Signing	Date of Signing

SCHEDULE D-2

UNILATERAL CHANGE ORDER FORM

(for use when only Owner executes the Change Order pursuant to Section 6.1C or 6.2D)

PROJECT NAME: Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option

OWNER: Cheniere Creole Trail Pipeline, L.P.

CONTRACTOR: Sunland Construction, Inc.

DATE OF AGREEMENT: January 5, 2007

CHANGE ORDER NUMBER: ________________ DATE OF CHANGE ORDER: ________________

You are hereby directed to make the following change(s) in this Agreement: (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order are on a time and materials basis as provided in Sections 6.1C and 6.2D of the Agreement.

When signed by Owner and received by Contractor, this document becomes effective IMMEDIATELY as a unilateral Change Order, and Contractor shall commence with the performance of the change(s) described above within three (3) Business Days of its receipt unless another time is expressly stated above. This Change Order is signed by Owner’s duly authorized representative.

Owner

Name

Title

Date of Signing

SCHEDULE D-3

PRICING FOR CHANGE ORDERS

1.	Extra Work Crew Rates

Item	Type of Work	Unit	Fixed Unit Price
1.0	HDD SPREAD – Rates based on twenty-four (24) hours per Day seven (7) Days per week
1.1	HDD SPREAD - WORKING	PER HOUR	$7,549.00
1.2	HDD SPREAD - STANDBY IN FIELD	PER HOUR	$7,322.00
1.3	HDD SPREAD - STANDBY AT DOCK	PER HOUR	$6,480.00
1.4	HDD SPREAD - STANDBY OFF-SITE	PER HOUR	$5,638.00
2.0	DREDGE & BACKFILL SPREAD – Rates based on twenty-four (24) hours per Day seven (7) Days per week
2.1	DREDGE & BACKFILL - WORKING	PER HOUR	$1,527.00
2.2	DREDGE & BACKFILL - STANDBY IN FIELD	PER HOUR	$1,427.00
2.3	DREDGE & BACKFILL - STANDBY AT DOCK	PER HOUR	$1,427.00
2.4	DREDGE & BACKFILL - STANDBY OFF-SITE	PER HOUR	$1,427.00
3.0	LAY BARGE AND PIPEHAUL SPREAD – Rates based on twelve (12) hours per Day for six (6) Days per week
3.1	LAY BARGE - WORKING	PER HOUR	$10,372.00
3.2	LAY BARGE - STANDBY IN FIELD	PER HOUR	$9,857.00
3.3	LAY BARGE - STANDBY AT DOCK	PER HOUR	$9,350.00
3.4	LAY BARGE - STANDBY OFF-SITE	PER HOUR	$8,843.00
4.0	HYDROSTATIC TEST SPREAD – Rates based on twenty-four (24) hours per Day seven (7) Days per week
4.1	HYDROTEST SPREAD - WORKING	PER HOUR	$4,042.00
4.2	HYDROTEST SPREAD - STANDBY IN FIELD	PER HOUR	$3,941.00
4.3	HYDROTEST SPREAD - STANDBY AT DOCK	PER HOUR	$3,941.00
4.4	HYDROTEST SPREAD - STANDBY OFF-SITE	PER HOUR	$3,941.00
5.0	ADDITIONAL PIPELINE TIE-INS. All work necessary to perform welded tie-ins at locations not identified in the Agreement
5.1	ADDITIONAL TIE-IN WELD	LUMP SUM	$288,000.00
6.0	ADDITIONAL PIPELINE CROSSINGS. All work necessary to perform below pipeline crossings in Lake Calcasieu at locations not identified in the Agreement, including those identified in the Drawings at STA 870+15, STA 935+57 and STA 965+37.
6.1	ADDITIONAL PIPELINE CROSSING	LUMP SUM	$39,000.00
7.0	EAST HACKBERRY FIELD. All work associated with cut, cap, removal and/or re-installation of existing flowlines in the East Hackberry Field will be performed on a T&M basis in accordance with the Labor and Equipment Rates in Schedule D-3.2 below.

2.	Extra Work Labor and Equipment Rates

The applicable rates are set forth in the attached Labor and Equipment Rate Schedule, prepared by Sunland Construction, Inc., for Cheniere Creole Trail Pipeline, L. P., dated January 2007. All third party labor and equipment rental rates billed to Owner shall be reasonable based on the location and type of services.

LABOR AND EQUIPMENT

RATE SCHEDULE

Pipeline & Station Construction,

Maintenance, Roustabout, Directional

Drilling, DHB & Insulation Services

Land, Marsh, and Inland Waters

Cheniere Creole Trail Pipeline, L.P.

January 2007

SUNLAND CONSTRUCTION, INC.

GENERAL CONDITIONS	3

LABOR PROVISIONS	4

LABOR RATE SCHEDULE	5

EQUIPMENT PROVISIONS	6

MARINE EQUIPMENT RATE SCHEDULE	7

Pipe Laying Barges	7

Jet Barges (Pipe Burying Barges) *	7

Pipeline Lift and Repair Barge *	7

Spud Barges with Draglines	8

Spud Barges and Deck Barges	8

Boats	8

Portable Caissons for Submerged Pipelines	8

Amphibious Equipment *	8

LAND EQUIPMENT & SUPPORT EQUIPMENT RATE SCHEDULE	9

Dozers *	9

Excavators	9

Cranes/Draglines	9

Pipelayers	9

Other Equipment	10

Testing Equipment	10

Air Compressors/Generators	10

Trucks, Vehicles and Trailers	10

Pumps	11

Welding Equipment	11

Environmental/ROW Equipment	12

Miscellaneous Equipment & Tools	12

DHB Miscellaneous Equipment	14

DHB End Seals	14

Revision January 2007	Page 2 of 14

SUNLAND CONSTRUCTION, INC.

GENERAL CONDITIONS

Material

All material purchased at the Customer’s request will be billed at Contractor’s cost plus 20%.

Subcontracts

For all subcontract work the Customer will be billed at subcontract cost plus 20%.

Permits

The Customer will provide all permits required for construction.

Extra Work Time Sheets

Extra work time sheets shall be prepared daily and signed by a representative of both the Contractor and the Customer. These reports will reflect all labor, equipment, material, and third party items used.

Named Tropical Storm – Marine Jobs

Standby for all weather downtime associated with a named tropical storm or hurricane will be charged according to the rates contained herein for any work over water.

Safety

If job size or job requires us to employ a full-time project safety coordinator, charges will be based on the rates and provisions contained herein. If we elect to utilize a third party, the Customer will be billed at Contractor’s cost plus 20%.

~~Tax Statement~~

~~These rates do not include any sales, gross receipts, privilege, or contractor’s tax levied by various states. These taxes, where applicable, will be in addition to the rates stated above.~~

Revision January 2007	Page 3 of 14

SUNLAND CONSTRUCTION, INC.

LABOR PROVISIONS

1.	Labor rates are inclusive of wages and applicable payroll burdens such as taxes, contributions or assessments for unemployment insurance and workmen’s compensation, insurance, overhead and profit.

2.	All quoted rates are per hour or any part thereof.

3.	Overtime rate shall be applicable to all hours in excess of sixty- (60) hours per week with the work commencing on Monday at 12:01 a.m.

4.	Overtime rates shall be charged for all categories of labor on Sundays and Holidays (New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day, the Friday after Thanksgiving Day, Christmas Day, and Christmas Eve, except when Christmas falls on a Sunday, then the day after Christmas will be observed as a Holiday.

5.	A minimum charge for all labor assigned shall be eight (8) hours per day.

6.	Contractor shall be reimbursed in accordance with the quoted hourly rates for travel time paid its employees to travel to/from a Sunland’s Division office location or a designated assembly point (to be agreed upon between contractor and client), to/from the job site. Such allowed travel time shall be considered as work time and shall be included in the total hours billed for labor and equipment.

7.	When work is performed outside the 50-mile radius of Sunland’s divisional offices a subsistence of $100.00 per day will be charged for each employee. If the Scope of Work requires Contractor to bring in additional personnel from outside the 50-mile radius of the division offices to work within the 50-mile radius, and Contractor is required to pay subsistence pay for the additional personnel, Company shall be charged the applicable per diem charge above.

8.	Third party services and/or materials provided shall be charged at cost plus twenty (20) percent plus applicable vendor sales or use tax. Cost shall be defined as Vendor invoice less applicable sales taxes.

9.	At Customer’s expense, designated employees will be assigned vehicles by the Contractor. The vehicles will be invoiced at the same number of hours as are invoiced for their assigned employees. If vehicles are used only for transportation to/from the job site or dock within a 50 mile radius only a 8 hour minimum charge will apply.

10.	Sales taxes, if applicable, shall be charged in addition to the above stated rates.

LABOR PROVISIONS-MARINE ONLY

1.	Marine rates and provisions apply to any work over Water, Inland or Continental Shelf. For marine work, these provisions are additive to those provisions contained in the general labor section.

2.	Overtime rate shall be applicable to all hours in excess of sixty- (60) hours per week with the work commencing on Monday at 12:01 a.m.

3.	Customer will pay room and board if personnel do not return to the yard each day. Living quarters are available on some spud barges. In addition to the standard equipment listed, these barges will have a generator, fresh water tank, and sewage treatment equipment as specified by state law. “Zero” discharge is available; price will be furnished for this additional service when required.

Room and Board	$100.00 per day per man
Meals Only	$30.00 per meal
Cook, Cook Helper, Quarters Keeper	Cost plus 20%

Board will be provided for outside personnel at $100.00 per day per man.

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SUNLAND CONSTRUCTION, INC.

LABOR RATE SCHEDULE

Billing Code	Classification	LAND - 60 Hr		MARINE - 60 Hr
		Regular	Overtime	Regular	Overtime
Land/Marine
001/101	Project Manager	$72.00	$72.00	$75.50	$75.50
002/102	Superintendent	$72.00	$72.00	$75.50	$75.50
003/103	Superintendent - Drilling	$72.00	$72.00	$75.50	$75.50
004/104	Superintendent - Insulation	$60.00	$60.00	—	—
005/105	Assistant Superintendent	$60.00	$60.00	$63.00	$63.00
006/106	Foreman	$60.00	$60.00	$63.00	$63.00
007/107	Foreman – Insulation, Maint.. Roustabout	$51.50	$65.00	—	—
008/108	Foreman – Labor (Straw)	$36.25	$48.50	$40.50	$51.50
010/110	Licensed Boat Captain	—	—	$50.50	$50.50
011/111	Project Safety Coordinator	$50.50	$50.50	$50.50	$50.50
012/112	Office Manager	$39.25	$39.25	$39.25	$39.25
013/113	Purchasing Agent	$39.25	$39.25	$39.25	$39.25
014/114	Field Engineer	$51.50	$65.00	$59.75	$73.25
015/115	Driller	$51.50	$65.00	$59.75	$73.25
016/116	Welder*	$72.50	$91.75	$76.50	$97.00
017/117	Equipment Operator	$49.00	$62.00	$57.50	$70.50
018/118	Drilling Floor Hand, Deck Hand	$49.00	$62.00	$57.50	$70.50
020/120	Truck Driver	$49.00	$62.00	$49.00	$62.00
021/121	Carpenter, Painter, Mason	$49.00	$62.00	$49.00	$62.00
022/122	Spacer, Pipefitter	$49.00	$62.00	$57.50	$70.50
023/123	Mechanic	$47.50	$59.50	$55.50	$68.00
024/124	Insulator Mechanic	$47.50	$59.50	—	—
025/125	Insulator Journeyman	$38.50	$48.50	—	—
026/126	Welder Helper	$30.00	$37.75	$38.50	$46.25
027/127	Insulator Helper	$30.00	$37.75	—	—
028/128	Laborer, Oiler	$28.25	$35.00	$36.25	$43.50
030/130	Whseman, Parts Runner	$28.25	$35.00	$28.25	$35.00
031/131	Field Clerk, Night Watchman	$30.00	$37.75	$30.00	$37.75

2WD/4WD	Vehicle			2 W/Drive	4 W/Drive
500/501	Superintendent, Assist. Super	Pickup		$13.00	$15.00
“ “	Engineer/Project Mgr	Pickup		$13.00	$15.00
“ “	Safety Coordinator	Pickup		$13.00	$15.00
“ “	Foreman (including Labor Foreman) Pickup	$13.00		$15.00
“ “	Office Manager	Pickup		$13.00	$15.00
“ “	Parts Runner / Material Man/Purchasing Pickup	$13.00		$15.00
500	Operator	Pickup	$13.00	$13.00	500
502/503	Crew	Crew Cab	$18.00	$20.00	502/503
511	Mechanic Mechanic	Truck	$25.00	$25.00	511
510	Welder Welding	Rig	$26.00	$26.00	510

*	Extra hour(s) per day may be paid to bead, hot-pass welders and welder foreman on pipeline projects and will be charged accordingly.

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SUNLAND CONSTRUCTION, INC.

EQUIPMENT PROVISIONS

1.	Equipment rates are inclusive of maintenance, repair, fuel, oil, lube, vendor taxes, insurance, depreciation, licenses fees, overhead, and profit, unless otherwise noted. Equipment rates are on a straight time basis and are exclusive of operating labor, unless otherwise noted.

2.	All quoted rates are per hour unless stated otherwise.

3.	A minimum charge for all equipment assigned shall be eight (8) hours. This is to be utilized during work stoppages or rain out days ONLY.

4.	Service time for fueling and greasing of equipment shall be considered work time.

5.	Rates are chargeable for all time including mobilization, demobilization and/or moving. Additional cost for third party hauling and permits shall be charged at cost plus twenty (20) percent.

6.	Trucks and equipment shall be charged the same hours as that incurred by the crew.

7.	Should the contractor find it necessary to employ equipment other than the equipment listed or to employ equipment on a short-term basis (less than 7 days), such equipment may be provided from a third party and shall be charged at the actual equipment rental rate plus forty (40) percent (for fuel burning equipment) or twenty (20) percent (for non-fuel burning equipment), plus any applicable sales or use taxes. The markup will include such costs as fuel, lube, insurance, maintenance, and profit.

8.	Any new equipment which Sunland purchases after this rate sheet is published will be billed at a rental price the same as an outside vendor, plus fuel if applicable.

9.	Sales and use taxes, where applicable, shall be charged in addition to the above rates.

EQUIPMENT PROVISIONS – MARINE ONLY

1.	For marine work, these provisions are additive to those provisions contained in the general equipment section.

2.	The published rates for hourly marine equipment are working rates. Working rates will be charged while the equipment is being rigged up or being prepared for the work performed, while the assigned crew is being charged and while the equipment is being off loaded at the completion of the job.

3.	Tow/standby rates for hourly marine equipment will be charged for equipment in-transit or without crew at 85% of the working rates. Any person involved in a tow or standby operation will be charged at published rates at 12 hours per 24 hour period.

4.	A minimum charge of six (6) 12 hour days per week (Working or Standby) will apply to all Sunland owned hourly rate equipment. A minimum of five days per week will apply to all Sunland owned daily rate equipment. There will be no charge for Sunland owned equipment on standby once the minimum is incurred, except for Sunland required manned equipment.

5.	Should the customer require outside equipment the customer will be billed at Contractor’s cost plus fuel, oil, grease and maintenance cost, plus twenty (20) percent plus any applicable sales or use tax.

Revision January 2007	Page 6 of 14

SUNLAND CONSTRUCTION, INC.

MARINE EQUIPMENT RATE SCHEDULE

Pipe Laying Barges

Billing Code	Description	Rate
200	BH104 – 34’ x 110’ x 6”6”
	Includes pipe rollers, extension ramp, pipe rack, light plant and 1 1/2 cubic yard/40-ton dragline. It can also be rigged with cranes larger than 40 tons when available	$120.00/Hr
201	BH 300 – 45” x 185” x 9’

Three (3) spuds capable of depths up to 25” of water or could be rigged with a six anchor system, generator, pipe rollers, pipe rack, hydraulic line up, light plant and four or five stations with extension ramp. Capable of dredging, pile driving and laying pipe. If an anchor spread is used, add $35.00 per hour to the rate. It can also be rigged with cranes larger than 60 tons when available

$240.00/Hr
202	3 Lay Barge Set - Accommodates up to 48” Pipe	Price Available Upon Request

Jet Barges (Pipe Burying Barges) *

210	BH 200, BH 202
Equipped with two (2) 300 H.P. Three-Stage Jet Pumps and 600 CFM Compressor. Capable of burying pipelines from 2” to 36” diameter		$170.00/Hr
211	BH 200, BH 202
	Equipped with four (4) 300 H.P. Three-Stage Jet Pumps and 600 CFM Compressor. Capable of burying pipelines up to 36” diameter	$245.00/Hr
212	BH 201, BH203 ** – Rigged as a Split Hull Jetting Barge
	Equipped with two (2) 300 H.P. Three-Stage Jet Pumps, 750 CFM Compressor, Jet Claw Apparatus, Piping, Hoses and two 1,000 Gal. Fuel Tanks. Capable of burying pipelines up to 36” diameter	$205.00/Hr
213	BH 201, BH203 ** – Rigged as a Split Hull Jetting Barge
	Equipped with four (4) 300 H.P. Three-Stage Jet Pumps, 750 CFM Compressor, Jet Claw Apparatus, Piping, Hoses and two 1,000 Gal. Fuel Tanks. Capable of burying pipelines up to 36” diameter	$275.00/Hr

* Prices exclude fuel which will be charged at cost plus 20%

** Rig up and rig down will be in addition.

Pipeline Lift and Repair Barge *

220	H 201, BH 203
	Double pontoons (90” x 10’ x 5’) with 2 yoke assembly, capacity 25 tons per yoke, hydraulic operated, 2 drum 70B spud unit with two (2) 30’ spuds. $375.00 per day per yoke	$800.00/Day
221	Flexi-Float Barges – 30’ x 8’ x 4’	$115.00/Day/ea
222	Rakes	$25.00/Day/ea.
223	Spud Well and Spud (set)	$25.00/Day/ea.
224	Spud Unit	$115.00/Day/ea
225	Yokes and Winches	$100.00/Day/ea
226	Interlocking Barges - 40’ x 8’ x 4’	$110.00/Day/ea
227	Interlocking Barges - 30’ x 8’ x 4’	$85.00/Day/ea.

*	7 day minimum charge applies. Lift belts will be charged at $10.00/day each per yoke. Cable slings will be charged at cost plus 20%. All other equipment and supplies will be charged as per rate sheet.

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SUNLAND CONSTRUCTION, INC.

Spud Barges with Draglines

230	BH103, BH 105 – 38’ x 120’ x 8’
	5 cubic yard/125-ton dragline, pile driving leads, hammer and follow block, 5 cubic yard drag bucket, 5 cubic yard clam bucket, fuel tank, power operated spuds	$185.00/Hr
231	BH101 – 36’ x 120’ x 7’ 4 cubic yard/100-ton dragline, pile driving leads, hammer and follow block, 4 cubic yard drag bucket, 4 cubic yard clam bucket, fuel tank, power operated spuds.	$160.00/Hr
232	BH100 – 34’ x 110” x 6’ 6”, Rowe 14 – 34’ x 110’ x 7’ 3 cubic yard/75-ton dragline, pile driving leads, hammer and follow block, 3 cubic yard drag bucket, 3 cubic yard clam bucket, fuel tank, power operated spuds	$120.00/Hr
233	1.5 cubic yard/40 ton dragline, pile driving leads, hammer and follow block, 1.5 cubic yard drag bucket, 1.5 cubic yard clam bucket, fuel tank, power operated spud	$95.00/Hr

Spud Barges and Deck Barges

240	39” x 140” x 7’ Spud Barge with spud unit	$460.00/Day
241	32” x 120’ x 7’ Spud Barge with spud unit	$405.00/Day
242	30’ x 110’ x 7’ Spud Barge with spud unit	$405.00/Day
243	30” x 120’ x 7’ BH7 Water Barge	$275.00/Day
244	30’ x 120’ x 6’6” Deck Barge	$175.00/Day
245	20’ x 8’ x 1’ Tie-In Barge	$60.00/Day

Boats

250	300 HP Tug, Danny Boy, Includes one (1) licensed Boat Captain, customer furnishes fuel	$950.00/Day
251	Aluminum Crewboat 29’, Diesel Inboard	$500.00/Day
252	Aluminum Crewboat 22’ - 26’, 200-225 HP Outboard	$425.00/Day
253	Aluminum Cabin Boat 16’ - 18’, 70 HP Outboard	$220.00/Day
254	Aluminum Skiff 14’- 16’, 15 - 40 HP or less Outboard	$160.00/Day
255	Aluminum Skiff 14’- 16’, without motor	$40.00/Day
256	Boat w/ motor 10’-12’	$130.00/Day

Portable Caissons for Submerged Pipelines

Small Caisson
260	Designed for pipelines up to 20” diameter in water depths up to 45’	$4,500.00/Job
263	Plus per day charge (Daily rate charged every day until returned)	$550.00/Day
Large Caisson
261	Designed for pipelines up to 36” diameter in water depths up to 23’	$5,500.00/Job
263	Plus per day charge (Daily rate charged every day until returned)	$550.00/Day
262	Hydraulic Power Pack	$330.00/Day

Amphibious Equipment *

270	Amphibious Backhoe 1 1/2 cu. yd.	$195.00/Hr
271	Amphibious Backhoe with Slash Buster	$200.00/Hr
272	Amphibious Dragline 3/4 cu. yd. with 45’ ’ boom	$160.00/Hr
273	Amphibious Dragline 1 cu. yd. with 50’ boom.	$170.00/Hr
274	Cargo Buggy	$120.00/Hr
275	Marsh slide or pontoon cargo barge	$95.00/Day

*	Extra boom length is available upon request.

*	Pile driving leads and hammer are available upon request.

*	Crane hook blocks are available upon request.

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SUNLAND CONSTRUCTION, INC.

LAND EQUIPMENT & SUPPORT EQUIPMENT RATE SCHEDULE

Dozers *

Billing Code	Description	Rate
300	Dozer, 80 to 105 hp (JD 550, JD 650, D4 or equiv.)	$45.00/Hr
301	Dozer, 110 to 130 hp (D5H or equiv.)	$60.00/Hr
302	Dozer, 140 to 150 hp (D6D Cat or equiv.)	$72.00/Hr
303	Dozer, 165 to 185 hp (D6H Cat or equiv.)	$85.00/Hr
304	Dozer, 200 to 240 hp (D7 Cat or equiv.)	$115.00/Hr

* LGP equipment or equipped with ripper – add $10.00/Hr. to above listed rates

Excavators

310	Rubber Tire Backhoe (4X2)	$23.00/Hr
311	Rubber Tire Backhoe (4X4)	$28.00/Hr
312	Excavator, 15 Metric Ton (315 Cat or equiv.) (plus teeth in rock)	$60.00/Hr
313	Excavator, 20 Metric Ton (320 Cat or equiv.) (plus teeth in rock)	$75.00/Hr
314	Excavator, 25 Metric Ton (325, 225 Cat or equiv.) (plus teeth in rock)	$87.00/Hr
315	Excavator, 30 Metric Ton (330 Cat or equiv.) (plus teeth in rock)	$100.00/Hr
320	Shaker/Padding Bucket	$1,000.00/Day
321	Slash Buster Attachment	$450.00/Day
322	Vaculift Attachment	$450.00/Day

Cranes/Draglines

330	Crane, Rough Terrain, 15 Ton Class	$46.00/Hr
331	Crane, Rough Terrain, 18 Ton Class	$56.00/Hr
332	Crane, Rough Terrain, 22 Ton Class	$63.00/Hr
333	Crane, Rough Terrain, 28 Ton Class	$75.00/Hr
340	900 Series American 125 ton or equial	$120.00/Hr
341	3900 Series Manotowac 100 Ton or equal	$95.00/Hr
342	Dragline Linkbelt 118 or equal	$85.00/Hr
343	Dragline Linkbelt 108 or equal	$75.00/Hr
344	Dragline Linkbelt 98A or equal	$65.00/Hr
345	Dragline Linkbelt 78 or equal	$55.00/Hr
350	Crane Truck, 10-15 Ton Class	$475.00/Day
351	Crane Truck, 16-20 Ton Class	$625.00/Day
352	Crane Truck, 21-25 Ton Class	$900.00/Day

Pipelayers

360	Rubber Tire Backhoe w/Sideboom	$36.00/Hr
361	Pipelayer, 561 Cat	$56.00/Hr
362	Pipelayer, 571 Cat	$72.00/Hr
363	Pipelayer, 572 Cat	$90.00/Hr
364	Pipelayer, 583 Cat	$110.00/Hr

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SUNLAND CONSTRUCTION, INC.

Other Equipment

400	Bending Machine 22”-36” (Shoes & Mandrel not included)	$1700.00/Day
401	Bending Machine 6”-20” (Shoes & Mandrel not included)	$500.00/Day
402	Skid/Trailer Mounted Hydro-excavator	$450.00/Day
403	Trailer Mounted Hydro-Cat Airless Spray Machine	$450.00/Day
404	Wet Bore Rig	$1200.00/Day
405	Dry Bore Rig	$2500.00/Day
406	Forklift	$325.00/Day
410	Motor Grader (12/120 Cat)	$62.00/Hr
411	Motor Grader (14/140 Cat)	$95.00/Hr
412	Tack Rig	$90.00/Hr
413	Pulling Unit, 100 horsepower, single drum, 1500’ 3/4” cable (cable damage on customers account)	$350.00/Day
414	Hanover Buggy/Rollagon Stringing Buggy	$75.00/Hr
415	Ardco Buggy (Rubber Tire 4 x 4)	$65.00/Hr
416	ATV Vehicle	$120.00/Day

Testing Equipment

430	Frac Tank, (excludes mob, demob and cleaning)	$95.00/Day
431	Hydrostatic Fill & Test Pump Combo	$800.00/Day
432	Dead Weight Test (4 day min)	$90.00/Day
433	Pressure Recorder (4 day min)	$90.00/Day
434	Temperature Recorder (4 day min)	$90.00/Day
435	Test Trailer w/Generator	$145.00/Day
436	Kerr Three Cylinder Test Pump with 1/2” x 50’ Test Hose (5 day Minimum)	$175.00/Day
437	MacFarland Test Pump (3 day Minimum)	$140.00/Day
438	Flow Meter	$45.00/Day
439	6-Inch Victaulic Pipe (600 ft. lot)	$115.00/Day
440	Lowhead Booster Pump	$115.00/Day
441	Water Filter	$85.00/Day
442	Air Powered Hydrostatic Test Pump w/air compressor	$315.00/Day
443	2 Stage Fill Pump (1000GPM)	$450.00/Day

Air Compressors/Generators

460	Air Compressor, 100 - 185 CFM	$200.00/Day
461	Air Compressor, 250 - 275 CFM	$285.00/Day
462	Air Compressor, 375 CFM	$370.00/Day
465	Air Compressor, 750 CFM	$570.00/Day
470	Additional 3/4”/1” x 50’ Air Hose	$4.00/Day
471	Generator, 3.5 – 6.5 KW	$75.00/Day
472	Generator, 20 KW	$200.00/Day
473	Light Tower, Towable	$110.00/Day

Trucks, Vehicles and Trailers

500	Pickup, 1/2 or 3/4 Ton, 2WD	$13.00/Hr
501	Pickup, 1/2 or 3/4 Ton, 4WD	$15.00/Hr
502	Crew Cab Pickup, 2WD	$18.00/Hr
503	Crew Cab Pickup, 4WD	$20.00/Hr
504	Service/Fuel Truck	$35.00/Hr
505	1-Ton Truck, Stake Bed	$25.00/Hr
506	1-Ton Truck, Stake Bed, Crew Cab	$26.00/Hr
510	3/4-1T Welding Rig	$26.00/Hr
511	Mechanic’s Truck	$25.00/Hr
515	Gooseneck Trlr, 22 Ft	$14.00/Hr
516	Float Trailer, 40-45 Foot	$18.00/Hr
517	Lowboy 3 Axle Trailer	$25.00/Hr
518	Lowboy 4 Axle Trailer	$30.00/Hr

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SUNLAND CONSTRUCTION, INC.

519	Pipe Trailer	$15.00/Hr
520	Utility Trailer	$7.00/Hr
521	Van Trailer	$7.00/Hr
522	Skid/2 1/2 Ton Stake Body Truck	$45.00/Hr
525	10-Ton Haul Truck	$55.00/Hr
526	3 & 4 Axle Dump Truck	$55.00/Hr
527	Dolly, Pipe Trailer	$15.00/Hr
528	25 Cubic Yard Dump Trailer	$20.00/Hr
529	80 BBL Vacuum Truck, (excludes cleaning)	$65.00/Hr
530	Winch Truck, 3T w/Gin Poles	$26.00/Hr
531	Water-Tanker Trailer, 8000 gal (storage on-site)	$120.00/Day
540	Office Trailer	$90.00/Day
541	Warehouse/Tool Van *	$325.00/Day

*  Tool van inventory list includes (1) generator 3.5 KW or less, (1) 3” or less Water Pump with discharge hoses, Pipe Beveling Machine 12” or less, Pipe Clamps 12” or less, Pipe Calipers 12” or less, Tensil Tester, Coupon Cutters, Lowering In Belts, (1) Threader, Ridged w/dies, Surveyor Transit, Plumber (Foreman) Plugs 12” or less, (1) Torque Wrench with Multiplier – handheld, Come-A-Long Hoists, 1” Air Impact Wrench, Electric/Air Drill Motor, Drill, Saw – Circular & Reciprocating, (1) Electric Buffing Machine (grinder) w/out brushes.

Pumps

560	6” Ditch Pump	$250.00/Day
561	3” Centrifugal Water Pump w/Hoses	$70.00/Day
562	3” Diaphragm Water Pump w/Hoses	$70.00/Day
563	2” Centrifugal Water Pump w/ Hoses	$55.00/Day
564	2” Diaphragm Water Pump w/Hoses	$55.00/Day
565	1” Diaphragm Air Pump	$30.00/Day
570	6” Single Stage – Jet Fill (3 day minimum)	$275.00/Day
571	6” Three Stage – Jet Fill (1 week minimum)	$500.00/Day
572	Hydraulic 10” Rice Field Pump	$400.00/Day
573	Hydraulic 8” Toyo Pump	$450.00/Day
575	2” x 50’ Discharge Hose	$10.00/Day
576	3” x 50’ Discharge Hose	$12.00/Day
577	4” x 50’ Discharge Hose	$18.00/Day
578	2” x 50’ High Pressure Jet Hose	$30.00/Day
579	4” x 50’ High Pressure Jet Hose	$90.00/Day
580	1” Tank Truck Hose	$12.00/Day
581	2” Tank Truck Hose	$14.00/Day
582	2” Tank Truck Hose	$22.00/Day

Welding Equipment

600	Pipe Beveling Machine - 2-4”	$30.00/Day
601	Pipe Beveling Machine 6-12”	$45.00/Day
602	Pipe Beveling Machine 14-26”	$60.00/Day
603	Pipe Beveling Machine 26-36”	$75.00/Day
610	Pipe Clamps 2-8”	$15.00/Day
611	Pipe Clamps 10-16”	$18.00/Day
612	Pipe Clamps 18-26”	$25.00/Day
613	Pipe Clamps 30”	$30.00/Day
614	Tensil Tester	$390.00/Day
615	Propane Bottle w/Torch	$40.00/Day
616	Nitrogen Gauge Kit	$20.00/Day
617	Coupon Cutters	$65.00/Day
618	400 AMP Lincoln Welding Machine	$120.00/Day
619	Oxygen/Acetylene Cutting Rig w/bottles	$85.00/Day

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SUNLAND CONSTRUCTION, INC.

Environmental/ROW Equipment

650	Farm Tractor	$200.00/Day
651	Farm Tractor 4 x 4	$275.00/Day
652	Bush Hog	$115.00/Day
653	Disc 8’.	$80.00/Day
654	Chisel Plow 9’	$90.00/Day
655	Harrow 10’	$70.00/Day
656	Grain Drill 10’	$210.00/Day
657	35 HP Mulch Spreader	$270.00/Day
658	800# Broadcaster Spreader	$50.00/Day
659	Chipper	$320.00/Day
660	Brush Burner	$375.00/Day

Miscellaneous Equipment & Tools

700	Motor Driven Post Hole Digger	$50.00/Day
701	Pipe Slide (Rollers)	$25.00/Day/Ea
702	Pipe Calipers 2-6”.	$20.00/Day
703	Pipe Calipers 8-12”	$25.00/Day
704	Pipe Calipers 16-24”.	$35.00/Day
705	Pipe Calipers 30”	$42.00/Day
710	Pipe Cradle 6-24”	$190.00/Day
711	Pipe Cradle 24-36”	$300.00/Day
712	Lowering In Belt	$30.00/Day
713	Pipe Cutter 6” to 16”	$50.00/Day
714	Electric Pipe Dies	$65.00/Day
715	Threader, Ridged 700 w/dies	$90.00/Day
716	Threader, Ridged 535 w/dies	$190.00/Day
717	Flange Spreader, 20” & below	$55.00/Day
718	Spreader Bar (articulating concrete mats)	$35.00/Day
720	Safety Basket, OSHA approved	$35.00/Day
721	Safety Walkway	$35.00/Day
722	Ladders 20’ or less, OSHA approved	$25.00/Day
723	Tubs 8’ x 8’ x3’	$15.00/Day
724	Compactor, Walk Behind	$120.00/Day
725	Ditch Trencher, Walk Behind	$250.00/Day
726	Trench Box	$250.00/Day
730	Mats	$20.00/Day/Ea.
731	Skids	$.40/Day/Ea.
732	Holiday Detector	$85.00/Day
733	Heath Leak Detector (LEL meter)	$100.00/Day
734	Pipeline Detector, (M-Scope)	$65.00/Day
735	Paint Pot-Air Agitate w/Hoses & Paint Gun	$90.00/Day
736	Sand Pot 300# w/Hoses and Hood (less sand)	$100.00/Day
737	Jack Hammer	$80.00/Day
740	Breaker Points	Cost plus 20%
741	Chipping Hammer (Air)	$65.00/Day
742	Chipping Hammer (Electric)	$90.00/Day
743	Steam Cleaner	$90.00/Day
744	Air mover	$80.00/Day
745	Electric Blowers	$25.00/Day
746	Fire Retardant Coveralls (Per person)	$7.50/Day
747	Trash Trailer	$70.00/Day
748	Power Washer, Trailer Mounted	$240.00/Day
749	Bending Shoe (4-8”)	$60.00/Day
750	Flume Pipe 12-18”	$2.50/Day/Ft
751	Flume Pipe 20-30”	$3.75/Day/Ft
752	Cement Mixer, 9 cu. ft	$50.00/Day

Revision January 2007	Page 12 of 14

SUNLAND CONSTRUCTION, INC.

753	Concrete Vibrator	$90.00/Day
755	Surveyor Transit (grade level)	$50.00/Day
756	Total Station (Theodolite)	$200.00/Day
757	Scaffolding (Per Set)	$50.00/Day
758	Torque Wrench with Multiplier (Hand Held)	$35.00/Day
759	Torque Wrench with Sockets (Hydraulic)	$250.00/Day
760	Plumber (Foreman) Plugs 26”-36”	$90.00/Day
761	Plumber (Foreman) Plugs 18”-24”	$50.00/Day
762	Plumber (Foreman) Plugs 12”-16”	$40.00/Day
763	Plumber (Foreman) Plugs 8”-10”	$30.00/Day
764	Plumber (Foreman) Plugs 2”-6”	$25.00/Day
770	Hot Tap Machine - 2”	$250.00/Day
771	Company Radio, Marine Hand Held Radio, Cellular	$20.00/Day
772	Concrete Bucket	$50.00/Day
773	Electric Rebar Fabricator without generator	$55.00/Day
774	Pile Driving Leads / 3000# Drop Hammer	$20.00/Hr
775	Pile Driving Leads / 1500# Drop Hammer	$15.00/Hr
776	Load Weight Indicator	$150.00/Day
777	Concrete Saw	$65.00/Day
780	Tank Track Rollers (Concrete Coated Pipe) 16” – 48”	$100.00/Day
781	Half Track Rollers (Concrete Coated Pipe) 6” – 16”	$50.00/Day
782	Hour Glass Rollers (Coated Pipe) 6” – 48”	$75.00/Day
783	Flat Rollers (Dope, Coated Pipe) 2” –16”	$50.00/Day
784	Dir. Drill Pullback Rollers	$35.00/Day
785	5-10 Ton Hydraulic Jack	$45.00/Day
790	1 Ton or 1 1/2 Chain Come-A-Long Hoist	$25.00/Day
791	3 Ton Chain Come-A-Long Hoist	$35.00/Day
792	1 Ton Cable Come-A-Long Hoist	$25.00/Day
793	2 Ton Cable Come-A-Long Hoist	$30.00/Day
794	5 Ton Chain Come-A-Long Hoist	$47.00/Day
800	2000 gallon Skid Tank	$65.00/Day
801	1000 gallon Skid Tank	$55.00/Day
802	250-500 gallon Fuel Tank	$50.00/Day
803	Portable Lights with Stands	$65.00/Day
805	4000 lb. Anchors	$35.00/Day
806	6000 lb. Anchors	$45.00/Day
807	6’ Can-Type Buoy	$35.00/Day
810	1” Air Impact Wrench	$40.00/Day
811	1” Hydraulic Impact Gun	$120.00/Day
812	Electric/Air Drill Motor	$35.00/Day
813	OR Vulcan Hammer	$512.00/Day
814	Pneumatic Hacksaw (Blades plus 20%)	$60.00/Day
815	Wach-Trav-L-Cutter (One Week Minimum) (Cutter Wheels Extra)	$190.00/Day
816	Power Chain Saw	$60.00/Day
817	Power Drill	$50.00/Day
818	Mower w/Weedeater	$50.00/Day
819	Weadeater only	$25.00/Day
820	Styrofoam Float – Approximate 400 lbs. (When Available)	$1.00/Day
821	Styrofoam Float – Approximate 1000 lbs (When Available)	$1.50/Day
822	Electric/Air Roto Hammer	$50.00/Day
825	Porta-Power Rams (20 Ton	$50.00/Day
826	Porta-Power Rams (50 Ton)	$60.00/Day
827	Saw, Circular & Reciprocating	$45.00/Day
828	Electric Buffing Machine (grinder) w/out brushes	$45.00/Day
830	Heating Equipment (90-300,000 BTU)	$130.00/Day
831	Poly Welding Machine	$170.00/Day
832	Poly Pipe Trailer	$150.00/Day
833	Concrete Blankets	$10.00/Day/Ea.

Revision January 2007	Page 13 of 14

SUNLAND CONSTRUCTION, INC.

DHB Miscellaneous Equipment

900	Air Lift Bags – 5 Ton	$95.00/Day
901	Air Lift Bags – 17 Ton	$150.00/Day
902	Air Lift Bags – 44 Ton	$275.00/Day
903	Air Lift Bags – 72 Ton	$350.00/Day
904	Cad weld Equipment	$30.00/Day
905	Arc Gouging Equipment including 400 Amp Lincoln Welding Machine	$210.00/Day
906	Variable DC Power Source	$35.00/Day
907	Wax Tank Trailer	$75.00/Day

DHB End Seals

920	3” x 6	$230.00/Unit
921	4” x 8”	$250.00/Unit
922	6” x 10”	$265.00/Unit
923	8” x 12”	$290.00/Unit
924	0” x 14”.	$305.00/Unit
925	12” x 16”	$320.00/Unit
926	14” x 18”	$335.00/Unit
927	16” x 20”	$350.00/Unit
928	18” x 24”	$370.00/Unit
929	20” x 26”	$385.00/Unit
930	22” x 26”	$405.00/Unit
931	24” x 30”	$425.00/Unit
932	26” x 34”	$455.00/Unit
933	30” x 36”	$475.00/Unit
934	36” x 42”	$510.00/Unit
940	Transition Pieces 3” to 16” casing	$80.00/Unit
941	Transition Pieces 18” to 42” casing	$100.00/Unit

(DHB prices shown are for normal pipeline and casing combinations. DHB seals can readily be supplied for larger casing sizes. Prices quoted above are F.O.B. Eunice, LA and exclusive of applicable sales tax. A complete unit consists of two flange halves, gasket and two compression bolts with nuts. Pipeline coating type and thickness must be specified when ordering to insure proper fit. Casing filler prices will be provided upon request. Prices will vary due to location and volume.)

Revision January 2007	Page 14 of 14

ATTACHMENT E

PROJECT SCHEDULE

CREOLE TRAIL PIPELINE - SEGMENT 2 PROJECT, ALTERNATE ROUTE SINGLE LINE OPTION (WITH SOUTH LAKE DRILL)

ID	Task Name	Duration	Start	Finish
1	**SEGMENT 2 CONSTRUCTION**	**171 days**	**Mon 4/9/07**	**Thu 10/25/07**
2	MOBILIZATION	12 days	Mon 4/9/07	Sat 4/21/07
3	CHIPPING	12 days	Mon 4/16/07	Sat 4/28/07
4	INSTALL SPOIL MARKERS	47 days	Mon 4/16/07	Fri 6/8/07
5	BARGE EXCAVATION	73 days	Wed 4/18/07	Thu 7/12/07
6	MARSH EXCAVATION	38 days	Wed 4/18/07	Thu 5/31/07
7	INSTALL PUSH & DRILL SITES	30 days	Wed 4/18/07	Tue 5/22/07
8	TEST WELDERS	12 days	Thu 4/26/07	Wed 5/9/07
9	**WELDING**	**104 days**	**Thu 5/10/07**	**Sat 9/8/07**
10	MARSH PUSH	30 days	Thu 5/10/07	Wed 6/13/07
11	BARGE LAY	74 days	Thu 6/14/07	Sat 9/8/07
12	**DIRECTIONAL DRILLS**	**78 days**	**Sat 6/2/07**	**Sat 9/1/07**
13	LEVEE DRILL	27 days	Sat 6/2/07	Tue 7/3/07
14	INTRACOASTAL WATERWAY	30 days	Thu 7/5/07	Wed 8/8/07
15	CALCASIEU RIVER	21 days	Thu 8/9/07	Sat 9/1/07
16	MARSH TIE INS	41 days	Mon 6/18/07	Wed 9/5/07
17	LAKE TIE INS	25 days	Thu 9/6/07	Thu 10/4/07
18	REMOVE PUSH SITES	30 days	Thu 9/6/07	Wed 10/10/07
19	BARGE BACKFILL	73 days	Thu 7/19/07	Thu 10/11/07
20	MARSH BACKFILL	38 days	Sat 6/9/07	Fri 9/14/07
21	REMOVE SPOIL MARKERS	47 days	Tue 8/21/07	Sat 10/13/07
22	TESTING & DRYING	12 days	Fri 10/12/07	Thu 10/25/07
23	MECHANICAL COMPLETION	0 days	Sat 3/15/08	Sat 3/15/08
24	SUBSTANTIAL COMPLETION	0 days	Tue 4/1/08	Tue 4/1/08
25	FINAL COMPLETION	0 days	Fri 5/23/08	Fri 5/23/08

2007
2008
J A S O N D J F M A M J J A S O N D J F M A M
4/9
10/25
4/21
4/28
6/8
7/12
5/31
5/22
5/9
5/10
9/8
6/13
6/14
6/2
9/1
7/3
7/5
8/8
8/9
6/18
9/5
9/6
10/4
10/10
7/19
10/11
6/9
9/14
8/21
10/13
10/12
10/25
3/15
4/1

SUNLAND CONSTRUCTION, INC.
Project: Project Schedule
Date: Thu 1/4/07

Task | Split | Progress | Milestone | Summary | Project Summary | External Tasks | External Milestone | Deadline

E-1

ATTACHMENT F

INSURANCE REQUIREMENTS

F.1.	Contractor’s Insurance: All insurance obtained pursuant to this Agreement shall: (1) be issued by insurers with an “A-VII” or better A.M. Best Co. rating in the current Property-Casualty Edition and authorized to do business in the state in which the Project is located, and (2) be in all other respects acceptable to Owner. Contractor shall carry and maintain or cause to be carried and maintained in force at all times during the term of the Agreement the following insurance:

F.1.1.	Workers’ Compensation/Employers’ Liability

Workers’ compensation with appropriate longshoremen’s or harbor workers’ endorsement (if applicable) covering all Contractor Personnel in accordance with the statutory requirements of the state of hire or country in which the Work is to be performed, and if the Work includes the use of vessels, appropriate maritime extensions. Employers’ liability insurance with the limit of One Million United States Dollars (U.S. $l,000,000) per accident or illness.

F.1.2.	Commercial General Liability

Commercial general liability insurance with contractual liability, products and completed operations, and broad form property damage coverage included, which shall provide for a combined single limit of One Million United States Dollars (U.S. $1,000,000) for personal injury, death or property damage resulting from each occurrence and covering all of Contractor’s Work under the Agreement; provided, however, this coverage requirement may be satisfied by Contractor through any combination of primary and excess liability insurance.

F.1.3.	Automobile Liability

Automobile liability insurance covering owned, non-owned and hired motor vehicles, with combined single limits of at least One Million United States Dollars (U.S. $1,000,000) for personal injury, death, or property damage resulting from each occurrence.

F.1.4.	Aircraft Liability Insurance

Aircraft liability insurance, to the extent applicable, covering owned, non-owned and hired aircraft with a combined single limit of Five Million United States Dollars (U.S. $5,000,000) for bodily injury, death and property damage resulting from each occurrence.

F.1.5.	Transportation Insurance

“All Risk” Insurance covering the full replacement cost of all supplies, equipment and materials to be incorporated into the Work while in the course of transit, including the land portion of any ocean or air shipments, and until arrival at the final local Work Sites. Such transit insurance shall include coverage against the perils of war, strikes, riots and civil commotion and shall insure all general average and salvage charges for which named insureds are responsible. Such insurance shall have a deductible of Fifty Thousand United States Dollars (U.S. $50,000) per loss.

F.1.6.	Builder’s Risk Insurance

Upon Owner’s written request, Contractor shall procure and maintain completed value form builder’s risk property insurance (subject to a deductible per loss not to exceed U.S. $50,000) upon the entire Work for one hundred percent (100%) of the full replacement cost value thereof (100% includes additional costs of engineering services in the event of a loss), or such lesser value if requested by Owner. This policy shall include the interests of Owner and Contractor in the Work as named insureds, as their interests may appear, shall name Owner and Contractor co-loss payee(s), and shall be on an “All Risk” basis for physical loss or damage including fire, flood, earthquake, subsidence, hail, theft, vandalism and malicious mischief and shall include an open trench warranty, HDD operations and coverage for portions of the Work while it is stored off the Site or is in transit (in which case the insurance provided under Paragraph F.1.5 shall not be required). This policy shall provide, by endorsement or otherwise, that Contractor shall be solely responsible for the payment of all premiums under the policy, and that the Owner shall have no obligation for the payment thereof, notwithstanding that the Owner are named insureds under the policy. Contractor shall be responsible for any loss within the deductible of the policy for the liabilities assumed by Contractor hereunder.

The cost of such insurance shall be passed through to and paid by Owner, and the Parties shall execute a Change Order increasing the Estimated Contract Price by such amount.

Should Owner choose not to require the insurance required by this Section F.1.6 or should Owner increase the required deductible, Contractor shall only be responsible for loss or damage to the Work that would have otherwise been covered by such insurance to the extent set forth in Section 8.2 of the Agreement.

F.1.7.	Excess Liability Insurance

Umbrella or excess liability insurance, written on a “following form” basis and providing coverage in excess of the coverages required to be provided by Contractor for employer’s liability insurance, commercial general liability insurance and automobile liability insurance, with limits of Twenty-Five Million United States Dollars (U.S. $25,000,000) combined single limit each claim and in the aggregate.

F.1.8.	Pollution Insurance

This policy shall provide coverage against claims for bodily injury (including bodily injury and death) and property damage (including loss of use), including cleanup costs and defense costs imposed under Applicable Law (including the Oil Pollution Act of 1990 (OPA) and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA)), caused by or arising out of pollution incidents, whether into or upon the land, the atmosphere or any water course or body of water, arising from the activities of Contractor or any of its Subcontractors or Sub-subcontractors, and shall include contractual liability per the terms and conditions of such policy. The aggregate limits shall apply separately to each annual policy period.

Limits: U.S. $15,000,000 combined single limit each occurrence

             U.S. $15,000,000 general aggregate with dedicated limits per Project site

F.1.9	Hull and Machinery Insurance

This policy shall be provided by Contractor if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Contractor. If not provided for in the protection and indemnity policy set forth below, this policy shall include collision liability and tower’s liability with sister-ship clause un-amended. All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Contractor to perform the specified Work. Hull: Fair Market Value of each vessel.

F.1.10	Protection and Indemnity Insurance (P&I)

This policy shall be provided by Contractor if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Contractor. The coverage provided shall include marine contractual liability, tankerman’s liability removal of wreck and/or debris, and if not provided for in the hull and machinery policy, collision liability and tower’s liability with sister-ship clause un-amended. All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Contractor to perform the specified Work.

Limits: Protection and indemnity coverage provided with a minimum limit of U.S.$4,000,000.

F.1.11	Riggers Liability Insurance

Limits: $1,000,000 any lift

F.2.	Notice: Contractor shall have the insurance carriers furnish to Owner, upon the Effective Date and annually thereafter, insurance certificates specifying the types and amounts of coverage in effect and the expiration dates of each policy, and a statement that no insurance will be canceled or materially changed without thirty (30) days prior written notice to Owner.

F.3.	Waiver of Subrogation: All policies of insurance required to be provided by Contractor under this Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against the Owner Indemnified Parties for the liabilities assumed by Contractor hereunder. Insurance policies pursuant to Paragraph F.1 shall designate the Owner Indemnified Parties as additional insured for the liabilities assumed by Contractor hereunder, and that the policies provided by Contractor shall be primary and noncontributing to any insurance carried by Owner with regard to the liabilities assumed by Contractor hereunder. The policies referred to in Paragraphs F.1.2 and F.1.3 shall contain a cross-liability clause in respect of third party claims so that Owner and Contractor are regarded as third parties as to each other.

F.4.	Obligations Not Relieved: Except as otherwise provided in this Agreement to the contrary, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; (v) failure of any insurance company to pay any claim accruing under its policy; or (vi) losses by Contractor or any of its Subcontractors not covered by insurance policies.

F.5.	Subcontractors’ Insurance: If Contractor subcontracts any part of the Work, Contractor shall obtain or require its Subcontractors to maintain, the same insurance coverage and amounts that Contractor is required to maintain pursuant to this Attachment F, as applicable and appropriate to the Work of such Subcontractor.

ATTACHMENT G

FORM OF CONTRACTOR’S INVOICE

The form Contractor’s Invoice is attached hereto.

G-1

SUNLAND CONSTRUCTION, INC.

PROCESS SCHEDULE - JOB NO. ?

CLIENT: CHENIERE CREOLE TRAIL PIPELINE, L.P.	ESTIMATE NO.:	1
CONTRACT NO.:	PERIOD ENDING:	January 31, 2007
PROJECT DESCRIPTION: CREOLE TRAIL PIPELINE - SEGMENT 2 PROJECT, ALTERNATIVE ROUTE SINGLE LINE OPTION

ITEM	TYPE OF WORK	UNIT	ESTIMATED MEASURED QUANTITY	FIXED UNIT PRICE OR LUMP SUM AMOUNT FOR LUMP SUM WORK	ESTIMATED TOTAL PRICE FOR UNIT PRICE WORK	COMPLETED (%, QUANTITY OR FOOTAGE)			AMOUNT
						THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE	THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE
1.0	PRE-MOBILIZATION, RIG-UP & MODIFICATION
1.1	RIG-UP
1.1.A	INITIAL PAYMENT (Made under the Letter of Intent)	LUMP SUM	1	$500,000.00	$500,000
1.1.B	ONE THIRD payable in Jan 2007 invoice	LUMP SUM	1	$1,223,986.00	$1,223,986
1.1.C	ONE THIRD payable in Feb 2007 invoice	LUMP SUM	1	$1,223,986.00	$1,223,986
1.1.D	ONE THIRD payable in Mar 2007 invoice	LUMP SUM	1	$1,223,988.00	$1,223,988

				1.1 SUBTOTAL	$4,171,960

1.2	QUALIFICATION of Welders and Procedures	LUMP SUM	1	$1,318,000.00	$1,318,000

				1.0 SUBTOTAL	$5,489,960

2.0	MOBILIZATION/DEMOBILIZATION
2.1	HORIZONTAL DIRECTIONAL DRILLING (“HDD”)
2.1.A	MOBILIZATION	LUMP SUM	1	$161,000.00	$161,000
2.1.B	DEMOBILIZATION	LUMP SUM	1	$161,000.00	$161,000

				2.1 SUBTOTAL	$322,000

2.2	TRENCHING & BACKFILLING
2.2.A	MOBILIZATION	LUMP SUM	1	$74,000.00	$74,000
2.2.B	DEMOBILIZATION	LUMP SUM	1	$74,000.00	$74,000

				2.2 SUBTOTAL	$148,000

2.3	ALL OTHER PIPELAY SERVICES
2.3.A	MOBILIZATION	LUMP SUM	1	$306,000.00	$306,000
2.3.B	DEMOBILIZATION	LUMP SUM	1	$306,000.00	$306,000

				2.3 SUBTOTAL	$612,000

				2.0 SUBTOTAL	$1,082,000

3.0	CALCASIEU RIVER (STA 13+86 to STA 62+70)
3.1	HDD	LUMP SUM	1	$1,905,500.00	$1,905,500
3.2	TRENCHING	PER FOOT	4,884	$11.05	$53,976
3.3	BACKFILLING	PER FOOT	4,884	$7.37	$35,984
3.4	ALL OTHER PIPELAY SERVICES
3.4.A	CLEARING	PER FOOT	4,884	$15.00	$73,260
3.4.B	SITE WORK	LUMP SUM	1	$261,008.00	$261,008
3.4.C	PIPE HAUL	PER FOOT	4,884	$27.00	$131,868
3.4.D	WELDING & COATING	PER FOOT	4,884	$124.00	$605,616
3.4.E	CUT FLOATS	PER FOOT	4,884	$22.00	$107,448

				3.4 SUBTOTAL	$1,179,200

3.5	PLUS OR MINUS UNIT RATE	PER FOOT		$650.00

				3.0 SUBTOTAL	$3,174,660

4.0	SOUTHERN MARSH TO SOUTH LAKE EXIT (STA 62+70 TO STA 153+99)
4.1	TRENCHING	PER FOOT	9,129	$51.58	$470,874
4.2	BACKFILLING	PER FOOT	9,129	$34.39	$313,946
4.3	ALL OTHER PIPELAY SERVICES
4.3.A	CLEARING	PER FOOT	9,129	$12.00	$109,548
4.3.B	SITE WORK	LUMP SUM	1	$601,300.00	$601,300
4.3.C	PIPE HAUL	PER FOOT	9,129	$34.00	$310,386
4.3.D	WELDING & COATING	PER FOOT	9,129	$180.00	$1,643,220
4.3.E	CUT FLOATS	PER FOOT	9,129	$22.00	$200,838

				4.3 SUBTOTAL	$2,865,292

4.4	PLUS OR MINUS UNIT RATE	PER FOOT		$400.00

				4.0 SUBTOTAL	$3,650,112

SUNLAND CONSTRUCTION, INC.

PROCESS SCHEDULE - JOB NO. ?

CLIENT: CHENIERE CREOLE TRAIL PIPELINE, L.P.	ESTIMATE NO.:	1
CONTRACT NO.:	PERIOD ENDING:	January 31, 2007
PROJECT DESCRIPTION: CREOLE TRAIL PIPELINE - SEGMENT 2 PROJECT, ALTERNATIVE ROUTE SINGLE LINE OPTION

ITEM	TYPE OF WORK	UNIT	ESTIMATED MEASURED QUANTITY	FIXED UNIT PRICE OR LUMP SUM AMOUNT FOR LUMP SUM WORK	ESTIMATED TOTAL PRICE FOR UNIT PRICE WORK	COMPLETED (%, QUANTITY OR FOOTAGE)			AMOUNT
						THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE	THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE
5.0	SOUTH LAKE HDD (STA 153+99 TO STA 193+99)
5.1	HDD	LUMP SUM	1	$3,775,830.00	$3,775,830
5.2	TRENCHING	PER FOOT	4,000	$18.75	$75,000
5.3	BACKFILLING	PER FOOT	4,000	$12.50	$50,000
5.4	ALL OTHER PIPELAY SERVICES
5.4.A	CLEARING	PER FOOT	4,000	$12.00	$48,000
5.4.B	SITE WORK	LUMP SUM	1	$301,300.00	$301,300
5.4.C	PIPE HAUL	PER FOOT	4,000	$34.00	$136,000
5.4.D	WELDING & COATING	PER FOOT	4,000	$180.00	$720,000

				5.4 SUBTOTAL	$1,205,300

5.5	PLUS OR MINUS UNIT RATE	PER FOOT		$1,277.00

				5.0 SUBTOTAL	$5,106,130

6.0	SOUTH LAKE HDD ENTRY TO P.I. TIE-IN (STA 193+99 TO STA 233+99)
6.1	TRENCHING
6.1.A	FLOATATION DITCH	PER FOOT	4,000	$62.60	$250,400
6.1.B	PIPE DITCH	PER FOOT	4,000	$51.22	$204,880

				6.1 SUBTOTAL	$455,280

6.2	BACKFILLING
6.2.A	FLOATATION DITCH	PER FOOT	4,000	$41.73	$166,920
6.2.B	PIPE DITCH	PER FOOT	4,000	$34.14	$136,560

				6.2 SUBTOTAL	$303,480

6.3	ALL OTHER PIPELAY SERVICES
6.3.A	SPOIL SIGNS	PER FOOT	4,000	$19.00	$76,000
6.3.B	PIPE HAUL	PER FOOT	4,000	$22.00	$88,000
6.3.C	WELDING & COATING PIPE HAUL	PER FOOT	4,000	$181.00	$724,000

				6.3 SUBTOTAL	$888,000

6.4	PLUS OR MINUS UNIT RATE	PER FOOT		$412.00

				6.0 SUBTOTAL	$1,646,760

7.0	SOUTH LAKE P.I. TO CHOUPIQUE ISLAND HDD (STA 233+99 TO STA 1135+25)
7.1	TRENCHING
7.1.A	FLOATATION DITCH	PER FOOT	90,126	$62.60	$5,641,888
7.1.B	PIPE DITCH	PER FOOT	90,126	$51.22	$4,616,254

				7.1 SUBTOTAL	$10,258,141

7.2	BACKFILLING
7.2.A	FLOATATION DITCH	PER FOOT	90,126	$41.73	$3,760,958
7.2.B	PIPE DITCH	PER FOOT	90,126	$34.14	$3,076,902

				7.2 SUBTOTAL	$6,837,860

7.3	ALL OTHER PIPELAY SERVICES
7.3.A	SPOIL SIGNS	PER FOOT	90,126	$19.00	$1,712,394
7.3.B	PIPE HAUL	PER FOOT	90,126	$22.00	$1,982,772
7.3.C	WELDING & COATING PIPE HAUL	PER FOOT	90,126	$181.00	$16,312,806

				7.3 SUBTOTAL	$20,007,972

7.4	PLUS OR MINUS UNIT RATE	PER FOOT		$412.00

				7.0 SUBTOTAL	$37,103,973

8.0	CHOUPIQUE ISLAND HDD (STA 1135+25 TO STA 1184+38)
8.1	HDD	LUMP SUM	1	$3,949,300.00	$3,949,300
8.2	TRENCHING	PER FOOT	4,913	$6.11	$30,000
8.3	BACKFILLING	PER FOOT	4,913	$4.07	$20,000
8.4	ALL OTHER PIPELAY SERVICES
8.4.A	CLEARING	PER FOOT	4,913	$18.00	$88,434
8.4.B	SITE WORK	LUMP SUM	1	$478,413.00	$478,413
8.4.C	PIPE HAUL	PER FOOT	4,913	$27.00	$132,651
8.4.D	WELDING & COATING	PER FOOT	4,913	$132.00	$648,516
8.4.E	CUT FLOATS	PER FOOT	4,913	$22.00	$108,086

				8.4 SUBTOTAL	$1,456,100

8.5	PLUS OR MINUS UNIT RATE	PER FOOT		$1,110.00

				8.0 SUBTOTAL	$5,455,400

SUNLAND CONSTRUCTION, INC.

PROCESS SCHEDULE - JOB NO. ?

CLIENT: CHENIERE CREOLE TRAIL PIPELINE, L.P.	ESTIMATE NO.:	1
CONTRACT NO.:	PERIOD ENDING:	January 31, 2007
PROJECT DESCRIPTION: CREOLE TRAIL PIPELINE - SEGMENT 2 PROJECT, ALTERNATIVE ROUTE SINGLE LINE OPTION

ITEM	TYPE OF WORK	UNIT	ESTIMATED MEASURED QUANTITY	FIXED UNIT PRICE OR LUMP SUM AMOUNT FOR LUMP SUM WORK	ESTIMATED TOTAL PRICE FOR UNIT PRICE WORK	COMPLETED (%, QUANTITY OR FOOTAGE)			AMOUNT
						THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE	THIS PERIOD		PREVIOUSLY REPORTED	TOTAL TO DATE
9.0	NORTH MARSH TO UPLAND (STA 1184+38 TO STA 1248+67)
9.1	TRENCHING	PER FOOT	6,429	$20.97	$134,820
9.2	BACKFILLING	PER FOOT	6,429	$13.98	$89,880
9.3	ALL OTHER PIPELAY SERVICES
9.3.A	CLEARING	PER FOOT	6,429	$12.00	$77,148
9.3.B	SITE WORK	LUMP SUM	1	$374,928.00	$374,928
9.3.C	PIPE HAUL	PER FOOT	6,429	$27.00	$173,583
9.3.D	WELDING & COATING	PER FOOT	6,429	$107.00	$687,903
9.3.E	CUT FLOATS	PER FOOT	6,429	$22.00	$141,438

				9.3 SUBTOTAL	$1,455,000

9.4	PLUS OR MINUS UNIT RATE	PER FOOT		$261.00

				9.0 SUBTOTAL	$1,679,700

10	TESTING
10.1	HYDROSTATIC TESTING	LUMP SUM	1	$479,000.00	$479,000
10.2	DRYING	LUMP SUM	1	$269,000.00	$269,000

				10.0 SUBTOTAL	$748,000

11.0	PIPELINE TIE-INS
11.1	TIE-IN NEAR STA 38+36, HDD ENTRY	LUMP SUM	1	$180,000.00	$180,000
11.2	TIE-IN AT STA 62+70, P.I.	LUMP SUM	1	$362,000.00	$362,000
11.3	TIE-IN NEAR STA 153+98, HDD EXIT	LUMP SUM	1	$90,000.00	$90,000
11.4	TIE-IN NEAR STA 193+98, HDD ENTRY	LUMP SUM	1	$560,000.00	$560,000
11.5	TIE-IN AT STA 233+99, P.I.	LUMP SUM	1	$288,000.00	$288,000
11.6	TIE-IN NEAR STA 391+34, 16” PIPELINE	LUMP SUM	1	$144,000.00	$144,000
11.7	TIE-INS AT STA 1132+25 AND 1135+25, CHOUPIQUE ISLAND	LUMP SUM	1	$990,000.00	$990,000
11.8	TIE-IN NEAR STA 1184+38, MARSH	LUMP SUM	1	$90,000.00	$90,000

				11.0 SUBTOTAL	$2,704,000

12.0	MAIN LINE VALVE ASSEMBLY
12.1	MAIN LINE VALVE FABRICATION	LUMP SUM	1	$205,000.00	$205,000
12.2	MAIN LINE VALVE INSTALLATION	LUMP SUM	1	$765,000.00	$765,000

				12.0 SUBTOTAL	$970,000

13.0	PIPELINE CROSSINGS
13.1	16” PIPELINE CROSSING STA 391+34	LUMP SUM	1	$39,000.00	$39,000
13.2	30” PIPELINE CROSSING STA 422+22	LUMP SUM	1	$39,000.00	$39,000
13.3	36” PIPELINE CROSSING STA 423+66	LUMP SUM	1	$39,000.00	$39,000

				13.0 SUBTOTAL	$117,000

14.0	MISCELLANEOUS RATES.
14.1	TURBIDITY CURTAIN - INSTALL MAINTAIN & REMOVE	PER 100 FEET	14,100	$4,500.00	$634,500
14.2	SILT FENCE
14.2.A	SILT FENCE – Install and maintain	PER 100 FEET	7,100	$800.00	$56,800
14.2.B	SILT FENCE - Remove	PER 100 FEET	7,100	$200.00	$14,200

				14.2 SUBTOTAL	$71,000

14.3	BUILDERS RISK	LUMP SUM	1	TBD
14.4	PAYMENT & PERFORMANCE BOND	LUMP SUM	1	$445,000.00	$445,000

				14.0 SUBTOTAL	$1,150,500

			ESTIMATED CONTRACT PRICE		$70,078,195		AMOUNT EARNED			$—	$—	$—
							RETAINAGE	5%		$—	$—	$—

ACCEPTED BY:						EARNED LESS RETAINAGE				$—	$—	$—

_________________________________________			__________
CONTRACTOR REPRESENTATIVE			DATE			TOTAL DUE THIS INVOICE			$			—

_________________________________________			__________
OWNER REPRESENTATIVE			DATE

CLIENT: CHENIERE CREOLE TRAIL PIPELINE, L.P.	ESTIMATE NO.:	1
CONTRACT NO.:	PERIOD ENDING:	January 31, 2007
PROJECT DESCRIPTION: SEGMENT 2 - PIPELINE INSTALLATION AT CALCASIEU LAKE

ITEM	TYPE OF WORK	UNIT	ESTIMATED MEASURED QUANTITY	FIXED UNIT PRICE OR LUMP SUM AMOUNT FOR LUMP SUM WORK	ESTIMATED TOTAL PRICE FOR UNIT PRICE WORK	COMPLETED (%, QUANTITY OR FOOTAGE)			AMOUNT
						THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE	THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE
1.1	PRE-MOB RIG UP & MODIFICATION
1.1A	INITIAL PAYMENT	LUMP SUM	1	$500,000.00	$500,000	0%			$—	$—	$—
1.1B	ONE THIRD	LUMP SUM	1	$1,223,986.00	$1,223,986	0%			$—	$—	$—
1.1C	ONE THIRD	LUMP SUM	1	$1,223,986.00	$1,223,986	0%			$—	$—	$—
1.1D	ONE THIRD	LUMP SUM	1	$1,223,988.00	$1,223,988	0%			$—	$—	$—
SUB					$4,171,960
	MOBILIZATION DEMOBILIZATION
2.1.A	HORIZONTAL DIRECTIONAL DRILLING (HDD)
2.1.A.1	MOBILIZATION	LUMP SUM	1	$161,000.00	$161,000	0%			$—	$—	$—
2.1.A.2	DEMOBILIZATION	LUMP SUM	1	$161,000.00	$161,000	0%			$—	$—	$—
SUB					$322,000
2.1.B	TRENCHING & BACKFILLING
2.1.B.1	MOBILIZATION	LUMP SUM	1	$74,000.00	$74,000	0%			$—	$—	$—
2.1.B.2	DEMOBILIZATION	LUMP SUM	1	$74,000.00	$74,000	0%			$—	$—	$—
SUB					$148,000
2.1.C	ALL OTHER PIPELAY SERVICES
2.1.C.1	MOBILIZATION	LUMP SUM	1	$306,000.00	$306,000	0%			$—	$—	$—
2.1.C.2	DEMOBILIZATION	LUMP SUM	1	$306,000.00	$306,000	0%			$—	$—	$—
SUB					$612,000
2.1.D	QUALIFY WELDERS & PROCEDURES	LUMP SUM	1	$1,318,000.00	$1,318,000	0%			$—	$—	$—
	CALCASIEU RIVER DRILL INSTALLATION (STA 13+86 TO STA 62+70)	4,884
2.2.1.A	HDD	LUMP SUM	1	$1,905,500.00	$1,905,500	0%			$—	$—	$—
2.2.1.B.1	TRENCHING	PER FOOT	4,884	$11.05	$53,976	0			$—	$—	$—
2.2.1.B.2	BACKFILLING	PER FOOT	4,884	$7.37	$35,984	0			$—	$—	$—
2.2.1.C	ALL OTHER PIPELAY SERVICES
2.2.1.C.1	CLEARING	PER FOOT	4,884	$15.00	$73,260	0			$—	$—	$—
2.2.1.C.2	SITE WORK	LUMP SUM	1	$261,008.00	$261,008	0%			$—	$—	$—
2.2.1.C.3	PIPE HAUL	PER FOOT	4,884	$27.00	$131,868	0			$—	$—	$—
2.2.1.C.4	WELDING & COATING	PER FOOT	4,884	$124.00	$605,616	0			$—	$—	$—
2.2.1.C.5	CUT FLOATS	PER FOOT	4,884	$22.00	$107,448	0			$—	$—	$—
SUB					$3,174,660
2.2.1.3	PLUS OR MINUS UNIT RATE				$650	0			$—	$—	$—
	SOUTHERN MARSH TO SOUTH LAKE DRILL EXIT INSTALLATION (STA 62+70 TO STA 153+99)	9,129
3.2.1.A.1	TRENCHING	PER FOOT	9,129	$51.58	$470,874	0			$—	$—	$—
3.2.1.A.2	BACKFILLING	PER FOOT	9,129	$34.39	$313,946	0			$—	$—	$—
3.2.1B	ALL OTHER PIPELAY SERVICES
3.2.1.B.1	CLEARING	PER FOOT	9,129	$12.00	$109,548	0			$—	$—	$—
3.2.1.B.2	SITE WORK	LUMP SUM	1	$601,300.00	$601,300	0%
3.2.1.B.3	PIPE HAUL	PER FOOT	9,129	$34.00	$310,386	0			$—	$—	$—
3.2.1.B.4	WELDING & COATING	PER FOOT	9,129	$180.00	$1,643,220	0			$—	$—	$—
3.2.1.B.5	CUT FLOATS	PER FOOT	9,129	$22.00	$200,838	0			$—	$—	$—
SUB					$3,650,112

CLIENT: CHENIERE CREOLE TRAIL PIPELINE, L.P.	ESTIMATE NO.:	1
CONTRACT NO.:	PERIOD ENDING:	January 31, 2007
PROJECT DESCRIPTION: SEGMENT 2 - PIPELINE INSTALLATION AT CALCASIEU LAKE

ITEM	TYPE OF WORK	UNIT	ESTIMATED MEASURED QUANTITY	FIXED UNIT PRICE OR LUMP SUM AMOUNT FOR LUMP SUM WORK	ESTIMATED TOTAL PRICE FOR UNIT PRICE WORK	COMPLETED (%, QUANTITY OR FOOTAGE)			AMOUNT
						THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE	THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE
3.2.1.3	PLUS OR MINUS UNIT RATE				$400	0			$—	$—	$—
	SOUTH LAKE DIRECTIONAL DRILL INSTALLATION (STA 153+99 TO STA 193+99)	4,000
3.2.3.A	HDD	LUMP SUM	1	$3,775,830.00	$3,775,830	0%			$—	$—	$—
3.2.3.B	TRENCHING	PER FOOT	4,000	$18.75	$75,000	0			$—	$—	$—
3.2.3.C	BACKFILLING	PER FOOT	4,000	$12.50	$50,000	0			$—	$—	$—
3.2.3.D	ALL OTHER PIPELAY SERVICES
3.2.3.D.1	CLEARING	PER FOOT	4,000	$12.00	$48,000	0			$—	$—	$—
3.2.3.D.2	SITE WORK	LUMP SUM	1	$301,300.00	$301,300	0%			$—	$—	$—
3.2.3.D.3	PIPE HAUL	PER FOOT	4,000	$34.00	$136,000	0			$—	$—	$—
3.2.3.D.4	WELDING & COATING	PER FOOT	4,000	$180.00	$720,000	0			$—	$—	$—
SUB					$5,106,130
3.2.3.3	PLUS OR MINUS UNIT RATE				$1,277	0			$—	$—	$—
	SOUTH LAKE DRILL ENTRY TO P.I. INSTALLATION (STA 193+99 TO STA 233+99)	4,000
3.2.4.A	TRENCHING
3.2.4.A.1	FLOATATION	PER FOOT	4,000	$62.60	$250,400	0			$—	$—	$—
3.2.4.A.2	PIPE DITCH	PER FOOT	4,000	$51.22	$204,880	0			$—	$—	$—
3.2.4.B	BACKFILLING
3.2.4.B.1	FLOATATION	PER FOOT	4,000	$41.73	$166,920	0			$—	$—	$—
3.2.4.B.2	PIPE DITCH	PER FOOT	4,000	$34.14	$136,560	0			$—	$—	$—
3.2.4.C	ALL OTHER PIPELAY SERVICES
3.2.4.C.1	SPOIL SIGNS	PER FOOT	4,000	$19.00	$76,000	0			$—	$—	$—
3.2.4.C.2	PIPE HAUL	PER FOOT	4,000	$22.00	$88,000	0			$—	$—	$—
3.2.4.C.3	WELDING & COATING	PER FOOT	4,000	$181.00	$724,000	0			$—	$—	$—
SUB					$1,646,760
3.2.4.3	PLUS OR MINUS UNIT RATE				$412	0			$—	$—	$—
	CALCASIEU LAKE P.I. TO CHOUPIQUE ISLAND INSTALLATION (STA 233+99 TO STA 1135+25)	90,126
3.2.5.A	TRENCHING
3.2.5.A.1	FLOATATION	PER FOOT	90,126	$62.60	$5,641,888	0			$—	$—	$—
3.2.5.A.2	PIPE DITCH	PER FOOT	90,126	$51.22	$4,616,254	0			$—	$—	$—
3.2.5.B	BACKFILLING
3.2.5.B.1	FLOATATION	PER FOOT	90,126	$41.73	$3,760,958	0			$—	$—	$—
3.2.5.B.2	PIPE DITCH	PER FOOT	90,126	$34.14	$3,076,902	0			$—	$—	$—
3.2.5.C	ALL OTHER PIPELAY SERVICES
3.2.5.C.1	SPOIL SIGNS	PER FOOT	90,126	$19.00	$1,712,394	0			$—	$—	$—
3.2.5.C.2	PIPE HAUL	PER FOOT	90,126	$22.00	$1,982,772	0			$—	$—	$—
3.2.5.C.3	WELDING & COATING	PER FOOT	90,126	$181.00	$16,312,806	0			$—	$—	$—
SUB					$37,103,973
3.2.5.3	PLUS OR MINUS UNIT RATE				$412	0			$—	$—	$—
	CHOUPIQUE ISLAND DRILL INSTALLATION (STA 1135+25 TO STA 1184+38)	4,913
	INSTALLATION (STA 1135+25 to STA 1184+38)
4.2.1A	HDD	LUMP SUM	1	$3,949,300.00	$3,949,300	0%			$—	$—	$—
4.2.1.B.1	TRENCHING	PER FOOT	4,913	$6.11	$30,000	0			$—	$—	$—
4.2.1.B.2	BACKFILLING	PER FOOT	4,913	$4.07	$20,000	0			$—	$—	$—
4.2.1.C	ALL OTHER PIPELAY SERVICES
4.2.1.C.1	CLEARING	PER FOOT	4,913	$18.00	$88,434	0			$—	$—	$—
4.2.1.C.2	SITE WORK	LUMP SUM	1	$478,413.00	$478,413	0%			$—	$—	$—
4.2.1.C.3	PIPE HAUL	PER FOOT	4,913	$27.00	$132,651	0			$—	$—	$—
4.2.1.C.4	WELDING & COATING	PER FOOT	4,913	$132.00	$648,516	0			$—	$—	$—
4.2.1.C.5	CUT FLOATS	PER FOOT	4,913	$22.00	$108,086	0			$—	$—	$—
SUB					$5,455,400

CLIENT: CHENIERE CREOLE TRAIL PIPELINE, L.P.	ESTIMATE NO.:	1
CONTRACT NO.:	PERIOD ENDING:	January 31, 2007
PROJECT DESCRIPTION: SEGMENT 2 - PIPELINE INSTALLATION AT CALCASIEU LAKE

ITEM	TYPE OF WORK	UNIT	ESTIMATED MEASURED QUANTITY	FIXED UNIT PRICE OR LUMP SUM AMOUNT FOR LUMP SUM WORK	ESTIMATED TOTAL PRICE FOR UNIT PRICE WORK	COMPLETED (%, QUANTITY OR FOOTAGE)			AMOUNT
						THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE	THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE
4.2.1.3	PLUS OR MINUS UNIT RATE				$1,110	0			$—	$—	$—
	NORTHERN MARSH TO UPLAND INSTALLATION (STA 1184+38 to STA 1248+67)	6,429
5.2.1.A.1	TRENCHING	PER FOOT	6,429	$20.97	$134,820	0			$—	$—	$—
5.2.1.A.2	BACKFILLING	PER FOOT	6,429	$13.98	$89,880	0			$—	$—	$—
5.2.1.B	ALL OTHER PIPELAY SERVICES
5.2.1.B.1	CLEARING	PER FOOT	6,429	$12.00	$77,148	0			$—	$—	$—
5.2.1.B.2	SITE WORK	LUMP SUM	1	$374,928.00	$374,928	0%			$—	$—	$—
5.2.1.B.3	PIPE HAUL	PER FOOT	6,429	$27.00	$173,583	0			$—	$—	$—
5.2.1.B.4	WELDING & COATING	PER FOOT	6,429	$107.00	$687,903	0			$—	$—	$—
5.2.1.B.5	CUT FLOATS	PER FOOT	6,429	$22.00	$141,438	0			$—	$—	$—
SUB					$1,679,700
5.2.1.3	PLUS OR MINUS UNIT RATE				$261	0			$—	$—	$—
5.3	FILL, TEST AND DEWATER	LUMP SUM	1	$479,000.00	$479,000	0%			$—	$—	$—
5.4	DRY PIPELINE TO MINUS 40 DEGREES FAHRENHEIT	LUMP SUM	1	$269,000.00	$269,000	0%			$—	$—	$—
6.1	TIE IN STATION 38+36 HDD ENTRY	LUMP SUM	1	$180,000.00	$180,000	0%			$—	$—	$—
6.2	TIE IN STATION 62+70 P.I.	LUMP SUM	1	$362,000.00	$362,000	0%			$—	$—	$—
6.3	TIE IN STATION 153+98 HDD EXIT	LUMP SUM	1	$90,000.00	$90,000	0%			$—	$—	$—
6.4	TIE IN STATION 193+99 HDD ENTRY	LUMP SUM	1	$560,000.00	$560,000	0%			$—	$—	$—
6.5	TIE IN STATION 233+99 P.I.	LUMP SUM	1	$288,000.00	$288,000	0%			$—	$—	$—
6.6	TIE IN STATION 391+34 16” PIPELINE	LUMP SUM	1	$144,000.00	$144,000	0%			$—	$—	$—
6.7	TIE IN STATION 1132+25 AND 1135+25 CHOUPIQUE ISLAND	LUMP SUM	1	$990,000.00	$990,000	0%			$—	$—	$—
6.8	TIE IN STATION 1184+38 MARSH	LUMP SUM	1	$90,000.00	$90,000	0%			$—	$—	$—
7.1.1	MAIN LINE VALVE FABRICATION	LUMP SUM	1	$205,000.00	$205,000	0%			$—	$—	$—
7.1.2	MAIN LINE VALVE INSTALLATION	LUMP SUM	1	$765,000.00	$765,000	0%			$—	$—	$—
8.1.1	16” PIPELINE CROSSING STA 391+34 LINE 1	LUMP SUM	1	$39,000.00	$39,000	0%			$—	$—	$—
8.1.2	30” PIPELINE CROSSING STA 422+22 LINE 1	LUMP SUM	1	$39,000.00	$39,000	0%			$—	$—	$—
8.1.3	36” PIPELINE CROSSING STA 423+66 LINE 1	LUMP SUM	1	$39,000.00	$39,000	0%			$—	$—	$—
10.5	TURBIDITY CURTAIN INSTALL MAINTAIN & REMOVE	PER 100 FEET	14,100	$4,500.00	$634,500	0			$—	$—	$—
10.6A	SILT FENCE INSTALL & MAINTAIN	PER 100 FEET	7,100	$800.00	$56,800	0			$—	$—	$—
10.6B	SILT FENCE REMOVE	PER 100 FEET	7,100	$200.00	$14,200	0			$—	$—	$—
11.1	BUILDERS RISK	LUMP SUM	1	TBD	TBD	0
11.2	PAYMENT & PERFORMANCE BOND	LUMP SUM	1	445,000.00	$445,000	0			$—	$—	$—
	ESTIMATED CONTRACT TOTALS	123,481			$70,078,195
	SCHEDULE D-3: PRICING FOR CHANGE ORDERS
10.1A	HDD SPREAD WORKING	PER HOUR	0	$7,549.00	$7,549	0			$—	$—	$—
10.1B	HDD SPREAD STANDBY IN FIELD	PER HOUR	0	$7,322.00	$7,322	0			$—	$—	$—
10.1C	HDD SPREAD STANDBY AT DOCK	PER HOUR	0	$6,480.00	$6,480	0			$—	$—	$—
10.1D	HDD SPREAD STANDBY OFF-SITE	PER HOUR	0	$5,638.00	$5,638	0			$—	$—	$—
10.2A	DREDGE & BACKFILL WORKING	PER HOUR	0	$1,527.00	$1,527	0			$—	$—	$—
10.2B	DREDGE & BACKFILL STANDBY IN FIELD	PER HOUR	0	$1,427.00	$1,427	0			$—	$—	$—
10.2C	DREDGE & BACKFILL STANDBY AT DOCK	PER HOUR	0	$1,427.00	$1,427	0			$—	$—	$—
10.2D	DREDGE & BACKFILL STANDBY OFF-SITE	PER HOUR	0	$1,427.00	$1,427	0			$—	$—	$—
10.3A	LAY BARGE INCLUDING PIPE HAUL WORKING	PER HOUR	0	$10,372.00	$10,372	0			$—	$—	$—
10.3B	LAY BARGE INCLUDING PIPE HAUL STANDBY IN FIELD	PER HOUR	0	$9,857.00	$9,857	0			$—	$—	$—
10.3C	LAY BARGE INCLUDING PIPE HAUL STANDBY AT DOCK	PER HOUR	0	$9,350.00	$9,350	0			$—	$—	$—
10.3D	LAY BARGE INCLUDING PIPE HAUL STANDBY OFF-SITE	PER HOUR	0	$8,843.00	$8,843	0			$—	$—	$—

CLIENT: CHENIERE CREOLE TRAIL PIPELINE, L.P.	ESTIMATE NO.:	1
CONTRACT NO.:	PERIOD ENDING:	January 31, 2007
PROJECT DESCRIPTION: SEGMENT 2 - PIPELINE INSTALLATION AT CALCASIEU LAKE

ITEM	TYPE OF WORK	UNIT	ESTIMATED MEASURED QUANTITY	FIXED UNIT PRICE OR LUMP SUM AMOUNT FOR LUMP SUM WORK	ESTIMATED TOTAL PRICE FOR UNIT PRICE WORK	COMPLETED (%, QUANTITY OR FOOTAGE)			AMOUNT
						THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE	THIS PERIOD	PREVIOUSLY REPORTED	TOTAL TO DATE
10.4A	HYDROTEST SPREAD WORKING	PER HOUR	0	$4,042.00	$4,042	0			$—	$—	$—
10.4B	HYDROTEST SPREAD STANDBY IN FIELD	PER HOUR	0	$3,941.00	$3,941	0			$—	$—	$—
10.4C	HYDROTEST SPREAD STANDBY AT DOCK	PER HOUR	0	$3,941.00	$3,941	0			$—	$—	$—
10.4D	HYDROTEST SPREAD STANDBY OFF-SITE	PER HOUR	0	$3,941.00	$3,941	0			$—	$—	$—
6.9	TIE IN STATION (ANY ADDITIONAL TIE IN)	EACH	0	$288,000.00	$288,000	0			$—	$—	$—
8.1.4	ADDITIONAL PIPELINE CROSSING	EACH	0	$39,000.00	$39,000	0			$—	$—	$—
10.7	HOURLY WORK IN EAST HACKBERRY FIELD				T&M

ACCEPTED BY:						AMOUNT EARNED			$—	$—	$—
						RETAINAGE		5%	$—	$—	$—

						EARNED LESS RETAINAGE			$—	$—	$—

COMPANY REPRESENTATIVE				DATE		TOTAL DUE THIS INVOICE			$—		—

ATTACHMENT H

FORM OF PAYMENT AND PERFORMANCE BONDS

SCHEDULE H-1

PAYMENT BOND

Bond No.

KNOW ALL MEN BY THESE PRESENTS, that Sunland Construction, Inc. (hereinafter “Principal”) and                     , incorporated in the state of                      and duly authorized to do business in Louisiana, (hereinafter “Surety”), are held and firmly bound unto Cheniere Creole Trail Pipeline, L.P. (hereinafter “Obligee”), and its representatives, successors and assigns, in the sum of                      Dollars ($                    ) for the payment of which sum well and truly to be made the said Principal and Surety bind themselves, and their respective heirs, administrators, executors, successors and assigns jointly and severally, firmly by these presents.

WHEREAS, Principal has been awarded a contract with Obligee for the Project known as the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option (hereinafter called the “Contract”) and which Contract is hereby referred to and incorporated by express reference as if fully set forth herein.

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS SUCH, that if the Principal shall promptly make payment in full to all persons or entities supplying labor, material, services, utilities and equipment, or any other things in the prosecution of the work provided for in said Contract, and any and all modifications of said Contract that may hereafter be made, and shall indemnify and save harmless said Obligee of and from any and all loss, damage, and expense, including costs and attorneys’ fees, which the said Obligee may sustain by reason of Principal’s failure to do so, then this obligation shall be null and void; otherwise it shall remain in full force and effect.

The Surety agrees that no change, extension of time, alteration, addition, omission, waiver, or other modification of the terms of either the Contract or in the work to be performed, or in the specifications, or in the plans, or in the contract documents, or any forbearance on the part of either the Obligee or Principal to the other, shall in any way affect its obligation on this Bond, and Surety does hereby waive notice of any such changes, extensions of time, alterations, additions, omissions, waivers, or other modifications.

The Principal and the Surety agree that this Bond shall inure to the benefit of all persons or entities as supplying labor, material, services, utilities and equipment, or any other things in the prosecution of the work provided for in said Contract, as well as to the Obligee, and that any of such persons or entities may maintain independent actions upon this Bond in the name of the person or entities bringing any such action.

The parties executing this Bond on behalf of Principal and Surety represent and warrant that they are duly authorized to bind the Principal and Surety respectively.

IN WITNESS WHEREOF, the above bounden parties have executed this instrument under their several seals this              day of                     , 200     the name and corporate seal of each corporate seal of each corporate party being hereto affixed and these presents duly signed by its undersigned representative, pursuant to authority of its governing body.

PRINCIPAL:

By:
Title:

(Principal’s Address)

Witness

Or Secretary’s Attest
[SEAL]

SURETY:

By:
Title:

(Surety’s Address)

Witness.

Or Secretary’s Attest
[SEAL]

[Attach Power of Attorney executed by attorney-in-fact on behalf of Surety]

SCHEDULE H-2

PERFORMANCE BOND

Bond No.

KNOW ALL MEN BY THESE PRESENTS, that Sunland Construction, Inc. (hereinafter “Principal”) and                     , incorporated in the state of                      and duly authorized to do business in Louisiana (hereinafter “Surety”), are held and firmly bound unto Cheniere Creole Trail Pipeline, L.P. Company (hereinafter “Obligee”), and its representatives, successors and assigns, in the sum of              Dollars ($            ) for the payment of which sum well and truly to be made the said Principal and Surety bind themselves, and their respective heirs, administrators, executors, successors and assigns jointly and severally, firmly by these presents.

WHEREAS, Principal has been awarded a contract with Obligee for the project known as the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option (hereinafter called the “Contract”) and which Contract is hereby referred to and incorporated by express reference as if fully set forth herein.

NOW, THEREFORE, THE CONDITION OF THIS OBLIGATION IS SUCH, that if the above bounden Principal shall well and truly perform all the work, undertakings, covenants, terms, conditions, and agreements of said Contract within the time provided therein and any extensions thereof that may be granted by Obligee, and during the life of any obligation, guaranty or warranty required under said Contract, and shall also well and truly perform all the undertakings, covenants, terms, conditions, and agreements of any and all modifications of said Contract that may hereafter be made, and shall indemnify and save harmless said Obligee of and from any and all loss, damage, and expense, including costs and attorneys’ fees, which the Obligee may sustain by reason of Principal’s failure to do so, then this obligation shall be null and void; otherwise it shall remain in full force and effect.

The Surety agrees that no change, extension of time, alteration, addition, omission, waiver, or other modification of the terms of either the Contract or in the work to be performed, or in the specifications, or in the plans, or in the contract documents, or any forbearance on the part of either the Obligee or Surety to the other, shall in any way affect said Surety’s obligation on this Bond, and said Surety does hereby waive notice of any such changes, extensions of time, alterations, additions, omissions, waivers, or other modifications. The parties executing this Bond on behalf of Principal and Surety represent and warrant that they are duly authorized to bind the Principal and Surety respectively.

Any claim or suit on this Bond shall be instituted within one (1) year after substantial completion of the project.

IN WITNESS WHEREOF, the above bounden parties have executed this instrument under their several seals this              day of                     , 200    , the name and corporate seal of each corporate seal of each corporate party being hereto affixed and these presents duly signed by its undersigned representative, pursuant to authority of its governing body.

PRINCIPAL:

By:
Title:

(Principal’s Address)

Witness

Or Secretary’s Attest
[SEAL]

SURETY:

By:
Title:

(Surety’s Address)

Witness.

Or Secretary’s Attest
[SEAL]

[Attach Power of Attorney executed by attorney-in-fact on behalf of Surety]

ATTACHMENT I

FORM OF LIEN AND CLAIM WAIVERS

SCHEDULE I-1

CONTRACTOR’S INTERIM LIEN AND CLAIM WAIVER

(To be executed by Contractor with each invoice other than the final invoice)

STATE OF LOUISIANA

PARISH OF

The undersigned, Sunland Construction, Inc. (“Contractor”), has been engaged under a Pipeline Construction Contract with Cheniere Creole Trail Pipeline, L.P. (“Owner”), to furnish certain materials, equipment, services, and/or labor for the project known as the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option (the “Project”), which is located in                              and described in more detail as follows:

                                                                                                                                                            (the “Property”).

Upon receipt of the sum of U.S.$                             (amount in invoice submitted with this Interim Lien and Claim Waiver), Contractor waives and releases any and all liens or claims of liens against the Project and the Property for payments up to and including                     . Exceptions as follows:

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor represents that all Subcontractors, Sub-subcontractors and employees of Contractor have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                     , 20     (date of last payment) for the Project. Exceptions as follows:

                                                                                                                                                               .

(if no exception entry or “none” is entered above, all such payments have been made )

This Interim Lien and Claim Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Interim Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Interim Lien and Claim Waiver, that it has voluntarily chosen to accept the terms and conditions of this Interim Lien and Claim Waiver in return for the payment recited above.

FOR CONTRACTOR:
Applicable to Invoice(s) No.

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE I-2

SUB CONTRACTOR’S INTERIM LIEN AND CLAIM WAIVER

(To be executed by Subcontractor with each invoice other than the final invoice)

STATE OF LOUISIANA

PARISH OF

The undersigned,                                          (“Subcontractor”) who has, under an agreement with Sunland Construction, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the project known as the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option, which is located in                                  and described in more detail as follows:

                                                                                                                                                            (the “Property”).

Upon receipt of the sum of U.S.$                             (“Current Payment”), Subcontractor waives and releases any and all liens or claims of liens against the Project and the Property and all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise that Subcontractor has or may have against Cheniere Creole Trail Pipeline, L.P. (“Owner”) and Contractor for payment up to and including                     . Exceptions as follows:

                                                                                                                                                                                                                         .

(if no exception entry or “none” is entered above, Subcontractor shall be deemed not to have reserved any claim.)

Subcontractor further represents that all employees, laborers, materialmen, sub-subcontractors and subconsultants employed by Subcontractor in connection with the Project have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                     , 20     (date of last prior payment). Exceptions as follows:

                                                                                                                                                               .

(if no exception entry or “none” is entered above, all such payments have been made)

This Subcontractor’s Interim Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Lien and Claim Waiver, that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Interim Lien and Claim Waiver in return for the payment recited above.

FOR SUBCONTRACTOR:
Applicable to Invoice(s) No.

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

SCHEDULE I-3

CONTRACTOR’S FINAL LIEN AND CLAIM WAIVER

(To be executed by Contractor with the invoice for final payment)

STATE OF LOUISIANA

PARISH OF

The undersigned, Sunland Construction, Inc. (“Contractor”), has been engaged under an agreement with Cheniere Creole Trail Pipeline, L.P. (“Owner”), to furnish certain materials, equipment, services, and/or labor for the project known as the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option (“Project”), which is located in                                  and more particularly described as follows:

                                                                                                                                                            (the “Property”).

Except as expressly stated otherwise below, upon receipt of the sum of U.S.$                                          (amount in invoice for final payment submitted with Contractor’s Final Lien and Claim Waiver), Contractor waives and releases all liens or claims of liens against the Project and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise that Contractor has, may have had or may have in the future against Owner arising out of the agreement or the Project, whether or not known to Contractor at the time of the execution of this Final Lien and Claim Waiver.

Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of its work on the agreement, Project or subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement, including warranties and correction of defective services), including, but not limited to payment to Subcontractors and employees and payment of taxes.

This Final Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Final Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Final Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Final Lien and Claim Waiver in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Contractor as of the date of execution of this document by Contractor. Notwithstanding the above, Contractor excludes claims for:

FOR CONTRACTOR:
Applicable to Invoice No(s): ALL (If all, print “all”)

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE I-4

SUB CONTRACTOR’S FINAL LIEN AND CLAIM WAIVER

(To be executed by Subcontractor with the invoice for final payment)

STATE OF LOUISIANA

PARISH OF

The undersigned, (“Subcontractor”), has, under an agreement with Sunland Construction, Inc. (“Contractor”), furnished certain materials, equipment, services, and/or labor for the Project known as the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option (“Project”), which is located in                                               and more particularly described as follows:

                                                                                                                                                            (the “Property”).

Upon receipt of the sum of U.S.$                                                     , Subcontractor waives and releases any and all liens or claims of liens against the Project and the Property, all claims, demands, actions, causes of action or other rights at law, in contract, tort, equity or otherwise against Cheniere Creole Trail Pipeline, L.P. (“Owner”) or Contractor, and any and all claims or rights against any labor and/or material bond, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor, the Project or the Property, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Lien and Claim Waiver.

Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Project, the Property or sub-subcontracts have been fully satisfied (except for that work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective services), including, but not limited to payment to sub-subcontractors and employees of Subcontractor and payment of taxes.

This Subcontractor’s Final Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Final Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Final Lien and Claim Waiver in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

FOR SUBCONTRACTOR:
Applicable to Invoice No(s). ALL (If all, print “all”)

Signed:	(SEAL)
By:
Title:
Date:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

ATTACHMENT J

PRICING SCHEDULE

1.	GENERAL

The items of Work, as listed and identified in the Schedule of Fixed Prices contained in Section 4 below (“Items”), shall apply to the Work. Each Item includes all costs, allowances and expenses: (i) separately by unit, for each Item (“Unit Price Work”) which is subject to fixed unit prices (“Fixed Unit Prices”), as indicated in the Schedule of Fixed Prices; and (ii) separately for each Item (“Lump Sum Work”) which is subject to a fixed lump sum price (“Lump Sum Amount”) as indicated in the Schedule of Fixed Prices.

2.	FIXED UNIT PRICES

a.	The Schedule of Fixed Prices sets forth the all-inclusive Fixed Unit Price for each Item of Unit Price Work. Each Fixed Unit Price will be the full and only amount payable by Owner to the Contractor for the completed unit of Unit Price Work.

b.	The estimated total prices shown in the Schedule of Fixed Prices for Items of Unit Price Work are for planning purposes only, and represent, for each Item of Unit Price Work, the sum of the products of the estimated quantities and the applicable Fixed Unit Prices.

c.	Contractor shall be paid for the Measured Quantity only, whether more or less than the estimated quantities in the Schedule of Fixed Prices and notwithstanding the magnitude of any difference.

3.	LUMP SUM AMOUNTS

The Schedule of Fixed Prices sets forth the all-inclusive Lump Sum Amount for each Item of Lump Sum Work. Subject to any changes or adjustments made in accordance with the Contract Documents, each Lump Sum Amount will be the full and only amount payable by Owner to the Contractor for the completed Items of Lump Sum Work on a percentage completion basis in accordance with Sections 7.2 and 7.3 performed in accordance with the Contract Documents.

4.	SCHEDULE OF FIXED PRICES

Item	Type of Work	Unit	Estimated Measured Quantity	Fixed Unit Price or Lump Sum Amount for Lump Sum Work	Estimated Total Price for Unit Price Work
1.0	PRE-MOBILIZATION RIG UP & MODIFICATION. Supply, prepare and rig-up the Construction Equipment necessary to perform the Work.
1.1	RIG-UP
1.1.A	INITIAL PAYMENT (Made under the Letter of Intent)	LUMP SUM	1	$500,000.00	$500,000.00
1.1.B	ONE THIRD payable in Jan 2007 invoice	LUMP SUM	1	$1,223,986.00	$1,223,986.00
1.1.C	ONE THIRD payable in Feb 2007 invoice	LUMP SUM	1	$1,223,986.00	$1,223,986.00
1.1.D	ONE THIRD payable in Mar 2007 invoice	LUMP SUM	1	$1,223,988.00	$1,223,988.00

				1.1 SUBTOTAL	$4,171,960.00

1.2	QUALIFICATION of Welders and Procedures	LUMP SUM	1	$1,318,000.00	$1,318,000.00

				1.0 SUBTOTAL	$5,489,960.00

Item	Type of Work	Unit	Estimated Measured Quantity	Fixed Unit Price or Lump Sum Amount for Lump Sum Work	Estimated Total Price for Unit Price Work
2.0	MOBILIZATION/DEMOBILIZATION. Initial mobilization and final demobilization of Construction Equipment to and from the Site as necessary to perform the Work.
2.1	HORIZONTAL DIRECTIONAL DRILLING (“HDD”)
2.1.A	MOBILIZATION	LUMP SUM	1	$161,000.00	$161,000.00
2.1.B	DEMOBILIZATION	LUMP SUM	1	$161,000.00	$161,000.00

				2.1 SUBTOTAL	$322,000.00

2.2	TRENCHING & BACKFILLING
2.2.A	MOBILIZATION	LUMP SUM	1	$74,000.00	$74,000.00
2.2.B	DEMOBILIZATION	LUMP SUM	1	$74,000.00	$74,000.00

				2.2 SUBTOTAL	$148,000.00

2.3	ALL OTHER PIPELAY SERVICES
2.3.A	MOBILIZATION	LUMP SUM	1	$306,000.00	$306,000.00
2.3.B	DEMOBILIZATION	LUMP SUM	1	$306,000.00	$306,000.00

				2.3 SUBTOTAL	$612,000.00

				2.0 SUBTOTAL	$1,082,000.00

3.0

CALCASIEU RIVER (STA 13+86 to STA 62+70). Install approximately 4,884 linear feet of 42” OD x 0.720” wt API 5LX-70 from the west side of the Calcasieu Channel to the east side (from STA 13+86 to STA 62+70, consisting of an entry to exit horizontal directionally drilled length of approximately 2,450 feet and an additional 2,434 feet of pipelay).

3.1	HDD	LUMP SUM	1	$1,905,500.00	$1,905,500.00
3.2	TRENCHING	PER FOOT	4,884	$11.05	$53,976.00
3.3	BACKFILLING	PER FOOT	4,884	$7.37	$35,984.00
3.4	ALL OTHER PIPELAY SERVICES
3.4.A	CLEARING	PER FOOT	4,884	$15.00	$73,260.00
3.4.B	SITE WORK	LUMP SUM	1	$261,008.00	$261,008.00
3.4.C	PIPE HAUL	PER FOOT	4,884	$27.00	$131,868.00
3.4.D	WELDING & COATING	PER FOOT	4,884	$124.00	$605,616.00
3.4.E	CUT FLOATS	PER FOOT	4,884	$22.00	$107,448.00

				3.4 SUBTOTAL	$1,179,200.00

Item	Type of Work	Unit	Estimated Measured Quantity	Fixed Unit Price or Lump Sum Amount for Lump Sum Work	Estimated Total Price for Unit Price Work
3.5	PLUS OR MINUS UNIT RATE for difference in the length of installed pipeline	PER FOOT		$650.00

				3.0 SUBTOTAL	$3,174,660.00

4.0

SOUTHERN MARSH TO SOUTH LAKE EXIT (STA 62+70 TO STA 153+99). Install approximately 9,129 linear feet of 42” OD x 0.720” wt API 5LX-70 from the Marsh PI on the east side of the Calcasieu Channel to the South Lake HDD exit point (from STA 62+70 to STA 153+99).

4.1	TRENCHING	PER FOOT	9,129	$51.58	$470,874.00
4.2	BACKFILLING	PER FOOT	9,129	$34.39	$313,946.00
4.3	ALL OTHER PIPELAY SERVICES
4.3.A	CLEARING	PER FOOT	9,129	$12.00	$109,548.00
4.3.B	SITE WORK	LUMP SUM	1	$601,300.00	$601,300.00
4.3.C	PIPE HAUL	PER FOOT	9,129	$34.00	$310,386.00
4.3.D	WELDING & COATING	PER FOOT	9,129	$180.00	$1,643,220.00
4.3.E	CUT FLOATS	PER FOOT	9,129	$22.00	$200,838.00

				4.3 SUBTOTAL	$2,865,292.00

4.4	PLUS OR MINUS UNIT RATE for difference in the length of installed pipeline	PER FOOT		$400.00

				4.0 SUBTOTAL	$3,650,112.00

5.0

SOUTH LAKE HDD (STA 153+99 TO STA 193+99). Install horizontal directionally drilled south shore approach of Lake Calcasieu, consisting of approximately 4,000 linear feet of 42” OD x 0.720” wt API 5LX-70 between STA 153+99 and STA 193+99.

5.1	HDD	LUMP SUM	1	$3,775,830.00	$3,775,830.00
5.2	TRENCHING	PER FOOT	4,000	$18.75	$75,000.00
5.3	BACKFILLING	PER FOOT	4,000	$12.50	$50,000.00
5.4	ALL OTHER PIPELAY SERVICES
5.4.A	CLEARING	PER FOOT	4,000	$12.00	$48,000.00
5.4.B	SITE WORK	LUMP SUM	1	$301,300.00	$301,300.00
5.4.C	PIPE HAUL	PER FOOT	4,000	$34.00	$136,000.00
5.4.D	WELDING & COATING	PER FOOT	4,000	$180.00	$720,000.00

				5.4 SUBTOTAL	$1,205,300.00

5.5	PLUS OR MINUS UNIT RATE for difference in the length of installed pipeline	PER FOOT		$1,277.00

				5.0 SUBTOTAL	$5,106,130.00

Item	Type of Work	Unit	Estimated Measured Quantity	Fixed Unit Price or Lump Sum Amount for Lump Sum Work	Estimated Total Price for Unit Price Work
6.0

SOUTH LAKE HDD ENTRY TO P.I. TIE-IN (STA 193+99 TO STA 233+99). Install approximately 4,000 linear feet of 42” OD x 0.720” wt API 5LX-70 from the South Lake HDD entry to the P.I. tie-in at South Lake Calcasieu between STA 193+99 and STA 233+99.

6.1	TRENCHING
6.1.A	FLOATATION DITCH	PER FOOT	4,000	$62.60	$250,400.00
6.1.B	PIPE DITCH	PER FOOT	4,000	$51.22	$204,880.00

				6.1 SUBTOTAL	$455,280.00

6.2	BACKFILLING
6.2.A	FLOATATION DITCH	PER FOOT	4,000	$41.73	$166,920.00
6.2.B	PIPE DITCH	PER FOOT	4,000	$34.14	$136,560.00

				6.2 SUBTOTAL	$303,480.00

6.3	ALL OTHER PIPELAY SERVICES
6.3.A	SPOIL SIGNS	PER FOOT	4,000	$19.00	$76,000.00
6.3.B	PIPE HAUL	PER FOOT	4,000	$22.00	$88,000.00
6.3.C	WELDING & COATING PIPE HAUL	PER FOOT	4,000	$181.00	$724,000.00

				6.3 SUBTOTAL	$888,000.00

6.4	PLUS OR MINUS UNIT RATE for difference in the length of installed pipeline	PER FOOT		$412.00

				6.0 SUBTOTAL	$1,646,760.00

7.0

SOUTH LAKE P.I. TO CHOUPIQUE ISLAND HDD (STA 233+99 TO STA 1135+25). Install approximately 90,126 linear feet of 42” OD x 0.720” wt API 5LX-70 across Lake Calcasieu from the South Lake P.I. to Choupique Island and the entry point for the HDD crossing of the Calcasieu River/Intracoastal Waterway (from STA 233+99 to STA 1135+25).

7.1	TRENCHING
7.1.A	FLOATATION DITCH	PER FOOT	90,126	$62.60	$5,641,888.00
7.1.B	PIPE DITCH	PER FOOT	90,126	$51.22	$4,616,254.00

				7.1 SUBTOTAL	$10,258,142.00

7.2	BACKFILLING
7.2.A	FLOATATION DITCH	PER FOOT	90,126	$41.73	$3,760,958.00
7.2.B	PIPE DITCH	PER FOOT	90,126	$34.14	$3,076,902.00

				7.2 SUBTOTAL	$6,837,860.00

Item	Type of Work	Unit	Estimated Measured Quantity	Fixed Unit Price or Lump Sum Amount for Lump Sum Work	Estimated Total Price for Unit Price Work
7.3	ALL OTHER PIPELAY SERVICES
7.3.A	SPOIL SIGNS	PER FOOT	90,126	$19.00	$1,712,394.00
7.3.B	PIPE HAUL	PER FOOT	90,126	$22.00	$1,982,772.00
7.3.C	WELDING & COATING PIPE HAUL	PER FOOT	90,126	$181.00	$16,312,806.00

				7.3 SUBTOTAL	$20,007,972.00

7.4	PLUS OR MINUS UNIT RATE for difference in the length of installed pipeline	PER FOOT		$412.00

				7.0 SUBTOTAL	$37,103,974.00

8.0

CHOUPIQUE ISLAND HDD (STA 1135+25 TO STA 1184+38). Install approximately 4,913 linear feet of 42” OD x 0.720” wt API 5LX-70 from Choupique Island across the Calcasieu River to the North Marsh west of the Intracoastal Waterway (from STA 1135+25 to STA 1184+38, consisting of an entry to exit horizontal directionally drilled length of approximately 4,213 feet and an additional 700 feet of pipelay).

8.1	HDD	LUMP SUM	1	$3,949,300.00	$3,949,300.00
8.2	TRENCHING	PER FOOT	4,913	$6.11	$30,000.00
8.3	BACKFILLING	PER FOOT	4,913	$4.07	$20,000.00
8.4	ALL OTHER PIPELAY SERVICES
8.4.A	CLEARING	PER FOOT	4,913	$18.00	$88,434.00
8.4.B	SITE WORK	LUMP SUM	1	$478,413.00	$478,413.00
8.4.C	PIPE HAUL	PER FOOT	4,913	$27.00	$132,651.00
8.4.D	WELDING & COATING	PER FOOT	4,913	$132.00	$648,516.00
8.4.E	CUT FLOATS	PER FOOT	4,913	$22.00	$108,086.00

				8.4 SUBTOTAL	$1,456,100.00

8.5	PLUS OR MINUS UNIT RATE for difference in the length of installed pipeline	PER FOOT		$1,110.00

				8.0 SUBTOTAL	$5,455,400.00

9.0

NORTH MARSH TO UPLAND (STA 1184+38 TO STA 1248+67). Install approximately 6,429 linear feet of 42” OD x 0.720” wt API 5LX-70 from the Choupique Island HDD to the Project terminus south of Access Road AR-CC-1D (STA 1184+38 to STA 1248+67).

9.1	TRENCHING	PER FOOT	6,429	$20.97	$134,820.00
9.2	BACKFILLING	PER FOOT	6,429	$13.98	$89,880.00
9.3	ALL OTHER PIPELAY SERVICES
9.3.A	CLEARING	PER FOOT	6,429	$12.00	$77,148.00

Item	Type of Work	Unit	Estimated Measured Quantity	Fixed Unit Price or Lump Sum Amount for Lump Sum Work	Estimated Total Price for Unit Price Work
9.3.B	SITE WORK	LUMP SUM	1	$374,928.00	$374,928.00
9.3.C	PIPE HAUL	PER FOOT	6,429	$27.00	$173,583.00
9.3.D	WELDING & COATING	PER FOOT	6,429	$107.00	$687,903.00
9.3.E	CUT FLOATS	PER FOOT	6,429	$22.00	$141,438.00

				9.3 SUBTOTAL	$1,455,000.00

9.4	PLUS OR MINUS UNIT RATE for difference in the length of installed pipeline	PER FOOT		$261.00

				9.0 SUBTOTAL	$1,679,700.00

10.0	TESTING. All work necessary to perform the filling, gauging, hydrostatic testing, dewatering and drying of the Project from STA 13+86 to STA 1248+67.
10.1	HYDROSTATIC TESTING	LUMP SUM	1	$479,000.00	$479,000.00
10.2	DRYING	LUMP SUM	1	$269,000.00	$269,000.00

				10.0 SUBTOTAL	$748,000.00

11.0	PIPELINE TIE-INS. All work necessary to perform the welded tie-ins at the following locations:
11.1	TIE-IN NEAR STA 38+36, HDD ENTRY	LUMP SUM	1	$180,000.00	$180,000.00
11.2	TIE-IN AT STA 62+70, P.I.	LUMP SUM	1	$362,000.00	$362,000.00
11.3	TIE-IN NEAR STA 153+98, HDD EXIT	LUMP SUM	1	$90,000.00	$90,000.00
11.4	TIE-IN NEAR STA 193+98, HDD ENTRY	LUMP SUM	1	$560,000.00	$560,000.00
11.5	TIE-IN AT STA 233+99, P.I.	LUMP SUM	1	$288,000.00	$288,000.00
11.6	TIE-IN NEAR STA 391+34, 16” PIPELINE	LUMP SUM	1	$144,000.00	$144,000.00
11.7	TIE-INS AT STA 1132+25 AND 1135+25, CHOUPIQUE ISLAND	LUMP SUM	1	$990,000.00	$990,000.00
11.8	TIE-IN NEAR STA 1184+38, MARSH	LUMP SUM	1	$90,000.00	$90,000.00

				11.0 SUBTOTAL	$2,704,000.00

12.0	MAIN LINE VALVE ASSEMBLY. All work necessary fabricate and install the main line valve assembly at STA 1230+82.
12.1	MAIN LINE VALVE FABRICATION	LUMP SUM	1	$205,000.00	$205,000.00
12.2	MAIN LINE VALVE INSTALLATION	LUMP SUM	1	$765,000.00	$765,000.00

				12.0 SUBTOTAL	$970,000.00

Item	Type of Work	Unit	Estimated Measured Quantity	Fixed Unit Price or Lump Sum Amount for Lump Sum Work	Estimated Total Price for Unit Price Work
13.0	PIPELINE CROSSINGS. All work necessary to perform the below pipeline crossings in Lake Calcasieu at the following locations:
13.1	16” PIPELINE CROSSING STA 391+34	LUMP SUM	1	$39,000.00	$39,000.00
13.2	30” PIPELINE CROSSING STA 422+22	LUMP SUM	1	$39,000.00	$39,000.00
13.3	36” PIPELINE CROSSING STA 423+66	LUMP SUM	1	$39,000.00	$39,000.00

				13.0 SUBTOTAL	$117,000.00

14.0	MISCELLANEOUS RATES.
14.1	TURBIDITY CURTAIN - INSTALL MAINTAIN & REMOVE	PER 100 FEET	14,100	$4,500.00	$634,500.00
14.2	SILT FENCE
14.2.A	SILT FENCE – Install and maintain	PER 100 FEET	7,100	$800.00	$56,800.00
14.2.B	SILT FENCE - Remove	PER 100 FEET	7,100	$200.00	$14,200.00

				14.2 SUBTOTAL	$71,000.00

14.3	BUILDERS RISK	LUMP SUM	1	To be determined	To be determined
14.4	PAYMENT & PERFORMANCE BOND	LUMP SUM	1	$445,000.00	$445,000.00

				14.0 SUBTOTAL	$1,150,500.00

		ESTIMATED CONTRACT PRICE			$70,078,195.00

ATTACHMENT K

PROJECT SCOPE OF WORK

1.0	CREOLE TRAIL PIPELINE – SEGMENT 2	2

2.0	GENERAL SCOPE OF WORK	2

3.0	CONDITIONS OF WORK	2

4.0	BURIAL AND CROSSING SPECIFIC REQUIREMENTS	3

5.0	WELDING AND NDE	4

6.0	INSTALLATION OF THE PIPELINE - GENERAL REQUIREMENTS	4

7.0	RIGHT- OF- WAY	5

8.0	SURVEY	5

9.0	PIPELINE GAUGING AND TESTING	5

10.0	NOTIFICATIONS	6

11.0	INTENTIONALL OMITTED	6

12.0	ENVIRONMENTAL & PERMIT COMPLIANCE	6

13.0	SAFETY	7

14.0	ENGINEERING AND PLANNING	7

15.0	CONTRACTOR SUPPLIED MATERIALS	7

16.0	OWNER SUPPLIED MATERIALS AND SERVICES	8

1.0	CREOLE TRAIL PIPELINE – SEGMENT 2

The purpose of this section, along with the Drawings and other documents, is to describe the Creole Trail Pipeline - Segment 2 project, and to familiarize the Contractor with the total scope of the Project.

1.1	OWNER is developing the Creole Trail - Segment 2 Pipelines to deliver natural gas from its LNG Terminal (Terminal) at Calcasieu Pass near the Gulf of Mexico in Southwestern Louisiana to the project terminus just south of Access Road AR-CC-1D.

1.2	The Project will consist of a 42-inch gas pipeline originating at the horizontal directional drill (HDD) entrance hole on the west side of the Calcasieu Pass. The route then crosses the marsh with a minimum of three (3) feet of cover through a second HDD extending the pipeline into Lake Calcasieu. From there, the pipeline proceeds northerly across Lake Calcasieu with a minimum of four (4) feet of cover to Choupique Island. A third HDD will cross the Calcasieu Ship Channel and the Intracoastal Waterway into the marsh. From here the pipeline continues through the marsh, terminating just south of Access Road AR-CC-1D.

1.3	HDD crossings will be discussed in more detail in “Horizontal Directional Drill Specifications”. The HDD pipe strings will be pre-pull and post-pull hydrostatically tested at the design test pressure for HDD pipe.

2.0	GENERAL SCOPE OF WORK

This Scope of Work will include all work necessary for, or incidental to the installation of Segment 2 of the Creole Trail Pipeline Project as defined within, but not limited to, the following:

2.1	Necessary rig-up & pre-mobilization activities, installation procedures, weld procedures and welder qualifications, procurement, onshore fabrication, project management, safety training, material handling and transporting, and documentation.

2.2	Tie-down, transportation, offloading, and storage of OWNER furnished coated line pipe and other materials as required.

2.3	Mobilization and demobilization of all supervision, personnel, third party services, subcontractors, construction equipment, materials and consumables necessary to perform the Project.

2.4	Provide OWNER field office space and furniture with phones, fax, copier, a secure internet connection, and toilet facilities for three (3) OWNER personnel.

2.5	Installation of the pipeline and appurtenances, including one valve station assembly per line, dredging and backfill pipe ditches, levees, and temporary & permanent warning signs as required.

2.6	Pipeline and utility crossings as delineated on the Drawings.

2.7	Work associated with running a caliper pig with water through the installed segment for the subsequent hydrotest.

2.8	Work associated with the hydrostatic testing of the installed pipeline.

2.9	Work associated with the restoration of all work areas to pre-construction condition.

2.10	Without in any way limiting the generality of any other provisions of this Agreement, it is understood that CONTRACTOR shall perform all the work for which compensation is provided in “Attachment J”.

3.0	CONDITIONS OF WORK

All of the work described hereinafter shall be performed in accordance with this document, Specifications and Drawings.

3.1	Compensation for pipeline installation shall be based on actual length installed.

3.2	OWNER shall provide drawings to CONTRACTOR marked “Approved for Construction” (AFC) prior to fabrication. CONTRACTOR shall prepare all necessary fabrication, joint and welding details. CONTRACTOR shall confirm all measurements for dimensional accuracy.

3.3	Items usual, customary, required or mentioned in the Specifications and not shown on the drawings, or shown on the drawings and not mentioned in the Specifications, shall be furnished and installed by the CONTRACTOR as if included in both.

3.4	Conflicts or questions arising from the contents of the Scope of Work, Drawings, Specifications and/or referenced codes and standards shall be resolved prior to the execution of the affected portion of the Project.

3.5	If, in CONTRACTOR’s opinion, any portion of the project is not considered good design, good operating practice or results in a deviation from CONTRACTOR’s standard shop practices, CONTRACTOR shall immediately refer such item(s) to OWNER in writing for resolution.

3.6	CONTRACTOR’s plant and equipment shall be in good working order, well maintained, fit for the work to be undertaken and suitably protected from the climatic conditions of the work site in order to ensure the safe and environmentally sound completion of the Project.

3.7	CONTRACTOR shall submit for OWNER’s approval a list of all project dedicated key personnel including, but not limited to Project Manager, QA/QC Manager, Project Engineer, Superintendent(s), Foremen, and Safety Professional. Key personnel approved by OWNER shall be assigned to this project. CONTRACTOR shall neither replace nor remove said key personnel without OWNER’s prior written approval.

3.8	CONTRACTOR shall be responsible for all applicable Project Management procedures and documentation requirements as outlined in this Scope of Work, attached specifications, and permit conditions.

3.9	CONTRACTOR shall mobilize sufficient equipment and crew to enable work to begin on the pipeline installation. After the Project has commenced, CONTRACTOR shall diligently execute the Project continuously to completion with all speed consistent with safe and environmentally sound practices. If a delay occurs that is attributable to CONTRACTOR or its subcontractors, CONTRACTOR shall, at its own expense, work such overtime, acquire and use such additional equipment and/or materials, and perform such additional acts as may be necessary to avoid delays in the timely completion of the Project.

4.0	BURIAL AND CROSSING SPECIFIC REQUIREMENTS

4.1	The required minimum burial depth of the pipeline shall be sufficient to provide cover of three (3) feet in the marsh or upland areas and four (4) feet in Lake Calcasieu, as specified in the OWNER documents and/or drawings.

4.2	CONTRACTOR shall perform a pre-installation survey to locate and mark all foreign pipelines, cables, overhead utilities, and underground structures crossing prior to pipe lay and crossing operations. During this pre-installation survey, CONTRACTOR shall determine the depth of cover on the foreign obstacles at the crossing point. At these crossing points, CONTRACTOR shall establish a minimum of 12” of separation. CONTRACTOR may elect to cross under, cross over or cut and cap foreign pipelines that are encountered. Crossing methods will be approved by OWNER and 3rd Party pipeline owner and insure that no detrimental environmental problems occur.

4.3	Subject to verification, the 16” diameter foreign pipeline site shall require crossing by excavating and pushing the 42” diameter pipeline under the 16” to allow the proper separation. The 30” and 36” foreign pipeline crossings are buried deep enough below the natural bottom to allow the 42” diameter pipeline to be installed over the two foreign lines. CONTRACTOR should assume that the indeterminate number of pipelines and utility crossings in the area of the East Hackberry Field will be temporarily removed prior to project mobilization to allow uninterrupted installation operations.

4.4	OWNER’s road crossing permits require that the gravel surfaced roads be crossed by the open-cut method. The installed pipelines will be uncased and buried a minimum of three (3) feet below the road drainage ditches or in accordance with local regulations.

4.5	Marsh pipeline ditches and any spoil removed for flotation of equipment shall be replaced and backfilled to the original level of the marsh or water way natural bottom. This replaced spoil will be no more than six (6) inches above original grade nor less than original grade.

4.6	CONTRACTOR will use mats and/or low ground-pressure equipment when crossing over or working in the immediate vicinity of third party pipelines.

4.7	CONTRACTOR shall provide transportation, if required, for third party inspectors of foreign pipeline operators during crossing operations. CONTRACTOR shall employ its best efforts to accommodate these transportation requirements.

5.0	WELDING AND NDE

5.1	CONTRACTOR shall prepare documented welding procedure(s) for OWNER review and acceptance. The final approved welding procedure shall govern the performance of all welds that become a permanent part of the Project. Welding procedure tests shall meet the requirements outlined in API Standard 1104 19th edition and Pipeline Installation and Testing Specifications, whichever is more stringent.

5.2	CONTRACTOR shall perform welder qualification tests in accordance with API Standard 1104 19th edition and Pipeline Installation and Testing Specifications, whichever is more stringent.

5.3	Unless otherwise approved by OWNER, all procedure and welder qualification tests shall be performed employing OWNER provided material for installation work. CONTRACTOR shall be responsible for the preparation of all pup pieces for testing.

5.4	CONTRACTOR shall perform welding procedure tests at a work center approved by OWNER. All preparation, sampling, destructive testing, metallurgical determination, hardness testing, etc. required to qualify procedure(s) must be provided by CONTRACTOR and be locally available to the work center.

5.5	CONTRACTOR shall provide a schedule outlining the period required for procedure qualifications testing for OWNER’s review and approval. If CONTRACTOR exceeds the time outlined in the approved schedule, CONTRACTOR, at OWNER’s option, shall be responsible for OWNER’s further inspection and administrative costs.

5.6	CONTRACTOR shall make available sufficient number of proposed welders/welding operators at the time of qualification testing to allow achieving the required number of OWNER approved welders within seven (7) working days. Otherwise, CONTRACTOR shall be responsible for OWNER’s further inspection and administration costs.

5.7	An OWNER representative must be present during all procedure and welder qualifications testing.

5.8	CONTRACTOR will be allowed to move the pipe after welding of the bead based on the expected thickness being 0.165 to 0.190 inches.

5.9	All welds shall be completed at the end of each day’s production or as in the case of 24 hour operations when the pipeline is capped and abandoned or unless otherwise approved by the OWNER’s representative.

5.10	CONTRACTOR will provide an independent third-party NDE contractor for inspections of welds. CONTRACTOR shall provide transportation along the Right-of-Way for NDE contractor. All welds shall be subjected to 100 percent NDE with acceptance criteria per API Standard 1104 19th edition and/or Pipeline Installation and Testing Specifications, whichever is more stringent.

6.0	INSTALLATION OF THE PIPELINE - GENERAL REQUIREMENTS

CONTRACTOR shall comply with the following general requirements in addition to the Specifications and/or Pipeline Installation and Testing Specifications, whichever is more stringent.

6.1

CONTRACTOR shall clean, sandblast and coat all field joints with Fusion Bond Epoxy per Specification. Shrink sleeves shall not be allowed. All field joints shall be tested for holidays immediately after FBE application to the pipeline in accordance with OWNER’s installation specification. CONTRACTOR’s FBE application equipment shall be in good working order with adequate spare parts and consumables so not to affect the installation production. No joint fill is required at the field joints.

6.2	CONTRACTOR represents that it has had adequate opportunity to examine all of the Documents, including OWNER furnished drawings and maps and is fully acquainted with the conditions pertaining to the Project, the site of the Project and its surroundings which are identified therein. Prior to commencement of construction, CONTRACTOR agrees to undertake a diligent search using the applicable regulatory authorities in order to identify existing pipelines and other facilities and to report to OWNER the discovery of any existing pipelines and other facilities not identified on OWNER furnished maps, and drawings.

7.0	RIGHT- OF- WAY

7.1	CONTRACTOR shall follow the route as shown in supplied drawings. OWNER shall issue detailed pipeline route drawing(s) to CONTRACTOR prior to mobilization.

7.2	OWNER has arranged for Extra Work Spaces (EWS) adjacent to the pipeline construction Right-of-Way (ROW) to conduct activities associated with Installation work. OWNER has provided details of the EWS on the Drawings. CONTRACTOR shall ensure no work activities at the job sites are performed outside the defined ROW and/or EWS.

7.3	CONTRACTOR’s equipment shall be maintained within OWNER’s designated access areas, ROW and work space. CONTRACTOR shall be liable for any damage to property outside the ROW resulting from CONTRACTOR’s operations.

7.4	OWNER will furnish access space, permits and agreements for CONTRACTOR’s ingress and egress to the work areas. Should additional access/workspace be required by CONTRACTOR, CONTRACTOR will request in writing for OWNER to acquire such additional workspace.

7.5	CONTRACTOR shall be responsible to clear and dispose of any brush, trees, or other material in the work areas. Unless otherwise specified in the ROW Special Conditions, CONTRACTOR may chip brush and small trees into small pieces and spread evenly along the ROW. Disposal of cleared materials not spread along the ROW shall be at CONTRACTOR’S cost and at a site approved by OWNER.

7.6	CONTRACTOR shall comply with Special and General Right of Way Conditions.

8.0	SURVEY

8.1	CONTRACTOR shall perform a preconstruction survey of the pipeline route, which will include staking the ROW, all PI’s, the pipeline centerline, and all temporary and extra workspace areas. The CONTRACTOR is responsible for the maintenance of the survey markings.

8.2	OWNER will supply the AFC Alignment Drawings for the pipeline construction.

9.0	PIPELINE GAUGING, TESTING AND DRYING

Final pipeline cleaning, flooding, gauging, hydrostatic testing, dewatering and drying shall be performed by CONTRACTOR in accordance with “Pipeline Installation and Testing Specification”.

9.1	Hydrostatic testing will be conducted per specifications and drawings. CONTRACTOR shall flood, gauge, test and dewater all pipe. The duration of the hydrostatic test shall be a minimum of eight hours after pipeline stabilization. The procedures outlined in Installation Specification shall apply to these tests. The hydrostatic test pressure shall be 1800 psig minimum and/or as specified by the Department of Transportation (DOT).

9.2	CONTRACTOR shall provide labor and equipment to run a caliper pig the entire length of the CONTRACTOR’s respective pipeline installation. The caliper pig will be run with clean, filtered and treated water provided by CONTRACTOR. CONTRACTOR shall run at least two poly pigs prior to the caliper pig run to clean the pipe. CONTRACTOR shall be responsible for maintaining adequate flow to propel the pig through the line.

9.3	CONTRACTOR shall design, fabricate and install temporary pig launchers and receivers as required to safely perform the pigging operations.

9.4	CONTRACTOR shall provide a method to eliminate to the extent possible any emissions of air-borne materials or contaminants from the pipeline during cleaning operations.

9.5	Fill and Test water will be clean and filtered prior to pumping into the pipeline(s). The fill and test water will be returned to the original source unless approved alternate disposal site is approved by OWNER and regulatory agencies. Regardless, test water will be cleaned, aerated and neutralized, if necessary, prior to return to the natural water source.

9.6	Upon completion of hydrostatic testing and dewatering, CONTRACTOR shall run drying pigs until a dew point of negative thirty-eight degrees Fahrenheit (-38ºF) is achieved inside the pipeline.

10.0	NOTIFICATIONS

10.1	CONTRACTOR shall utilize the local area’s ONE CALL system prior to commencing constructions activities in accordance with the regional requirements. CONTRACTOR will designate one person for the notification process. CONTRACTOR shall keep a written record of all communications and submit daily to OWNER.

10.2	OWNER will notify landowners prior to commencing construction activities on said property. CONTRACTOR must give OWNER a minimum of 48 hours notice prior to mobilization onto private property.

10.3	CONTRACTOR shall interface and coordinate with other contractors and/or companies in the planning and execution of its work to minimize or eliminate delays and/or interruptions due to others’ activities.

11.0	Intentionally omitted.

12.0	ENVIRONMENTAL & PERMIT COMPLIANCE

12.1	OWNER will provide CONTRACTOR with a copy of the OWNER’s construction permits applicable for the Project. CONTRACTOR shall perform the Project hereunder in strict conformance with the OWNER’s environmental and permit requirements.

12.2	CONTRACTOR will provide the information required for the completion of the Spill Prevention, Control and Countermeasure Plan (SPCC). The SPCC plan will include site-specific information where fuels and other materials will be stored. All fuel and chemical storage will generally be located only at warehouse yards, storage yards, and contractor yards.

Included in the SPCC, adequate spill containment provisions must be maintained at each work site. Equipment will be inspected daily or at shift changes for fluid leaks. Any fluid leaks detected shall be corrected immediately. Adequate spill cleanup materials shall be utilized to contain and prevent the dispersal of any reportable spill of contaminants.

12.3

CONTRACTOR shall employ its best efforts in accordance with common industry practices to return all areas disturbed during project activities to pre-construction contours. With respect to marine construction within Lake Calcasieu, CONTRACTOR shall conduct a pre- and post-construction water-bottom contour survey of the construction ROW at 500’ intervals utilizing a single-beam dual frequency echo sounder (200 kHz). In addition to backfilling and rough grading via bucket dredge equipment and based on the post-construction survey, CONTRACTOR shall perform one pass with final grading equipment and endeavor to restore the bottom contour to within +/- 6” of the original contour elevations. Any remedial final grading in addition to the initial pass by CONTACTOR as necessary to remove or spread dredged material which remains +/- 1’ of the original contour elevations shall be at CONTRACTOR cost. Any additional remedial final grading, as may be required by permitting agencies and requested by OWNER in a Change Order in order to achieve the +/- 6” standard of restoration, shall be performed on a time and materials basis in accordance with the labor and equipment rates set forth in Schedule D-3. CONTRACTOR’S backfilling and grading activities shall utilize only spoil from the construction ROW generated during construction. The provision, hauling and placement of any replacement fill materials, as may be required by permitting agencies and requested by OWNER in a Change Order, shall be performed on a time and materials basis in accordance with the labor and equipment rates set forth in Schedule D-3.

12.4	A silt fence barrier shall be installed upon OWNER request prior to start of initial land clearing and grading activities on the ROW. OWNER requires that all silt fences that are installed remain in place after CONTRACTOR demobilization. Once CONTRACTOR has demobilized from the job, OWNER will be accountable for inspection, maintenance and removal of the wetland silt fence barriers.

12.5	Turbidity curtains may be required for certain Lake Calcasieu areas to prevent sediment deposits in environmentally sensitive areas. CONTRACTOR shall furnish rates for installing, maintaining, and removing turbidity curtains as required by OWNER.

12.6	CONTRACTOR shall obtain any and all additional permits and bonds required for installation and transportation activities.

13.0	SAFETY

13.1	CONTRACTOR will comply with the Louisiana Department of Transportation and Development and United States Department of Transportation regulations while working within the permitted ROW.

13.2	CONTRACTOR will mark and/or surround with protective materials all above-ground appurtenances that are located within the ROW, including, but not limited to, utility poles and utility support wires and anchors to prevent damage, destruction or removal by construction equipment and CONTRACTOR’S personnel.

13.3	CONTRACTOR shall ensure its personnel and those of its subcontractors have successfully completed safety training as required by OWNER and/or property owners.

14.0	ENGINEERING AND PLANNING

14.1	CONTRACTOR shall provide and perform engineering calculations, planning work, and services necessary to undertake the Project including that for pipe installation and transportation in a safe and efficient manner.

14.2	Prior to commencement of any transportation activities, CONTRACTOR shall perform all transportation analyses and design activities required to insure the safe transport of all project materials.

14.3	CONTRACTOR shall ensure that all OWNER supplied documents and drawings are thoroughly reviewed. CONTRACTOR shall notify OWNER, in writing, of any inadequacies and/or discrepancies discovered.

15.0	CONTRACTOR SUPPLIED MATERIALS

15.1	CONTRACTOR shall furnish all materials required for the completion of the Project, except those that are specifically identified herein as being furnished by OWNER, Section 16.1 – Owner Supplied Materials. CONTRACTOR furnished materials and/or fabricated items shall be new, shall meet or exceed specifications, and shall be fit for the intended purpose. All the provisions for furnished materials outlined herein shall also apply to CONTRACTOR furnished materials. All materials furnished by CONTRACTOR shall comply with OWNER technical requirements. By way of illustration and not limitation, these materials shall include:

•	All consumables for pipeline installation, welding, and coating

•	Temporary flanges and pig traps, gaskets, nuts and bolts for end connections

•	Temporary weld caps for end connections

•	All materials for pipeline crossings (separation materials)

•	Joint Coating materials and consumables

•	Stencils and paint for pipe marking

•	All sandblasting and painting materials

•	All materials required for coating repair

•	All scaffolding, fall restraint systems and temporary hand rails

•	Ditch stabilization materials and designs

•	Test lead posts and wire, and cad weld materials

•	Rebar, anchor bolts and forms for concrete pads

•	Temporary warning signs and markers (wetland area, power line warning, DOT required signs, etc.)

15.2	Cathodic Protection (anodes) on the concrete coated pipe will be furnished and installed by OWNER. Cathodic Protection (anodes) for HDD pipe will be furnished by OWNER and installed by CONTRACTOR at designated locations near the entrance and exit holes of the HDD.

15.3	CONTRACTOR shall ensure that sufficient spare materials are available for construction/installation contingency.

16.0	OWNER SUPPLIED MATERIALS AND SERVICES

16.1	OWNER will provide the following Owner Supplied Materials:

In general, Company shall supply all pressure containing components considered to be permanent to the facility, i.e. bolts, nuts, gaskets used for testing are excluded. A preliminary list is provided below.

QTY	Description

Reference: Drawing Nos. D-02-01ML-001 - D-02-01ML-012 (12/06 FERC Drawings)

106,200 ft	Line Pipe, 42” OD x 0.600” WT, API 5L X-70 SAW; Coated with 14 - 16 mils FBE, 1.5 mils internal flow coating and 5.0” thick, 190 pcf density CWC (assume 2,000 ft. extra)

5,840 ft	Line Pipe, 42” OD x 0.720” WT, API 5L X-70 SAW; Coated with 14 - 16 mils FBE, 1.5 mils internal flow coating and 5.0” thick, 190 pcf density CWC (assume 200 ft. extra)

11,480 ft	Line Pipe, 42” OD x 0.720” WT, API 5L X-70 SAW; Coated with 14 - 16 mils FBE, 1.5 mils internal flow coating and 30 mils abrasion resistant overlay (HDD Pipe) (assume 4,640 ft. extra)

80 ft	Line Pipe, 42” OD x 0.846” WT, API 5L X-70 SAW; Coated with 14 - 16 mils FBE, 1.5 mils internal flow coating and 5.0” thick, 190 pcf density CWC for gravel road crossings (assume 40 ft. extra)

1	Class 1 PI Induction Bends, 42” OD x 0.720” WT, API 5L X-70 SAW, 5D Radius, various angles; Coated with 14 - 16 mils FBE, 1.5 mils internal flow coating

3 (+1 spare)	Segmentable Ells (3 ea. 22.5 degree & 1 ea. 90 degree), HDD Entry/Exit Induction Bends, 42” OD x 0.750” WT, API 5L X-70 SAW, 5D Radius, various angles; Coated with 14 - 16 mils FBE, 1.5 mils internal flow coating. Contractor to advise location and intention of using induction bends for HDD Entry or Exit where drawings indicate otherwise.

3	Class 2 PI’s, 42” OD x 0.864” WT, API 5L X-70 SAW, 5D Radius, various angles; Coated with 14 - 16 mils FBE, 1.5 mils internal flow coating.

-	Contractor to advise Company of potential overbends and sagbends to be included for the road crossing at the Mainline Valve Station. Company will supply induction bends.

~ 200	Anodes, ~545 lb (net) each; zinc. Anodes will be pre-installed on pipe joints with tapered concrete coating to match anode thickness by coating contractor. Anode cluster joints to be installed on HDD tail segments for HDD protection.

Reference:	Drawing No. CT-18-P-000-E-900 & CT-18-P-000-G-7222 (Typical MLV Assembly)

All materials shown on Typical MLV drawings to be provided by Company.

16.2	The CONTRACTOR shall take custody of the pipe at Owner’s coating contractor’s yard in New Iberia, Louisiana. Other Owner furnished materials will be transported to CONTRACTOR’s designated facilities.

16.3	Owner will provide line pipe that conforms to the manufacturing specification(s). Owner will furnish double random joints in lengths of approximately 40 feet.

16.4	CONTRACTOR shall store Owner furnished materials in a manner and locations so as not to incur damage, deterioration or theft. CONTRACTOR shall maintain an inventory control system that documents the description, receipt, quantity, storage location, and use of all OWNER furnished materials. CONTRACTOR shall assume full responsibility for all OWNER supplied material once custody transfer of such material occurs. CONTRACTOR shall provide copies of the receiving documents, mill and test certificates to OWNER’s onsite representative within 24 hours of receipt.

16.5	CONTRACTOR shall inspect upon receipt all OWNER furnished materials to ensure that they are in accordance with the quantities and description provided in the shipping documents and purchase orders. CONTRACTOR shall ensure that all materials are accompanied with mill certificates, test certificates, etc. as applicable. CONTRACTOR shall segregate any materials that appear to be defective, damaged or previously used and notify OWNER immediately upon making this determination. Any defective or damaged materials which have not been identified at the time of delivery, other than latent defects, shall be the responsibility of CONTRACTOR and all costs arising out of the repair and/or replacement of said materials shall be at CONTRACTOR’s sole expense.

16.6	At Final Completion, CONTRACTOR shall provide a listing of OWNER’s surplus material. CONTRACTOR shall return all excess pipe and material to OWNER’s coating contractor’s facility or other location to be determined by OWNER, provided the other location is no further than the distance from the work site to the initial point of receipt.

16.7	CONTRACTOR shall not install any materials into the Project, regardless of origin, which are defective, damaged, previously used or do not have applicable mill and/or test certificates, etc. unless authorized to do so by OWNER in writing. CONTRACTOR shall keep a receiving log during the term of the Agreement. This log shall contain a description and count of the materials that were received, the condition of the material at time of receipt, the date received and the name and position of the person who received the materials.

16.8	CONTRACTOR shall be required to ensure that there is suitable access and load out facilities to accommodate CONTRACTOR’s proposed pipe haul equipment. CONTRACTOR shall bear the responsibility for access and/or fees for its equipment, if applicable. CONTRACTOR shall bear the responsibility of timely communication with coating contractor’s personnel to coordinate the logistics of pipe load-out. CONTRACTOR shall be responsible for tie-down design, stanchion design and transportation of the OWNER supplied pipe. Load-out and tie-down arrangements shall be subject to review and acceptance by OWNER. Acceptance by OWNER shall in no way relieve CONTRACTOR of any liabilities with regard to CONTRACTOR’s faulty workmanship, loss of cargo, etc.

16.9	CONTRACTOR shall review and approve spare material ordered for contingency.

ATTACHMENT L

APPROVED SUBCONTRACTORS

Survey: Morris P. Hebert

Dredging: C. F. Bean, Berry Brothers

Board Road: Tanner Construction, Soloco, BLR Contractors

NDE Inspection: Oceaneering

Diving Services: Epic Companies, Triton Diving, G&G Marine

Hydrotesting: Weatherford Pipeline Services

FBE Coating: Commercial Coating

L-1

ATTACHMENT M

CONTRACTOR ASSUMPTIONS AND CLARIFICATIONS

1.	Contractor assumes that the Environmental Coordinator and/or Environmental Inspector will be provided by Owner.

2.	Commissioning activities involving gas handling or placement of the pipeline into Natural Gas Operations is not included in the Scope of Work.

3.	The Estimated Contract Price includes the cost of tie-ins that are anticipated based upon the Drawings. The location of all such anticipated tie-ins are specified in the Pricing Schedule, Attachment J. Additional tie-ins, beyond those anticipated and specified in the Pricing Schedule, shall be provided pursuant to a Change Order at the rates set forth in Schedule D-3.

4.	Contractor assumes that, with regard to the pipeline crossing of the 30-inch and 36-inch foreign pipelines identified in Paragraph 4.3 of Attachment K, the Scope of Work includes installation of the proposed 42-inch pipeline above these foreign pipelines. If Contractor is required to install the proposed 42-inch pipeline beneath these foregoing foreign pipelines or other unknown foreign pipelines, such work shall be provided pursuant to a Change Order at the rates set forth in Schedule D-3.

5.	Shutdown time caused by excessive turbidity of the water (i.e., turbidity higher than permitted amounts) is not included in the Estimated Contract Price or Project Schedule. Contractor shall be entitled to an increase in the Estimated Contract Price for all downtime due to such event in accordance with the standby crew rates set forth in Section 1 of Schedule D-3 or, if mutually agreed upon by the Parties in writing, the labor and equipment rates set forth in Section 2 of Schedule D-3. Subject to the requirements of Sections 6.5 and 6.10, Owner’s liability for such rates shall commence when it becomes necessary to suspend the Work and begin demobilization for protection of the vessel used in the performance of the Work and its complement, be operable during demobilization and remobilization at the Site, and expire upon recommencement of Work at the Site. Any adjustment to the Estimated Contract Price shall be recorded in a Change Order.

6.	Permanent pipeline markers, aerial markers and “Do Not Anchor or Dredge” signs are not included in the Scope of Work.

7.	Contractor assumes the construction right-of-way (ROW) width for the marsh will be 120 feet and that the construction ROW width for Lake Calcasieu will be 300 feet.

8.	Contractor assumes that the line pipe will be provided with a compound bevel in accordance with Contractor’s modified K-bevel design provided to Owner.

9.	Contractor assumes Work will be performed twelve (12) hours per Day for six (6) Days per week (Monday through Saturday) for all activities, except that directional drilling and dredging activities which will be performed twenty-four (24) hours per Day seven (7) Days per week.

10.	Marine mechanical excavation and burial Construction Equipment operating in Lake Calcasieu will maintain a minimum distance of ten (10) feet from foreign pipelines unless a lesser distance is otherwise authorized in written crossing agreement with third-party owner/operator(s) or without verbal approval and instruction by an authorized foreign pipeline owner/operator(s) . In no event shall marine mechanical excavation and burial Construction Equipment be operated within two (2) feet of foreign pipelines.

11.	Scope of Work includes utilization of automatic welding with AUT inspection on push and barge lay construction. Manual (stick) welding with external radiography inspection will be utilized on all land lay, tie-ins and fabrication.

12.	Scope of Work does not include any costs for providing any field bending. Owner will provide coated fittings or bends required for elevation and direction changes.

13.	The Scope of Work includes Contractor providing Fusion Bond Epoxy for coating of production welds and a two-part brush on epoxy (Protol 7000 or equal) for coating of tie in welds.

14.	The Estimated Contract Price excludes the cost of providing post-weld heat treatment.

15.	Disking, lime, seed, mulch, fertilizer, sprigging, wetland re-vegetation, and double ditching are not included within the Scope of Work.

16.	Contractor assumes Owner will provide loading services at pipe yard onto Contractor provided trucks or barges.

17.	Contractor assumes Owner will provide pipe for testing procedures, welders and fabrication of calibration blocks in the following quantities by the following dates:

0.600” W.T.	NDT Procedure Calibration	January 15, 2007

0.600” W.T.	Weld Procedure Qualification	February 15, 2007

0.600” W.T.	Welder Testing	April 15, 2007

0.720” W.T.	NDT Procedure Calibration	January 15, 2007

0.720” W.T.	Weld Procedure Qualification	February 15, 2007

0.720” W.T.	Welder Testing	April 15, 2007

18.	The Estimated Contract Price does not include the cost for providing joint infill on field welds.

19.	The Estimated Contract Price does not include any costs for hauling surplus pipe remaining at the coating yard after construction.

20.	Contractor assumes that line pipe will be provided with the long seam pre-ground approximately 5” (plus 1” / minus 0”) to allow for AUT inspection.

21.	Contractor assumes that line pipe will be provided with approximately 5” (plus 1” / minus 0”) of coating cutback and 24” of concrete cutback to allow for automatic welding and AUT inspection.

22.	The welding and inspection requirements included in the Scope of Work are set forth in API 1104 19th edition, Appendix A.

23.	Contractor will provide three (3) feet of cover for marsh construction and four (4) feet of cover for lake construction as set forth in Section 1.2 and 4.1 of Attachment K.

24.	Contractor assumes that bands and clips required to fasten pipeline floats will be allowed to remain in the pipe trench after cutting floats, provided that any bands and clips within three (3) feet of field joints are removed.

25.	Contractor assumes that directional drilling mud will be allowed to remain in the entry and exit pits, which are located in open water, as is a common industry practice. As part of the Scope of Work, excess drilling mud at land access points will be transported to and land farmed on private property.

26.	The Estimated Contract Price does not include any costs for pipeline crossings in the land push sections.

27.	Contractor assumes that all foreign pipelines in Calcasieu Lake are at an elevation that will allow marine equipment to float over. The Estimated Contract Price does not include any costs required for removing or lowering existing pipelines, and such work shall be provided pursuant to a Change Order on a time and materials basis at the rates set forth in Schedule D-3.

28.	Contractor assumes a requirement of approximately 1,000 linear feet of open trench (500 feet in both directions) to lift the 42-inch pipelines for tie-in purposes.

29.	The Scope of Work does not include fencing, access road, fill material or aggregate at the MLV site.

30.	As part of the Scope of Work, Contractor will dig a barge access channel from the Calcasieu River to the right-of-way on the southern end of Calcasieu Lake, in accordance with Dwg Nos. D-02-01ML-Vicinity Map and D-02-01ML-004.

31.	Contractor has allowed two (2) Days prior to commencement of Work for Safety and Environmental Training for Contractor personnel and Subcontractors.

32.	Contractor assumes that no drip pans will be required beneath amphibious equipment such as marsh buggies or marsh excavators.

33.	Contractor assumes that steel cables will be allowed to lift and pull on concrete coated pipe.

34.	The Scope of Work includes the capturing and containing of any hydrocarbons on Contractor vessels, but the Estimated Contract Price does not include the cost for capturing or containing any rain or wash water.

35.	The Estimated Contract Price does not include any costs for providing a separate caliper pig run for individual drill sections.

36.	Contractor assumes that partial welds will be allowed at the end of each Day or weekly production for push/pull construction, provided that Contractor has qualified a welding procedure for incomplete welds.

37.	The Estimated Contract Price does not include any costs for providing treated water for hydrotesting or pigging.

38.	The Estimated Contract Price does not include any costs for neutralizing water for or after hydrotesting.

39.	The Estimated Contract Price does not include any costs for providing any “Ditch stabilization materials and designs”.

ATTACHMENT N

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of January 5, 2007, is issued and delivered by Cheniere Energy, Inc., a Delaware corporation (the “Guarantor”) for the benefit of Sunland Construction, Inc., a Louisiana corporation (the “Beneficiary”).

WHEREAS, Beneficiary has entered into that certain Construction Agreement with an affiliate of Guarantor, Cheniere Creole Trail Pipeline, L.P., a Delaware limited partnership (“Company”) for the construction of the Creole Trail Pipeline - Segment 2 Project, Alternate Route Single Line Option (the “Agreement”).

WHEREAS, Beneficiary has required that, as an inducement for Beneficiary to enter into the Agreement, Guarantor deliver to Beneficiary this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, Guarantor hereby agrees as follows:

1. Guaranty; Limitation of Liability. Subject to the terms and conditions of this Guaranty including, without limitation, Section 5 below, Guarantor guarantees to Beneficiary the timely payment of Company’s payment obligations under the Agreement (without regard to whether Company disputes the amount of any such payments) (the “Obligations”) provided that (i) Guarantor’s liability under this Guaranty shall not at any time exceed Twelve Million U.S. Dollars (US $12,000,000), (ii) except as specifically provided in this Guaranty or in the Agreement, Guarantor shall not be liable for or be required to pay any consequential (including loss of profits), indirect, exemplary, or punitive damages and (iii) if Company disputes any portion of a payment due under the Agreement, Guarantor shall not be obligated to pay to Beneficiary the disputed portion of such payment (but shall pay the undisputed portion) until such dispute is resolved (by agreement, by arbitration, or otherwise). Guarantor shall pay all amounts from time to time due under this Guaranty within 2 Business Days after written demand from Beneficiary.

2. Effect of Amendments. Guarantor agrees that Beneficiary and Company may modify, amend, and supplement the Agreement and that Beneficiary may delay or extend the date on which any payment must be made pursuant to the Agreement or delay or extend the date on which any act must be performed by Company thereunder, all without notice to or further assent by Guarantor, who shall remain bound by this Guaranty, notwithstanding any such act by Beneficiary.

3. Waiver or Reservation of Rights. Guarantor expressly waives (i) protest, notice of protest, and presentment, (ii) notice of acceptance of this Guaranty by Beneficiary, and (iii) demand for payment of any of the Obligations except as provided in Section 1. Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims, and other defenses that Company may have to payment of all or any portion of the Obligations except defenses arising from the bankruptcy, insolvency, dissolution, or liquidation of Company and other defenses expressly waived in this Guaranty or by the Company.

4. Primary Liability of the Guarantor. Guarantor agrees that Beneficiary may enforce this Guaranty without the necessity at any time of (i) resorting to or exhausting any other security or collateral, or (ii) first proceeding in a collection action against Company. This is a continuing Guaranty of payment and not merely of collection.

5. Term of Guaranty. This Guaranty is intended to be and shall be construed to be a continuing, absolute, and unconditional guaranty and shall remain in full force and effect until the earlier to occur of (i) the work under the Agreement is complete and all Obligations have been paid in full by or on behalf of the Company and (ii) substitute credit support acceptable to Beneficiary has been provided under Section 7 hereof.

6. Subrogation. Guarantor will not exercise any rights that it may acquire by way of subrogation until all Obligations shall have been paid in full. Subject to the foregoing, upon payment of all such Obligations, Guarantor shall be subrogated to the rights of Beneficiary against Company, and Beneficiary agrees to take at Guarantor’s expense such steps as Guarantor may reasonably request to implement such subrogation.

7. Substitute Credit Support. If at any time during the term of this Guaranty, (i) the unrestricted cash or Net Working Capital reported on Guarantor’s annual or quarterly financial statements filed with the Securities Exchange Commission falls below One Hundred Twenty-Five Million U.S. Dollars (US$125,000,000); (ii) any invoice under the Agreement for an undisputed amount is not paid by Company when due (including any applicable grace periods under the Agreement) and such failure is not cured within five (5) business days; or (iii) twice during any six-month period an invoice under the Agreement for an undisputed amount is not paid by Company when due (including any applicable grace periods) and such failure is cured within five (5) business days; then within five (5) business days of written notice from Beneficiary of the occurrence of either (i), (ii) or (iii) above, Guarantor (itself or through Company) shall, in Guarantor’s sole and absolute discretion, either (a) cause a standby letter of credit in the amount of Twelve Million U.S. Dollars (US$12,000,000) to be issued by a bank, and on terms, reasonably acceptable to Beneficiary, naming Beneficiary as beneficiary, to be available to Beneficiary in the event of Company’s failure to pay undisputed amounts when due under the Agreement; or (b) deposit Twelve Million U.S. Dollars (US$12,000,000) in an escrow account at a financial institution, and on terms, reasonably acceptable to Beneficiary, which funds would be available to Beneficiary in the event of Company’s failure to pay undisputed amounts when due under the Agreement; provided that if Guarantor provides or causes Company to provide the letter of credit under (a) or the escrowed funds under (b) then this Guaranty shall immediately and automatically be terminated and Guarantor shall have no further liability to Beneficiary under this Guaranty whatsoever. For purposes of this Section 7, “Net Working Capital” means total current assets less total current liabilities.

8. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas except any principles of law which would refer the governance and construction to the laws of another state or jurisdiction.

9. Arbitration. The parties agree that any claim, dispute or controversy arising out of or relating to this Guaranty (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) shall be resolved by final and binding arbitration in accordance with this Section 9. Any arbitration held under this Guaranty shall be held in Houston, Texas, unless otherwise agreed by the parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 9, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing party and the right to take depositions reasonably limited in number, time and place, provided that in no event shall any party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the parties, Beneficiary’s surety (if any) and the successors and permitted assigns of any of them. At Guarantor’s or Beneficiary’s option, any other person or entity may be joined as an additional party to any arbitration conducted under this Section 9, provided that the party to be joined is or may be liable to either party in connection with all or any part of any Dispute between the parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof

10. Entire Agreement; Amendments. This Guaranty integrates all of the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior writings in respect to the subject matter hereof. This Guaranty may only be amended or modified by an instrument in writing signed by each of Guarantor and Beneficiary.

11. No Third-Party Beneficiary. This Guaranty is given by Guarantor solely for the benefit of Beneficiary and is not to be relied upon by, or for the benefit of, any other person or entity.

12. Assignment. Neither Guarantor nor Beneficiary may assign its rights or obligations under this Guaranty without the prior written consent of the other. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and shall inure to the benefit of Beneficiary and its successors and permitted assigns.

13. Representations and Warranties. Guarantor represents and warrants to Beneficiary as of the date hereof that:

a)	Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guaranty and to perform the provisions of this Guaranty on its part to be performed;

b)	The execution, delivery, and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation, or contractual restriction binding on it or its assets;

c)	This Guaranty constitutes the legal, valid, and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by general equity principles.

14. Notices. Any communication, demand, or notice to be given hereunder will be duly given when delivered in writing or sent by facsimile to Guarantor or to Beneficiary, as applicable, at its address as indicated below:

If to Guarantor, at:	If to Beneficiary, at:

Cheniere Energy, Inc.	Sunland Construction, Inc.
717 Texas Avenue, Suite 3100	2532 Aymond Street
Houston, Texas 77002	Eunice, Louisiana 70535
Attn: Risk Management	Attn: [ ]
Fax: 713-659-5459	Facsimile: 337-546-0245

With a copy to:

Cheniere Creole Trail Pipeline, L.P.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Attn.: [ ]
Fax: 713-659-5459

or such other address as Guarantor or Beneficiary shall from time to time specify. Notice shall be deemed given (a) when received, as evidenced by signed receipt, if sent by hand delivery, overnight courier, or registered mail or (b) when received, as evidenced by transmission confirmation report, if sent by facsimile and received on or before 4:00 o’clock p.m. local time of recipient, or (c) the next business day, as evidenced by transmission confirmation report, if sent by facsimile and received after 4:00 o’clock p.m. local time of recipient.

15. Survival. The following provisions of this Guaranty shall survive termination of this Guaranty: Sections 1, 6, 8, 9, 10, 11, and this Section 15.

16. Headings. The headings of the various Sections of this Guaranty are for convenience of reference only and shall not modify, define, or limit any of the terms or provisions hereof.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

CHENIERE ENERGY, INC.

By:
Name:
Title:

Acknowledged and Agreed:

SUNLAND CONSTRUCTION COMPANY, INC.

By:
Name:
Title:

N-4